SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 3)


     Filed by the Registrant  [  ]
     Filed by a Party other than the Registrant [  ]
     Check the appropriate box:
     [x] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ABLE TELCOM HOLDING CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            ABLE TELCOM HOLDING CORP.
                     1000 Holcomb Woods Parkway, Suite 440
                             Roswell, Georgia 30076
                                     [Date]

Dear Shareholder:


You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Able Telcom Holding Corp. We will hold the meeting on _______ __, 1999, at ____ _________________________________________________________ at _____ a.m. _______
_____________. The Proxy Statement describes the business that we will conduct at the Annual Meeting which includes seeking your approval for the following:

1. To elect six Directors to serve until the next annual meeting or until their respective successors are elected and qualified;

2. To ratify and approve amendments to the Company's Articles of Incorporation to increase the number of authorized shares of:


         (A)      Common Stock from 25 million to 100 million;

         (B)      Preferred Stock from one million to five million;

3.       To amend Able's 1995 Stock Option Plan to:


         (A) Increase the number of shares authorized for issuance under the Stock Option Plan from 1,300,000 to 5,500,000;

         (B) Modify certain terms of the grants of options to Non-Affiliate Directors which include


                  (i) increasing the number of options granted to Non-Affiliate Directors from 5,000 (initially) to 10,000 (annually),

                  (ii) granting additional options on an annual basis to Non-Affiliate Directors who serve as Chairman of the Board of the Company, and as Chairman and/or as a member of a Board committee, and

                  (iii) extending the exercise period of the options to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity;

4. To ratify and approve the issuance of stock options granted to certain Officers and Directors of the Company;

5. To approve the possible issuance of more than 1,875,960 shares of Common Stock upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc., which share amount represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No. 6 are independent of the other);


6. To approve the possible issuance of more than 1,875,960 shares of Common Stock upon the conversion of the Series B Convertible Preferred Stock and exercise of certain Warrants issued in the Series B Offering described in these Proxy Materials ("Proxy Materials"), which share amount represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No. 5 are each independent of the other);


7. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999; and

8. To transact any other business that may properly be presented at the 1999 Annual Meeting of Shareholders or any adjournments or postponements of the Annual Meeting.

Attendance at the Annual Meeting is limited to Shareholders as of the record date of October 28, 1999 (or their authorized representatives) and to guests of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed Proxy Card and you will be pre-registered for the Annual Meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker).

The Notice of the Annual Meeting and Proxy Statement on the following pages contain information concerning the business to be considered at the Annual Meeting. Please give these Proxy Materials your careful attention. It is important that your shares be represented

                                       -a-
and voted at the Annual Meeting regardless of the size of your holdings. Your vote is important. Whether you plan to attend the Annual Meeting or not, please complete, date, sign and return the enclosed Proxy Card promptly. If you attend the Annual Meeting and prefer to vote in person, you may do so.


The continuing interest of the Shareholders in the Company is gratefully acknowledged. We look forward to seeing you at the Annual Meeting.

                                                     C. FRANK SWARTZ
                                                     CHAIRMAN OF THE BOARD

                                       -b-

                            ABLE TELCOM HOLDING CORP.
                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

The 1999 Annual Meeting of the Shareholders of Able Telcom Holding Corp., a Florida corporation ("Able" or the "Company") will be held at ________________ __________________________________________ on _______ __, 1999 at _____ a.m.
_____________________ for the following purposes:

At the 1999 Annual Meeting of Shareholders, we will ask you to vote on the following:



1. To elect six Directors to serve until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify and approve amendments to the Company's Articles of Incorporation to increase the number of authorized shares of:


         (A)      Common Stock from 25 million to 100 million;

         (B)      Preferred Stock from one million to five million;

3.       To amend Able's 1995 Stock Option Plan to:


         (A) Increase the number of shares authorized for issuance under the Stock Option Plan from 1,300,000 to 5,500,000;

         (B) Modify certain terms of the grants of options to Non-Affiliate Directors which include


                  (i) increasing the number of options granted to Non-Affiliate Directors from 5,000 (initially) to 10,000 (annually),

                  (ii) granting additional options on an annual basis to Non-Affiliate Directors who serve as Chairman of the Board of the Company, and as Chairman and/or as a member of a Board committee, and

                  (iii) extending the exercise period of the options to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity;

4. To ratify and approve the issuance of stock options granted to certain Officers and Directors of the Company;

5. To approve the possible issuance of more than 1,875,960 shares of Common Stock upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc., which share amount represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No.6 are independent of the other);


6. To approve the possible issuance of more than 1,875,960 shares of Common Stock upon the conversion of the Series B Convertible Preferred Stock and exercise of certain Warrants issued in the Series B Offering described in these Proxy Materials, which share amount represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No. 5 are each independent of the other);


7. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999; and

8. To transact any other business that may properly be presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.


The Board of Directors has fixed the close of business on October 28, 1999 as the record date for determining the number of shareholders ("Shareholders") entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders entitled to vote at the Annual Meeting may be examined by any Shareholder at the Company's corporate offices at 1000 Holcomb Woods Parkway, Suite 440, Roswell, GA 30076.


The enclosed proxy is solicited by the Company's Board of Directors. Please refer to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting. The Board of Directors requests that you complete, sign, date and return the enclosed Proxy Card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                       -c-

                                           By Order of the Board of Directors


Roswell, Georgia                           C. FRANK SWARTZ
____________, 1999                         CHAIRMAN OF THE BOARD


         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOU EXECUTE A PROXY CARD, YOU MAY STILL ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       -d-

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                            ABLE TELCOM HOLDING CORP.

                              --------------------

                     PROXY STATEMENT FOR THE ANNUAL MEETING

                              --------------------


The 1999 Annual Meeting of Shareholders ("Annual Meeting") of Able Telcom Holding Corp. ("Able/Company") will be held at ______________________________
____________________________ at _____ a.m., _____________________, on _______
__, 1999, or at any adjournments or postponements of the Annual Meeting.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed Proxy Card (collectively "Proxy Materials") on _________, 1999 to all Shareholders entitled to vote. Common Stock is the only class of voting stock. Shareholders who owned Common Stock at the close of business on October 28, 1999 (the "Record Date") are entitled to vote. On the Record Date, there were 12,122,959 shares of Common Stock outstanding. Able's principal executive offices are located at 1000 Holcomb Woods Parkway, Suite 440, Roswell, Georgia 30076, and its telephone number is (770) 993-1570.

WHY WERE THESE PROXY MATERIALS SENT?

This Proxy Statement and the enclosed Proxy Card were sent to you because the Company's Board of Directors (the "Board") is soliciting the proxies from Shareholders of the Common Stock, par value $.001 ("Common Stock"), of Able to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed Proxy Card.


WHAT IS BEING VOTED ON?

The following proposals are being voted on at the Annual Meeting:


o To elect six Directors to serve until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

o To ratify and approve amendments to Able's Articles of Incorporation to increase the number of authorized shares of:


         (A)      Common Stock from 25 million to 100 million;

         (B)      Preferred Stock from one million to five million;

o        To amend Able's 1995 Stock Option Plan to:


         (A) Increase the number of shares authorized for issuance under the Stock Option Plan from 1,300,000 to 5,500,000;

         (B) Modify certain terms of the grants of options to Non-Affiliate Directors which include


                  (i) increasing the number of options granted to Non-Affiliate Directors from 5,000 (initially) to 10,000 (annually),

                  (ii) granting additional options on an annual basis to Non-Affiliate Directors who serve as Chairman of the Board, as Chairman and/or as member of a Board committee, and

                  (iii) extending the exercise period of the date of grants to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity;

o To ratify and approve the issuance of stock options granted to certain Officers and Directors of the Company;


o To approve the possible issuance of more than 1,875,960 shares of Common Stock (the "20% Share Limitation") upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc., which 20% Share Limitation represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No. 6 below are each independent of the other);


o To approve the possible issuance of more than the 20% Share Limitation upon the conversion of the Company's Series B Convertible Preferred Stock and exercise of certain Warrants issued in the Series B Offering described in the Proxy Materials, which 20% Share Limitation represents at least 20% of the outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998 (this proposal and Proposal No. 5 above are each independent of the other);

o To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999; and

o To transact any other business that may properly be presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

WHO MAY VOTE?


Shareholders who owned Common Stock at the close of business on October 28, 1999 (the Record Date) are entitled to vote at the Annual Meeting. On the Record Date, there were 12,122,959 shares of Common Stock outstanding. Common Stock is our only class of voting stock.


HOW MANY VOTES DO I HAVE?

Each share of Common Stock that you own entitles you to one vote.

HOW MANY VOTES ARE NEEDED FOR A QUORUM?


As of October 28, 1999, 12,122,959 shares of Common Stock were issued and outstanding. The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the Annual Meeting. This means that 6,061,475 shares are required for a quorum. If you have returned the Proxy or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether a quorum exists, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank, or other nominee, generally the nominee may only vote the Common Stock which it holds for you in accordance with your instructions. We do not count abstentions and "broker non-votes" as votes for or against any proposal.


If a quorum is not present or represented at the Annual Meeting, the Shareholders who do attend the Annual Meeting in person or who are represented by Proxy have the power to adjourn the Annual Meeting until a quorum is present or represented. At any adjournment of the Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

HOW DOES A SHAREHOLDER VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. No postage is needed if the Proxy Card is mailed in the United States. Returning the Proxy Card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your Proxy Card and send it to us in time to vote, your "Proxy" (one of the individuals named on your Proxy Card) will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:

o        "FOR" electing the slate of Board of Directors proposed by the Company;


o "FOR" ratifying and amending Able's Articles of Incorporation to increase the number of authorized shares of:


         (A)      Common Stock from 25 million to 100 million;

         (B)      Preferred Stock from one million to five million;


o        "FOR" amending Able's 1995 Stock Option Plan to:

         (A) Increase the number of shares authorized for issuance under the Plan from 1,300,000 to 5,500,000;

         (B) Modify certain terms of the grants of options to Non-Affiliate Directors which include


                  (i) increasing the number of options granted to Non-Affiliate Directors from 5,000 (initially) to 10,000 (annually),

                  (ii) granting additional options on an annual basis to Non-Affiliate Directors who serve as Chairman of the Board, as Chairman and/or as member of a Board committee, and

                  (iii) extending the exercise period of the options to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity.

o "FOR" ratifying and approving the issuance of stock options granted to certain Officers and Directors of the Company;

o "FOR" approving the possible issuance of more than the 20% Share Limitation upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc., which 20% Share Limitation represents at least 20% of the outstanding common stock determined immediately prior to the MFSNT Agreement dated April 26, 1998, independent of the proposal below being submitted for Shareholder approval;

o "FOR" approving the possible issuance of more than the 20% Share Limitation Stock upon the conversion of the Company's Series B Convertible Preferred Stock and exercise of Warrants issued in the Series B Offering described in the Proxy Materials, which 20% Share Limitation represents at least 20% of the outstanding common stock determined immediately prior to the MFSNT Agreement dated April 26, 1998, independent of the proposal above being submitted for Shareholder approval;

o "FOR" ratifying the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999.

If any other matter is presented, your Proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matter which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY A PROXY BE REVOKED?

If you give a Proxy, you may revoke it at any time before it is exercised. You may revoke your Proxy in one of three ways. First you may send in another Proxy Card with a later date. Second, you may notify Able's Secretary in writing before the Annual Meeting that you have revoked the information on your Proxy Card. Third, you may vote in person at the Annual Meeting.

HOW DOES A SHAREHOLDER VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on October 28, 1999 (the Record Date).

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?


PROPOSAL 1:
Electing Six Directors     The six nominees for Director who receive the most
                           votes will be elected. If you do not vote for a
                           particular nominee, or you indicate "withhold
                           authority to vote" for a particular nominee on your
                           Proxy Card, your vote will not count either "for" or
                           "against" the nominee. A "broker non-vote" will also
                           have no effect on the outcome since only a plurality
                           of votes actually cast is required to elect a
                           Director.
PROPOSAL 2(A):
Approving Amendments to
the Articles of
Incorporation to
Increase the Number of
Authorized Shares
of Common Stock            The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to approve Proposal
                           No. 2(A) to amend the Articles of Incorporation
                           ("Articles") to increase the authorized number of shares of Common Stock from 25 million shares to 100 million shares. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote.


PROPOSAL 2(B):
Approving Amendments
to the Articles to Increase
the Number of Authorized
Shares of Preferred Stock  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal No. 2(B) to amend the Articles to increase the authorized number of shares of Preferred Stock from one million shares to five million shares. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote.


PROPOSAL 3(A):
Approving Amendments
to the Stock Option Plan,
as amended to increase the
number of shares           The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to approve Proposal
                           No. 3(A) to increase the number of shares authorized for issuance pursuant to the Company's 1995 Stock
                           Option Plan, as amended (the "Plan"), from 1,300,000 to 5,500,000. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote.


PROPOSAL 3(B):
Approving Amendments
to the Plan modifying certain
terms of grants to
Non-Affiliate Directors    The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to approve Proposal
                           No. 3(B) to (i) increase the number of options granted to Non-Affiliate Directors from 5,000
                           (initially), to 10,000 (annually), (ii) grant additional options on an annual basis to Non-Affiliate Directors who serve as the Company's
                           Chairman of the Board or as Chairman or as member of a Board committee, and (iii) extend the exercise period of the options to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity. If you "abstain" from voting, it has the same effect as if you voted
                           "against" this proposal. Broker non-votes will have no effect on the vote.

PROPOSAL 4:
Ratifying and approving the
issuance of stock options to
certain Officers & Directors
of the Company             The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to ratify and approve the issuance of options to certain Officers and Directors. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote.


PROPOSAL 5:
Approving the possible issuance
of more than 1,875,960 shares
to WorldCom, Inc.          The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to approve issuing more than the 20% Share Limitation to WorldCom upon exercise of certain derivative securities described in Proposal No. 5 and held by WorldCom, which 20% Share Limitation of 1,875,960 represents at least
                           20% of the Company's outstanding Common Stock determined immediately prior to the MFSNT Agreement dated April 26, 1998. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote. A vote for Proposal No. 5 is independent of any other proposal, including Proposal No. 6 below. If both Proposal No. 5 and Proposal No. 6 are approved, the possible issuances would exceed the 20% Share
                           Limitation and assuming full dilution (as to the securities described in Proposal Nos. 5 and 6, as of October 25, 1999), would represent approximately
                           24.76% of the outstanding Common Stock as of that date after assumed dilution (although certain of the securities are anti-dilutive as of October 25, 1999).
                           See "The MFSNT Acquisition and Rule 4460(i)(1)(C)" for a discussion concerning the 20% Share Limitation.

Proposal 6:
Approve the possible issuance
of more than 1,875,960 shares
in connection with the
Series B Offering          The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to approve issuing more than the 20% Share Limitation upon exercise of the shares of Series B Convertible Preferred Stock and exercise of certain Warrants held by the "RoseGlen Group" and the "Palladin Group", as defined in Proposal No. 6, which share amount of 1,875,960 represents at least 20% of the Company's outstanding common stock determined immediately prior to the MFSNT Agreement dated April 26, 1998. If you
                           "abstain" from voting, it has the same effect as if you voted "against" this proposal. Broker non-votes will have no effect on the vote. A vote for Proposal
                           No. 6 is independent of any other proposal, including
                           Proposal No. 5 above. If both Proposal No. 5 and
                           Proposal No. 6 are approved, the possible issuances would exceed the 20% Share Limitation and assuming full dilution (as to the securities described in Proposal Nos. 5 and 6, as of October 25, 1999, would represent approximately 24.76% of the outstanding
                           Common Stock as of that date after assumed dilution
                           (although certain of the securities are anti-dilutive as of October 25, 1999). See "The MFSNT Acquisition and Rule 4460(i)(1)(C)" for discussion concerning the 20% Share Limitation.


Proposal 7:
Ratify Selection of
Independent Accountants    The affirmative vote of a majority of the votes cast
                           at the Annual Meeting is required to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal.
                           Broker non-votes will have no effect on the vote.

IS VOTING CONFIDENTIAL?

Yes. Proxy Cards, ballots and voting tabulations that identify individual Shareholders are confidential. Only the inspectors of election and certain Able employees associated with processing Proxy Cards and counting the votes have access to your card. Additionally, all comments directed to Able management (whether written on the Proxy Card or elsewhere) remain confidential, unless you ask that your name be disclosed.

WHO PAYS THE COST OF SOLICITING THE PROXIES?

Able will pay the cost of this Proxy solicitation, which includes preparing, assembling and mailing the Notice of Annual Meeting, the Proxy Statement and the Proxy Card. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit Shareholders for the same type of Proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending Proxy material to their principals and obtaining their proxies.


HOW DOES A SHAREHOLDER OBTAIN A COPY OF AN ANNUAL REPORT ON FORM 10-K

IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 1998, FILED FEBRUARY 24, 1999, AS AMENDED MARCH 1, 1999, AND AS FURTHER AMENDED ON NOVEMBER __, 1999 THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:


                       THE FINANCIAL RELATIONS BOARD, INC.
                                675 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                ATTN: BRIAN GILL


You may also obtain a copy of the Company's Annual Report on Form 10-K for the year ended October 31, 1998, filed February 24, 1999, as amended March 1, 1999, and as further amended on November __, 1999 (and all other reports electronically filed by the Company via the Internet by accessing the Securities and Exchange Commission's EDGAR website at www.sec.gov/edaux/searches.html.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table shows, as of October 1, 1999, the Common Stock owned beneficially by (i) each of the current Directors of the Company and each "nominee for director", (ii) each Executive Officer, (iii) all Directors and Executive Officers as a group, and (iv) each person known by the Company to be the "beneficial owner" of more than five percent (5%) of such Common Stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission ("SEC") to mean more than ownership in the usual sense. For example, you "beneficially" own Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share the power to vote the stock, or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Directors and Executive Officers listed have sole voting and investment power over his shares. As of October 1, 1999, there were 12,121,026 shares of Common Stock issued and outstanding and approximately 432 holders of record.

                                                                                                  SHARES            PERCENTAGE
                                                                                               BENEFICIALLY        BENEFICIALLY
               NAME (1)                                    CURRENT TITLE                           OWNED               OWNED

Billy V. Ray, Jr.(2)(3)                 President, Chief Executive Officer and Acting             177,000               1.46%
                                        Chief Financial Officer and Director

James E. Brands(4)                      Senior Executive Vice President                            75,000                *

Edward Z. Pollock(5)                    General Counsel                                            29,000                *

Michael Arp (6)                         Financial Vice President                                   58,500                *

Michael A. Summers(4)                   Chief Accounting Officer                                   15,000                *

Stacy Jenkins (4)                       President - MFS Network Technologies                      108,500                *

G. Vance Cartee(4)                      President - MFS Transportation Systems                     40,167                *

J. Barry Hall                           President - Traffic Management Group                      254,199               2.1%

Frazier L. Gaines(7)                    President - Able Telcom International                     390,000               3.0%

Richard A. Boyle(4)                     President - Patton Management Group                        21,667                *

C. Frank Swartz(3)(4)                   Chairman of the Board of Directors                         30,000                *

Jonathan A. Bratt(3)(8)                 Director                                                   36,500                *

Thomas M. Davidson(9)(10)                Director                                                 148,286               1.22%

Alec McLarty(3)                         Director                                                    ---                  *

Gerald Pye(9)                           Director                                                    ---                  0

G. Chris Kosmos, Jr.(3)                 Nominee for Director                                        ---                  0

Hans G. Tanzler, III(3)                 Nominee for Director                                        ---                  0



All Directors, Nominees, and                                                                   1,383,819              10.87%
Executive Officers as a Group
(17 Persons)

Gideon D. Taylor(11)                    Shareholder                                              946,638               7.63%

Kennedy Management, Inc.(12)            Shareholder                                              652,450               5.35%

-------------
 *       Less than 1%.

(1) The address for each of Able's Directors, nominees for Directors, and Executive Officers is 1000 Holcomb Woods Parkway, Suite 440, Roswell, GA 30076.

(2) Includes 127,000 shares underlying options which are immediately exercisable and 50,000 shares of Common Stock pursuant to a stock award.

(3)      Nominee for Director.

(4)      These represent stock options that are immediately exercisable.

(5) Includes 28,500 shares underlying options which are inmediately exercisable and 500 shares owned by Mr. Pollock.


(6) Includes 28,500 shares underlying options which are immediately exercisable and 30,000 shares owned by Mr. Arp.

(7) These include 80,000 shares underlying stock options which are immediately exercisable and 310,000 shares held in a trust controlled by Mr. Gaines. These do not include an aggregate of 9,000 shares held as trustee for four minors and as to which Mr. Gaines disclaims beneficial ownership. Mr. Gaines resigned as a Director of the Company on March 16, 1999, but continues to serve as President--Able Telcom International.

(8) Includes 30,000 shares underlying options which are immediately exercisable and 6,500 shares owned by Mr. Bratt.

(9) Will not be standing for re-election as a Director of the Company. There is no link among any of these Directors not standing for re-election.

(10) Includes 30,000 shares underlying options which are immediately exercisable.

(11) These include (i) 21,619 shares owned by Mr. Taylor's wife, and (ii) 220,000 shares underlying stock options which are immediately exercisable. Mr. Taylor resigned as a Director of the Company on March 9, 1999 and as Vice President of Special Projects on June 6, 1999.

(12) The address is 10829 Olive Blvd., St. Louis, MO 63141. This information is based solely upon public filings filed by this entity.

                                 PROPOSAL NO. 1:
  TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS
         OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED;

DIRECTORS


The following is a list of the persons nominated to be Directors of the Company, their respective ages, the year in which each was elected a Director and, where applicable, the office held by the Director. Each Director elected will hold office until the next Annual Meeting of Shareholders, which is expected to be held in May 2000, or until their respective successors have been duly elected and qualified. In the election, the six (6) persons who receive the highest number of votes actually cast will be elected. The proxies named in the Proxy Card intend to vote for the election of the nominees unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the Proxy Card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the Proxies may vote for another person designated by the Board of Directors (the "Board") or the Board may reduce the number of Directors. The Company has no reason to believe that any nominee will be unable or refuse to serve.



NAME                          AGE       SERVED AS A DIRECTOR SINCE

Jonathan A. Bratt             46               1997
Alec McLarty                  48               1999
Billy V. Ray, Jr.             40               1999
   Chief Executive Officer,
   President and Acting
   Chief Financial Officer
G. Chris Kosmos, Jr.          51                ---
C. Frank Swartz               60               1998
   Chairman of the Board
Hans G. Tanzler, III          47                ---

All Directors are elected annually at the Annual Meeting of the Shareholders of Able Telcom Holding Corp. and hold office following election or until their successors are elected and qualified. Once elected, the newly elected Directors will determine who will serve as members of the Company's Audit Committee, Compensation Committee, and Nominating Committee. Other than Mr. Ray, each of the proposed nominees are deemed to be "Non-Affiliate Directors." Any member of the Board of Directors who is (i) not an employee of the Company or any subsidiary and (ii) does not beneficially own, within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, more than five percent (5%) of any class of the outstanding capital stock of the Company is deemed to be a "Non-Affiliate Director" ("Non-Affiliate Director").

The biographies of the persons nominated as Directors are as follows:

JONATHAN A. BRATT has served as a Director of the Company since June 1997. Mr. Bratt, a Venezuelan businessman, is on the boards of several Venezuelan companies in the oil and gas and telecommunications industries. These include BFGP Ingenieros, C.A., a software engineering firm ("BGFP") (from January 1980 until the present); Infotrol, C.A., an engineering integration firm (from January 1987 until the present); Cybertrol, C.A., a petroleum engineering firm; Inversiones Tocolicao, D.A., a construction firm (from January 1986 until the present); I.T.S., an engineering consulting joint venture; and Inacom, an IBM wholesale dealer. He is also Managing Director of Able Telcom, C.A., a joint venture of BFGP and the Company.


ALEC MCLARTY is the founder of Clarion Resources Communications Corporation ("Clarion") and has served as the Chairman and Chief Executive Officer of Clarion since January 1996. Clarion is a multi-faceted company in the domestic and international telecommunications industry providing services ranging from research and development to international long distance services. In 1987, Mr. McLarty founded Resurgens West, a telecommunications company and served as its President until January 1996.


BILLY V. RAY, JR. has been the Company's President, Chief Executive Officer and acting Chief Financial Officer since November 30, 1998 and has served as a Director since March 5, 1999. From October 1, 1998 to November 30, 1998, Mr. Ray was the Company's Executive Vice President of Mergers and Acquisitions and Treasurer. From May 1998 to October 1998 and from January 1997 to June 1997, Mr. Ray served as a consultant to the Company. Mr. Ray served as the Chief Financial Officer of the Company from June 1997 to April 1998. From December 1995 to January 1997 and from April 1997 to July 1997, Mr. Ray was the President of Ten-Ray Utility Construction, Inc., a utility construction company. During a part of that period, he also served as a consultant to Alcatel, a maker of intelligent highway systems. From September 1994 to November 1995, Mr. Ray was the Controller of Tri-Duct, a utility construction company, and served as a consultant to Tri-Duct from November 1995 to March 1996. From March 1994 to September 1994, Mr. Ray was the staff manager at Mastec, Inc. a utility construction company and he was assistant to the president at Burnup & Sims, a utility construction company, from January 1993 to March 1994.



G. CHRIS KOSMOS, JR. has been President of Western Life Insurance
Agency, Inc., a consulting firm engaged in executive compensation plans and cash management for private and public companies since 1979.

C. FRANK SWARTZ has served as a Director of the Company since August 1998 and as Chairman of the Board since November 30, 1998. Mr. Swartz has been retired since November 1994. For the five years prior to November 1994, Mr. Swartz was employed by GTE as the Director of Internal Support, based in Caracas, Venezuela.


HANS G. TANZLER, III has been a consultant for operational and financial restructurings in the southeastern United States since August 1995. From January 1994 to August 1995, he was the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of Consolidated International Group, Inc., an international group of 26 insurance companies with $1.0 billion in assets, located in Tampa, Florida. From 1990 to October 1993, Mr. Tanzler served as an Executive Vice President, General Counsel, Chief Financial Officer and Interim CEO of Mark III Industries, Inc., a van conversion manufacturer. Mr. Tanzler is a lawyer and a member of the Florida Bar.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Company's Board of Directors met 14 times during the fiscal year ended October 31, 1998 and during that time, never acted by unanimous written consent.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting and operational issues, corporate policies and procedures as they relate to accounting and financial reporting and financial controls, litigation in which the Company is a party and use by the Company's Executive Officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel or independent accountants to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. The Audit Committee held two meetings during the fiscal year ended October 31, 1998. During fiscal year 1998, the members of the Audit Committee consisted of C. Frank Swartz, who also served as its Chairman, and Thomas Davidson.


The Compensation Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's Executive Officers, establishing compensation programs and determining the amounts and conditions of all grants of awards under the Company's Stock Option Plan, as amended (the "Plan"), and grants of awards outside of the Plan. The Compensation Committee held two meetings during the fiscal year ended October 31, 1998. During the fiscal year ended October 31, 1998, the Compensation Committee consisted of Thomas Davidson, who served as its Chairman, C. Frank Swartz, and Gideon D. Taylor who subsequently resigned as a Director of the Company on March 9, 1999.

The Nominating Committee is responsible for selecting those individuals who will stand for election to the Company's Board of Directors. The Nominating Committee will consider all reasonable comments from Shareholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Shareholders. To date, the Nominating Committee has no formal procedures for submitting comments or recommendations and has accepted both written and oral comments, as well as names of proposed nominees prior to the filing of a definitive proxy statement. Typically, once a recommendation has been received, the Committee will undertake due diligence, will discuss the comments or the proposed nominee with the Shareholder submitting such proposal and, if applicable, will meet with the proposed nominee before making a final determination as to whether to recommend the proposed individual as a nominee to the entire Board of Directors to stand for election to the Board of Directors. Similarly, the Committee members will personally discuss comments regarding proposed nominees with those Shareholders submitting such comments. The Nominating Committee held one meeting during the fiscal year ended October 31, 1998. During the fiscal year ended October 31, 1998, the Nominating Committee consisted of Frazier L. Gaines, who served as its Chairman, and C. Frank Swartz.


No Director attended fewer than 75% of the meetings of the Board of Directors or of any committee on which such Director served during the fiscal year ended October 31, 1998.


COMPENSATION OF DIRECTORS


Non-Affiliate Directors are currently paid $12,000 annually plus $750 for each committee meeting attended and are reimbursed for expenses associated with Board responsibilities. In addition, pursuant to the Plan, Non-Affiliate Directors currently receive one-time automatic grants of options to purchase 5,000 shares of Common Stock as of the date such Non-Affiliate Director was initially elected or appointed, at an exercise price equal to the fair market value at the date of grant. In April 1998, the Company granted an option to purchase 10,000 shares of Common Stock to all Directors, which grants were outside the Plan. Employee Directors receive no additional fees or remuneration for acting in their capacity as a Director of the Company.

On May 7, 1999, the Board of Directors voted to increase the annual fees paid and additional grants of options under the Plan (which grants under the Plan are subject to Shareholder approval) to Non-Affiliate Directors, effective immediately upon the adjournment of the 1999 Annual Meeting of Shareholders, as follows:


               POSITION                                  FEES                        NUMBER OF OPTIONS (ANNUALLY)
               --------                                  ----                        ----------------------------
Chairman of the Board                             $2,500 per month                             15,000

Board Member (other than                          $1,750 per month                             10,000
Chairman of the Board)

Audit Committee Chairman                          $1,000 per meeting                            2,000

Audit Committee Member                              $750 per meeting                            1,000

Compensation Committee                            $1,000 per meeting                            2,000
Chairman

Compensation Committee Member                       $750 per meeting                            1,000

Nominating Committee Chairman                     $1,000 per meeting                            2,000

Nominating Committee Member                         $750 per meeting                            1,000


The fees described above will be paid on a monthly basis; provided that, such Non-Affiliate Director attends at least 65% of properly noticed meetings. Any adjustments to such fee payments shall be done on a quarterly basis. See also Proposal No. 3(B) for a description of the stock options to be granted to Non-Affiliate Directors described above.

During fiscal 1998, the following options were granted to Directors of the Company (certain of whom no longer serve in that capacity and will not stand for re-election). The initial terms of these option grants are summarized below.


                                                                          FAIR MARKET           DATE
                                   NUMBER              INITIAL          VALUE AT DATE OF     OF INITIAL      EXPIRATION
         DIRECTOR                OF SHARES           GRANT PRICE        INITIAL GRANT(1)        GRANT          DATE(2)
         --------                ---------           -----------        ----------------        -----          -------
Jonathan A. Bratt                 10,000(3)             $6.20                 $7.75            4/24/98         7/3/04
                                  20,000(3)           $11.9375              $7.9375            4/24/98         7/3/04

Thomas M. Davidson                20,000(3)           $11.9375               $7.625            8/18/98         7/3/04

John D. Foster (5)                10,000(3)             $6.20                $7.75             4/24/98         7/3/04
                                  20,000(3)           $11.9375              $7.9375            4/24/98         7/3/04

Frazier L. Gaines(9)              10,000(4)             $6.20                $7.75             4/24/98         7/3/04
                                  20,000(4)           $11.9375              $7.9375            4/24/98         7/3/04
                                  80,000(4)            $14.00                $14.00            7/8/98         12/31/00
                                 100,000(4)             $6.00               $11.1875           3/10/97        12/31/00

Robert C. Nelles (6)              10,000(4)             $6.20                $7.75             4/24/98         7/3/04
                                  20,000(4)           $11.9375              $7.9375            4/24/98         7/3/04
                                  15,000(4)             $5.34                $8.50             2/19/98         9/19/05

Richard J. Sandulli (7)           10,000(3)             $6.20                $7.75             4/24/98         7/3/04
                                  20,000(3)           $11.9375              $7.9375            4/24/98         7/3/04

C. Frank Swartz                   20,000(3)           $11.9375               $7.625            8/18/98         7/3/04

Gideon D. Taylor(8)               10,000(4)             $6.20                $7.75             4/24/98         7/3/04
                                  20,000(4)           $11.9375              $7.9375            4/24/98         7/3/04
                                 120,000(4)            $14.00                $14.00            7/8/98         12/31/00
                                  70,000(4)             $6.00               $11.1875           3/10/97        12/31/00




(1) On December 31, 1998, in an effort to clear up a large number of ambiguities in the minutes of Board of Directors meetings and in order to maintain compliance with various debtor documents, as well as to keep the Company in substantial compliance with certain rules of the SEC and The Nasdaq Stock Market, Inc. ("Nasdaq"), the Board of Directors rescinded all of the above option grants, with the exception of the grant to Nelles for 15,000 shares, and reissued new options in the amounts set forth above at the calculated fair market value per share on December 31, 1998, which was $5.75.

(2) The initial expiration dates ranged from July 8, 2000 to April 24, 2005, prior to the reissuances.


(3)      Issued outside the Company's 1995 Stock Option Plan.

(4) Non-qualified stock options granted pursuant to the Company's 1995 Stock Option Plan.

(5)      Mr. Foster resigned from the Company's Board of Directors on June 5,
         1998.

(6)      Mr. Nelles resigned from the Company's Board of Directors on May 5,
         1998

(7) Mr. Sandulli resigned from the Company's Board of Directors on August 25, 1998.

(8)      Mr. Taylor resigned from the Company's Board of Directors on March 9,
         1999.

(9)      Mr. Gaines resigned from the Company's Board of Directors on March 16,
         1999.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT


Section 16(a) ("Section 16") of the Securities Exchange Act of 1934, as amended requires the Company's Executive Officers, Directors and 10% Shareholders to file reports regarding initial ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Executive Officers, Directors and 10% Shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16 forms they file. The Company's information regarding compliance with
Section 16 is based solely on a review of the copies of such reports furnished to the Company by the Company's Executive Officers, Directors and 10% Shareholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership. The majority of the Company's Executive Officers and Directors were delinquent in filing one or more Section 16(a) forms and failed to file certain forms during the fiscal year ended October 31, 1998.

It is the intention of the Company's General Counsel to oversee the timely filing of the Section 16 forms.

All other Section 16 forms appear to have been filed in a timely manner other than as to the following individuals who were delinquent in filing certain forms or failed to file certain forms during the fiscal year ended October 31, 1998 (titles reflected herein are as of October 1, 1999):


      NAME OF INDIVIDUAL                      POSITION                         DELINQUENCY OR FAILURE
Billy V. Ray, Jr.               President, Chief Executive            Form 4's which should have been filed for
                                Officer, Acting Chief Financial       the months of November 1997, July 1998 and
                                Officer and Director                  August 1998 were filed through a Form 5 for
                                                                      October 1998. The Form 5, however, was
                                                                      not filed timely pursuant Section 16.

Gerry W. Hall                   Former Chief Executive Officer        A Form 4 which should have been filed for
                                                                      the month of February 1998 was actually
                                                                      filed for the month of April 1998. In
                                                                      addition, the number of shares issued should
                                                                      have been 102,220, (not 102,200). A Form
                                                                      4 should also have been filed in March 1998
                                                                      stating that Mr. Hall was no longer subject
                                                                      to Section 16 filing requirements, which
                                                                      Form 4 has not been filed to date.

J. Barry Hall                   President - Traffic Management        A Form 4 which should have been filed in
                                Group                                 the month of February 1998 was not filed.
                                                                      In addition, a Form 5 for October 1998 has
                                                                      not been filed.

Curtis A. "Butch" Dale          Former Chief Operating Officer        The Form 5 for October 1998 was not filed
                                                                      timely pursuant to Section 16.

Mark A. Shain                   Former Chief Financial Officer        A Form 5 was filed for October 1998,
                                                                      however, it was not filed timely pursuant to
                                                                      Section 16.

Jesus G. "Jay" Dominguez        Former Chief Accounting Officer       A Form 3 which should have been filed no
                                                                      later than May 3, 1998 was filed on June 9,
                                                                      1998.  A Form 4 which should have been
                                                                      filed for July 1998 was filed through a Form
                                                                      5 for October 1998.  However, the Form 5
                                                                      was not filed timely pursuant to Section 16.

                                      -13-


Frazier L. Gaines               President - Able Telcom               A Form 4 for the month of September was
                                International                         not filed in a timely manner pursuant to
                                                                      Section 16. Form 4s which should have
                                                                      been filed for the months of April and July
                                                                      1998 were filed through a Form 5 for
                                                                      October 1998. However, the Form 5 was not
                                                                      filed timely pursuant to Section 16.

Richard A. Boyle                President - Patton Management         A Form 3 which should have been filed no
                                Group                                 later than April 10, 1998 was filed through a
                                                                      Form 5 in October 1998. However, the
                                                                      Form 5 was not filed timely pursuant to
                                                                      Section 16.

Ralph Ouimette                  Former President - Able               A Form 4 which should have been filed for
                                Telecommunications and Power          May 1998 and a Form 5 which should have
                                Group                                 been filed for October 1998 have not been
                                                                      filed.

Gideon D. Taylor                Former Director and Former            The Form 4 filed for the month of April
                                Vice President of Special Projects    1998 omitted certain required information
                                                                      which was subsequently included on a Form
                                                                      5 for October 1998. Form 4s which should
                                                                      have been filed for the months of July and
                                                                      October were filed through a Form 5 for
                                                                      October 1998. A Form 4 for August 1998
                                                                      was not filed timely pursuant to Section 16.
                                                                      The Form 5 was not filed timely pursuant to
                                                                      Section 16.

C. Frank Swartz                 Chairman of the Board of              A Form 4 which should have been filed in
                                Directors                             August 1998 was filed through a Form 5 for
                                                                      October 1998. However, the Form 5 was
                                                                      not filed timely pursuant to Section 16.

Jonathan A. Bratt               Director                              A Form 4 which should have been filed for
                                                                      the month of April 1998 was filed through a
                                                                      Form 5 in October 1998.  The Form 5,
                                                                      however, was not filed timely pursuant to
                                                                      Section 16.

Thomas M. Davidson              Director                              A Form 4 which should have been filed in
                                                                      August 1998, was filed through a Form 5 for
                                                                      October 1998. However, the Form 5 was
                                                                      not filed timely pursuant to Section 16.

John D. Foster                  Former Director                       A Form 4 which should have been filed in
                                                                      the month of April 1998 was not filed. A
                                                                      Form 4 should also have been filed for June
                                                                      1998 stating that Mr. Foster was no longer
                                                                      subject to Section 16 filing requirements.
                                                                      To date, no such filings have been made.



Robert C. Nelles                Former Director                       A Form 4 which should have been filed in
                                                                      the month of February 1998 was not filed.
                                                                      A Form 4 should also have been filed for
                                                                      May 1998 stating that Mr. Nelles was no
                                                                      longer subject to Section 16 filing
                                                                      requirements. To date, no such filings have
                                                                      been made.

Richard J. Sandulli             Former Director                       A Form 4 which should have been filed in
                                                                      the month of April 1998 was not filed. A
                                                                      Form 4 should also have been filed for
                                                                      August 1998 stating that Mr. Sandulli was
                                                                      no longer subject to Section 16 filing
                                                                      requirements. To date, no such filings have
                                                                      been made.

EXECUTIVE OFFICERS


Biographical information concerning the Company's Executive Officers is presented below.


OFFICER'S NAME               AGE      OFFICE
Billy V. Ray, Jr.             40      President, Chief Executive Officer, Director, and Acting Chief
                                      Financial Officer

James E. Brands               62      Senior Executive Vice President

Frazier L. Gaines             59      President Able Telcom International

Michael A. Summers            34      Chief Accounting Officer

Michael Arp                   52      Financial Vice President

Edward Z. Pollock             60      General Counsel

Stacy Jenkins                 42      President - MFS Network Technologies

G. Vance Cartee               56      President - MFS Transportation Systems

J. Barry Hall                 50      President - Traffic Management Group

Richard A. Boyle              45      President - Patton Management Group

For a biography of BILLY V. RAY, JR.,  see "Directors."


JAMES E. BRANDS has served as the Company's Senior Executive Vice President since March 1999. From November 1997 to March 1999, Mr. Brands was the CFO of Wilson Pest Control, Inc., a pest control services company. From July 1997 to November 1997, Mr. Brands served as the Executive Vice President and a Director of KBAS, Inc., an employee leasing company and from February 1997 to July 1997, he was the CFO of Arrow Exterminators, which provides pest control services. From January 1993 to March 1995, Mr. Brands served as Chairman, CEO and a Director of Marquest Medical Products, Inc. (NASDAQ:MMPI), which manufactures disposable products for respiratory, pulmonary and related medical segments and also served as Vice Chairman, CFO and a director of Scherer Healthcare, Inc. (Nasdaq:SCHR), which was involved in disposable medical products, pharmaceutical development and medical waste management. From January 1985 to February 1995, Mr. Brands was the Executive Vice President and a director of RPS Investments, Inc., a private investment company involved in real estate and controlled manufacturing services company. Since 1981, Mr. Brands has been the owner of Brands & Co., which provides financial and business consulting services. From 1988 to the present, he has served as the President and a director of Georgia American Land Company, a real estate investment company. Mr. Brands also continues to serve as a General Partner of Tri-County Partners, a real estate investment group (from 1990 to the present), as a Manager of Two States Partners, LLC, a real estate investment group (since December 1997), Vice President and a Manager of Maximum Benefits, LLC, a consumer products marketing company, as a Vice President and a Director of National Travel Management, Inc., which provides corporate travel and meeting services, and from 1989 to the present, as Vice President and a Director of Body Care, Inc., which manufactures and distributes orthopedic products.

FRAZIER L. GAINES served as a Director of the Company from August 1992 through March 16, 1999 and served as Interim President and Chief Executive Officer of the Company from March 6, 1998 to November 30, 1998. Mr. Gaines has also served as the President of the Company's subsidiary, Able Telcom International, Inc. ("ATI") since June 1994. From 1992 through 1994, Mr. Gaines was the Chief Operating Officer of the Company. From 1987 to 1992, Mr. Gaines was Vice President of Judycom, Inc. and Judycom Construction Corporation, both of which were located in Lexington, Kentucky and engaged in fiber optic installation.

MICHAEL A. SUMMERS has been the Company's Chief Accounting Officer since June 1999. From July 1996 to June 1999, Mr. Summers was a Senior Audit Manager with Arthur Andersen LLP. From May 1995 to July 1996 Mr. Summers served as Financial Reporting Manager for CalEnergy Company, Inc., a publicly-traded independent producer of power. From May 1994 to May 1995, Mr. Summers was the Chief Accounting Officer for Mid-America Realty Investments, Inc., a publicly-traded real estate investment trust which owned and managed income-producing commercial real estate, primarily enclosed mall and neighborhood shopping centers. Mr. Summers is a Certified Public Accountant and currently serves as a director and/or a committee member for a variety of not-for-profit organizations.

MICHAEL ARP became the Company's Financial Vice President in January 1999. From February 1997 through December 1998, Mr. Arp was the group controller of the Company's Traffic Management Group. From January 1994 to February 1997, Mr. Arp was President of American Turf Manufacturing.


EDWARD Z. POLLOCK has been the Company's General Counsel since November 1998. From 1963 to 1998, Mr. Pollock was a sole practitioner at the law firm of Edward
Z. Pollock.


STACY JENKINS was named President of MFS Network Technologies, Inc. ("MFSNT") in July 1998. From 1990 to July 1998, Mr. Jenkins served as the Senior Vice President, Operations Vice President, Engineering and Estimating and as Project Manager for Iowa Communications Network. During this time, he directed operations for more than 40 projects, with a combined value in excess of $300 million, in the United States and abroad.


G. VANCE CARTEE has been the President of MFS Transportation Systems since January 1999. From June 1998 to December 1998, Mr. Cartee served as a telecommunications consultant, including performing consulting services for the Company. From January 1996 to June 1998, Mr. Cartee was a business unit director for Loral/Lockheed Martin Corp. From March 1993 to January 1996, Mr. Cartee was Vice President and General Manager of Alcatel Contracting, N.A.

J. BARRY HALL has been the President of Georgia Electric Company, a subsidiary of the Company, since October 1996. From 1990 to October 1996, Mr. Hall was Vice President of Georgia Electric Company.


RICHARD A. BOYLE has been the President of Patton Management Corp. ("Patton") and subsidiaries, a subsidiary of the Company since March 1996. From May 1991 to March 1996, Mr. Boyle was Vice President and General Manager of Wright & Lopez, Inc., a telecommunications contractor and a division of Patton. From January 1990 to May 1991, Mr. Boyle was Vice President and General Manager of Pressure Concrete Construction Company, a division of South Eastern Public Services Co.


The Chief Executive Officer is elected by and serves at the discretion of the Company's Board of Directors. All other executive officers are appointed by the Chief Executive Officer.

EXECUTIVE COMPENSATION


The following table sets forth certain summary information for the years indicated concerning the compensation awarded to, earned by, or paid to (i) those persons serving as the Company's Chief Executive Officer during the 1998 fiscal year, (ii) the other four most highly compensated Executive Officers of the Company who were serving as such at October 31, 1998, and (iii) up to two additional individuals who had served as Executive Officers of the Company during the 1998 fiscal year but who were not Executive Officers at October 31, 1998, except that persons referred to in clauses (ii) and (iii) above generally are not included in the table if they received total annual salary and bonus of $100,000 or less for the 1998 fiscal year end. The persons named in this table shall be collectively referred to as the "Named Executive Officers."


                           SUMMARY COMPENSATION TABLE
           FOR THE FISCAL YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                                                               LONG-TERM
                                                                                               COMPENSATION
                                                          ANNUAL COMPENSATION                  AWARDS

                                                                              OTHER            SECURITIES
                                                                              ANNUAL           UNDERLYING      ALL OTHER
NAME AND                                                                      COMPEN-          OPTIONS/        COMPEN-
PRINCIPAL POSITION                   YEAR          SALARY($)      BONUS($)    SATION ($)       SARS (#)        SATION ($)
Frazier L. Gaines(1)                 1998           153,986                                     210,000            4,609
Chief Executive Officer              1997           110,000                                       5,000        1,024,375
President- Able Telcom               1996           110,000                                                       36,000
International

Robert DuPuis (2)                    1998             6,058
Former Chief Executive Officer

Gerry W. Hall (3)                    1998           103,846                                                        4,787
Former Chief Executive Officer       1997           180,769        75,000                        27,500            3,200


Billy V. Ray, Jr. (4)                1998           140,561                                      35,000           18,719
Executive Vice President of          1997            55,715        40,000                                         35,861
Mergers and Acquisitions and
Treasurer; promoted to Chief
Executive Officer and President
on December 1, 1998;
Acting Chief Financial Officer


J. Barry Hall (5)                    1998           209,173        75,000                                         33,906
President - Traffic Management       1997           161,538                                      27,500
Group

                                      -17-


Gideon D. Taylor(6)                  1998           133,846                        750          220,000           10,198
Chairman of the Board and Chief      1997            45,308
Administrative Officer

Ralph Ouimette(7)                    1998            93,267        48,000                                          6,500
President - Able                     1997            59,452        40,000
Telecommunications and
Power Group

Richard J. Sandulli(8)               1998           134,615                                      30,000           12,078
Former Vice President - Finance      1997            71,000                                                        3,750

(1) Mr. Gaines served as the President and Chief Executive Officer of the Company from March 1998 through November 30, 1998 (except for the period between August 19, 1998 and August 31, 1998). Prior thereto, Mr. Gaines was President of ATI (a position which he continues to hold). For 1998, other compensation includes an automobile allowance of $4,500 and health insurance premiums paid by the Company on Mr. Gaines behalf in the amount of $109. For 1997, other compensation consists of an automobile allowance, a housing allowance and an amount of $991,375, which represents the difference between the price paid by Mr. Gaines upon the exercise of certain stock options and the fair market value of the underlying Common Stock on the date of exercise. For 1996, other compensation includes an automobile allowance and a housing allowance.

(2) Mr. DuPuis was appointed President and Chief Executive Officer of the Company on August 19, 1998 and resigned on August 31, 1998.

(3) Mr. Hall was President and Chief Executive Officer of the Company from June 1997 to March 1998 at an annual salary of $200,000. Mr. Hall also served as President of Georgia Electric Company during the fiscal year ended October 31, 1997. In 1998, other compensation consists of a living allowance of $3,000, a car allowance of $1,000, health insurance premiums paid on Mr. Hall's behalf of $227 and contributions of $560 to the Company's 401(k) plan. In 1997, other compensation consists of an automobile allowance. Gerry W. Hall and J. Barry Hall are brothers.

(4) In 1998 and 1997, Mr. Ray's salary included consulting fees paid to Mr. Ray under a consulting agreement, totaling $92,099 and $21,100, respectively. In 1998, other compensation includes an automobile allowance of $5,400, a housing allowance of $12,600 and health insurance premiums paid on Mr. Ray's behalf of $719. In 1997, other annual compensation consists of a travel and housing allowance. 25,000 of Mr. Ray's options expired on August 30, 1998.

(5) In 1998, other compensation includes a housing allowance of $24,000, an automobile allowance of $7,800 and contributions of $2,106 to the Company's 401(k) plan. Gerry W. Hall and J. Barry Hall are brothers.

(6) In 1998, other compensation includes a housing allowance of $6,000, use of a company vehicle estimated at $3,633 and health insurance premiums paid on Mr. Taylor's behalf of $565.

(7) In 1998, other compensation includes an automobile allowance. Mr. Ouimette's employment with the Company was terminated in April 1999.

(8) In 1998, other compensation includes a moving allowance of $10,000, health insurance premiums paid on Mr. Sandulli's behalf of $454, and $1,624 in country club dues. In 1997, other compensation consists of an automobile allowance.

THE ABLE TELCOM HOLDING CORP. 1995 STOCK OPTION PLAN, AS AMENDED

The Company adopted the 1995 Stock Option Plan (the "Plan") pursuant to which 550,000 shares of Common Stock were originally authorized for issuance. In April 1998, the Shareholders of the Company approved amendments to the Plan to increase the number of shares outstanding under the Plan to 1,300,000. The Company intends to amend its registration statement on Form S-8 to register the additional 4,200,000 shares of Common Stock reserved for issuance under the Plan. The Company may grant stock options (both Nonqualified Stock Options and Incentive Stock Options, as defined in the Plan) and restricted stock under the Plan to Non-Affiliate Directors (as defined in the Plan), key employees, advisors and consultants (the "Participants"). The Plan also currently provides for the automatic grant to Non-Affiliate Directors, at such time as an individual becomes a Non-Affiliate Director of the Company, of Nonqualified Stock Options to purchase 5,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value of the shares on the date of grant. With respect to the grant of awards under the Plan to persons other than Non-Affiliate Directors, the Board of Directors, or a committee appointed by the Board of Directors (in either case, the "Plan Administrators"), will determine persons to be granted stock options and restricted stock, the amount of stock to be optioned or granted to each such person, and the terms and conditions of any stock options and restricted stock. Both Incentive Stock Options ("ISOs") and Nonqualified Stock Options ("NQSOs") may be granted under the Plan. An Incentive Stock Option is intended to qualify as an ISO within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any Incentive Stock Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an ISO granted to a Participant who owns more than 10% of the total combined voting stock of the Company or any parent or subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A NQSO granted under the Plan (i.e., an option to purchase the Common Stock that does not meet the Code's requirements for Incentive Stock Options) shall be as determined by the Plan Administrators. Subject to the terms of the Plan, the Plan Administrators may award shares of restricted stock to the Participants. Generally, a restricted stock award will not require the payment of any option price by the Participant but will call for the transfer of shares to the Participant subject to forfeiture, without payment of any consideration by the Company, if the Participant's employment terminates during a "restricted" period (which must be at least six months) specified in the award of the restricted stock.

Amendments to the Plan have been submitted for Shareholder approval to (i) increase the number of shares of Common Stock which may be issued pursuant to awards granted thereunder from 1,300,000 to 5,500,000, (ii) increase the number of options granted to Non-Affiliate Directors from 5,000 (initially) to 10,000 (annually), (iii) grant additional options, on an annual basis, to Non-Affiliate Directors who serve as Chairman of the Board of the Company, and as Chairman and/or as a member of a Board committee, and (iv) extend the exercise period of the date of grants to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity. The proposed amendments and the features of the Stock Option Plan are described in more detail under "Proposal No. 3--Amendments to the Stock Option Plan" elsewhere in these Proxy Materials.


STOCK OPTIONS ISSUED OUTSIDE THE PLAN DURING FISCAL YEAR 1998.


During the fiscal year ended 1998, the Company issued options to purchase an aggregate of 902,000 shares of Common Stock to employees, Executive Officers and Directors of the Company and its subsidiaries at exercise prices ranging from $5.34 to $14.00 per share. On December 31, 1998, in an effort to clear up a large number of ambiguities in the minutes of Board of Directors meetings and in order to maintain compliance with the Plan, as well as various financing documents, 840,000 of these options were rescinded. These ambiguities and compliance issues included, in certain instances, (i) granting options that had been granted inside the Plan where there were not a sufficient number of shares available, (ii) granting options at below market price to Non-Affiliate Directors within the Plan, contrary to the terms of the Plan, (iii) not specifying whether the grants were issued inside or outside the Plan, (iv) not specifying the exercise period for options granted, and (v) issuing options outside the Plan, which could be considered contrary to the terms of certain of the Series B documents referenced in Proposal No. 6 below.

Immediately thereafter, the same number of options were issued on December 31, 1998 at an exercise price of $5.75 per share, which was the average of the ten-day closing market price for the Common Stock for the period from December 16-

December 30, 1998. The expiration for the exercise period for these options ranges from December 31, 2000 to April 24, 2005. Of the 902,000 options granted in the fiscal year ended October 31, 1998, 852,000 were vested as of December 31, 1998, 25,000 had been canceled and 25,000 had already been exercised.


OPTION GRANTS DURING FISCAL YEAR 1998

The following table shows all grants during the fiscal year ended October 31, 1998 of stock options to the Named Executive Officers.


                                                  INDIVIDUAL GRANTS

                                                                                                             POTENTIAL REALIZABLE
                                            % OF TOTAL                                                             VALUE AT
                                            OPTIONS                                                         ASSUMED ANNUAL RATES
                           NUMBER OF        GRANTED TO                      MARKET                             OF STOCK PRICE
                           SHARES           EMPLOYEES      EXERCISE OR      PRICE ON                            APPRECIATION
                           UNDERLYING       IN FISCAL      BASE PRICE       DATE OF    EXPIRATION            FOR OPTION TERM(3)
NAME                       OPTIONS(# )      YEAR(1)        ($/SH)(2)        GRANT         DATE             5% ($)         10% ($)
Frazier L. Gaines            10,000            29%            6.20            7.75      4/24/05           $47,100        $89,000
                             20,000                          11.9375          7.9375    7/3/04               --           47,600
                             80,000                          14.00           14.00      7/8/00            114,400        235,200
                            100,000                           6.00           11.1875    12/31/00          661,000        813,000

Gideon D. Taylor             10,000            30%            6.20            7.75      4/24/05            47,100         89,000
                             20,000                          11.9375          7.9375    7/3/04               --           47,600
                            120,000                          14.00           14.00      7/8/00            171,600        352,800
                             70,000                           6.00           11.1875    12/31/00          462,700        569,100

Billy V. Ray, Jr. (4)        10,000             5%           14.00           14.00      7/8/00             14,300         29,400
                             25,000                           7.75            7.75      9/19/05            90,250        215,000

Richard J. Sandulli          10,000             4%            6.20            7.75      4/24/05            47,100         89,000
                             20,000                          11.9375          7.9375    7/3/04               --           47,600

Note: Mr. Robert DuPuis was also granted an option to purchase 125,000 shares of the Common Stock on August 19, 1998. Because Mr. DuPuis' employment with the Company was less than two weeks, the Company has not included a valuation of those options in the above table. At the time of Mr. DuPuis' separation from the Company, his option had not vested and the option was forfeited.

(1) The percentage of total options granted to employees is based upon grants of options to purchase 735,000 shares granted to employees during the fiscal year ended October 31, 1998.

(2) On December 31, 1998, in an effort to clear up a large number of ambiguities in the minutes of Board of Directors meetings and in order to maintain compliance with various debtor documents, as well as to keep the Company in substantial compliance with certain rules of the SEC and Nasdaq, the Board of Directors rescinded all of the above option grants, with the exception of the grant to Mr. Ray of 25,000 options which were canceled pursuant to the Plan, as amended, and reissued new options in the amounts set forth above at the then fair market value per share on December 31, 1998, which was $5.75.

(3) The potential realizable values are based upon assumed 5% and 10% annualized stock price growth rates and are not intended to forecast future price appreciation of the Common Stock. Actual gains, if any, on stock option exercises will depend on the amount, if any, by which the fair market value exceeds the option exercise price on the date the option is exercised. There is no assurance that the amounts reflected in this table will be achieved.

                                      -20-


(4) The option to purchase 25,000 shares of the Common Stock was canceled in August 1998 pursuant to the 1995 Stock Option Plan, as amended.



OPTION EXERCISES AND PERIOD-END VALUES

The following table provides information on options exercised in the fiscal year ended October 31, 1998 by the Named Executive Officers, the number of unexercised options each of them held at October 31, 1998 and the value of the unexercised "in-the-money" options each of them held as of that date.


                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY OPTIONS
                                                              OPTIONS/AT FY END(#)(1)              AT FY-END ($)
                             SHARES            VALUE          -----------------------             --------------
                           ACQUIRED ON       REALIZED($)           EXERCISABLE/                    EXERCISABLE/
NAME                      EXERCISE (#)                           UNEXERCISABLE(1)                UNEXERCISABLE(2)
Frazier L. Gaines              ---               ---                210,000/---                    $804,375/---
Gideon D. Taylor               ---               ---                220,000/---                    $585,000/---
Billy V. Ray, Jr.              ---               ---                    ---/10,000                      ---/---
Richard J. Sandulli            ---               ---                 30,000/---                    $ 73,125/---


(1) On December 31, 1998, in an effort to clear up a large number of ambiguities in the minutes of Board of Director meetings and in order to maintain compliance with various debtor documents, as well as to keep the Company in substantial compliance with certain rules of the SEC and Nasdaq, the Board of Directors rescinded all of the above option grants and reissued new options in the amounts set forth above at the calculated fair market value per share on December 31, 1998, which was $5.75.

(2) For those options which were "In-the-Money" at October 31, 1998, the valuation is based on the closing price of the Common Stock of $7-5/16.


EMPLOYMENT AND CONSULTING AGREEMENTS


BILLY V. RAY, JR., President, Chief Executive Officer and Acting Chief Financial Officer and Director, is party to an employment agreement, dated December 1, 1998 with the Company (the "Ray Employment Agreement"). The Ray Employment Agreement terminates on November 30, 2000, and provides that Mr. Ray is to be paid a salary of $180,000 per year, plus a monthly housing allowance of $1,500 per month and an automobile allowance of $500 per month, as well as health insurance and other benefits. The Ray Employment Agreement may be extended for an additional two year period. The Ray Employment Agreement also contains a covenant by Mr. Ray not to compete with the Company for a period of three years following termination of his employment. The Ray Employment Agreement also provides that if Mr. Ray's employment is terminated with cause, Mr. Ray would be entitled to 90 days prior notice. However, should Mr. Ray's employment be terminated without cause, Mr. Ray would be paid out the remainder of his contract, or for 90 days, whichever is greater. In addition, the Ray Employment Agreement provides for the grant of 100,000 options to purchase 100,000 shares of Common Stock, as approved by the Company's Board of Directors, which vest immediately. On December 31, 1998, the Company's Board of Directors rescinded the above grant of options and issued new options to purchase 100,000 shares through December 31, 2001 at an exercise price of $5.75 per share. Effective April 30, 1999, he received a stock award of 50,000 shares of Common Stock and effective May 7, 1999, his base salary increased to $240,000 per year and he was granted options to purchase 50,000 shares of Common Stock at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Ray commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Ray no longer is an employee and/or serves as a Director of the Company.

EDWARD POLLOCK, General Counsel, is party to an employment agreement, dated January 1, 1999 with the Company (the "Pollock Employment Agreement"). The Pollock Employment Agreement terminates on December 31, 2000 and provides that Mr. Pollock is to be paid an initial salary of $10,000 per month for the period from January 1, 1999 to June 30, 1999, increased to $11,000 per month for the period from July 1, 1999 to December 31, 1999, increased to $12,000 monthly for the period from January 1, 2000 to June 30, 2000, and increased to $12,500 monthly for the period from July 1, 2000 to December 31, 2000. In addition, the Pollock Employment Agreement provides an automobile allowance of $300 per month, plus health insurance and other benefits. The Pollock Employment Agreement may be extended for an additional two year period. The Pollock Employment Agreement also contains a covenant by Mr. Pollock not to compete with the Company for a period of three years following termination of his employment. The Pollock Employment Agreement also provides that if Mr. Pollock's employment is terminated with cause, Mr. Pollock would be entitled to 90 days prior notice. However, should Mr. Pollock's employment be terminated without cause, Mr. Pollock would be paid out the remainder of his contract. In addition, the Pollock Employment Agreement provides for the grant of options to purchase 40,000 shares of Common Stock, as approved by the Company's Board of Directors, which vest over a three year period (20,000 options vested on January 1, 1999, 10,000 options will vest on January 1, 2000 and 10,000 options will vest on January 2, 2001), unless there is a change in control or ownership of the Company. Effective May 7, 1999, Mr. Pollock's salary increased to $150,000 per year and he was granted options to purchase 25,000 shares at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Pollock commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Pollock no longer is an employee of the Company.

MICHAEL A. SUMMERS, Chief Accounting Officer, is party to an employment agreement, dated May 31, 1999 with the Company (the "Summers Employment Agreement"). The Summers Employment Agreement terminates on May 31, 2001, and provides that Mr. Summers is to be paid a salary of $130,000 per year, plus health insurance and other benefits. The Summers Employment Agreement also contains a covenant by Mr. Summers that upon termination of his employment, he will not interfere with or disrupt any of the Company's business relationships nor will Mr. Summers solicit any employees for a period of two years following termination. The Summers Employment Agreement also provides that if Mr. Summers' employment is terminated with cause that Mr. Summers would be entitled to 90 days prior notice. However, should Mr. Summers' employment be terminated without cause, Mr. Summers would be paid out the remainder of his annual contract salary, or for 180 days, whichever is greater. In addition, the Summers Employment Agreement provides for the grant of options to purchase 40,000 shares of Common Stock, as approved by the Company's Board of Directors, of which 15,000 options vested on June 1, 1999, 15,000 options will vest on June 1, 2000 and the remaining 10,000 options will vest on June 1, 2001; provided that upon a change in control or ownership of the Company, the options will all vest immediately. The exercise price of Mr. Summers options is $7.625 per share.

FRAZIER L. GAINES, President of ATI, is party to an employment agreement, dated November 12, 1998 with the Company (the "Gaines Employment Agreement"). The Gaines Employment Agreement terminates on November 11, 2001, may be extended for one additional year, allows for a consulting agreement to be signed at the end of the initial three year term, and provides that Mr. Gaines is to be paid a salary of $200,000 per year, plus health and life insurance and a monthly automobile allowance of $500. The Gaines Employment Agreement also provides that the Company will pay all health and life insurance benefits plus $60,000 per year for the number of years equal to Mr. Gaines years of service and will be payable beginning at Mr. Gaines' termination date. The Gaines Employment Agreement also contains a covenant by Mr. Gaines not to compete with the Company for a period of three years following termination of his employment. The Gaines' Employment Agreement also provides that if Mr. Gaines' employment is terminated with cause that Mr. Gaines would be entitled to 30 days prior notice. However, should Mr. Gaines' employment be terminated without cause, Mr. Gaines would be paid one-year's severance plus regular Company health and insurance benefits. $100,000 of this amount would be payable immediately upon termination with the remainder of the $100,000 payable within 45 days from termination. In addition, the Gaines Employment Agreement provides for the grant of options to purchase 100,000 shares of Common Stock, subject to approval by the Company's Board of Directors, which vest over a three year period, or immediately upon either a change in control or ownership of the Company. To date, these options have not been approved by the Company's Board of Directors.

MICHAEL ARP, Financial Vice President, is party to an employment agreement, dated January 1, 1999 with the Company (the "Arp Employment Agreement"). The Arp Employment Agreement terminates on December 31, 2000, and provides that Mr. Arp is to be paid a salary of $12,500 per month, an automobile allowance of $500 per month, and a housing allowance of $1,000 per month, plus health and life insurance benefits. The Arp Employment Agreement also provides that if Mr. Arp's employment is terminated with cause that Mr. Arp would be entitled to 90 days prior notice. However, should Mr. Arp's employment be terminated without cause, Mr. Arp would be paid out the remainder of the term of the Arp Employment Agreement. In addition, the Arp Employment Agreement provides for the grant of options to purchase 40,000 shares of Common Stock, as approved by the Company's Board of Directors, of which 20,000 vested as of January 1, 1999, 10,000 vest as of December 31, 1999 and 10,000 vest as of December 31, 2000, or immediately upon either a change in control or ownership of the Company. These options terminate on December 31, 2001. Effective May 7, 1999, Mr. Arp was granted options to purchase 25,000 shares of Common Stock at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Arp commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Arp is no longer an employee of the Company.


JAMES E. BRANDS, Senior Executive Vice President, is party to a consulting and employment agreement, dated March 15, 1999 with the Company (the "Brands Employment Agreement"). The Brands Employment Agreement terminates on April 5, 2000, which may be extended for an additional two year period. The Brands Employment Agreement provides that Mr. Brands is to be paid (i) a consulting fee of $20,000 for the period commencing March 15, 1999 and ending May 15, 1999, and
(ii) a salary of (A) $5,750 for the period between April 2, 1999 to April 30, 1999, (B) $2,500 for the period between May 1, 1999 to May 31, 1999 and (C) $12,500 per month from June 1, 1999 through May 31, 2000; provided that if another executive or management employee other than a CEO is hired during the initial term of the Brands Employment Agreement at a rate of more than $12,500 per month, Mr. Brands' monthly rate shall immediately become the same as such employee. Mr. Brands is also entitled to an automobile allowance of $500 per month or at the Company's option, the Company may provide Mr. Brands with a late model Lincoln Town Car and reimbursement of its operating costs, a housing allowance of $1,500 per month effective August 1, 1999 (and during April 2, 1999 to July 31, 1999, Mr. Brands will be reimbursed for actual expenses incurred), plus health and life insurance benefits. In addition, the Brands Employment Agreement provides for the grant of options to purchase 100,000 shares of Common Stock at $6.375 per share, of which 75,000 vested as of April 5, 1999 and 25,000 will vest on June 21, 2000 (which options are subject to divestiture if Mr. Brands is not a Company employee on April 5, 2000). In the event of a change of control or ownership of the Company, the options will vest immediately. The exercise period terminates two years from each vesting date.

STACY JENKINS, President of MFSNT, is party to an employment agreement, dated July 16, 1998 with the Company (the "Jenkins Employment Agreement"). The Jenkins Employment Agreement terminates on July 15, 2001, and provides that Mr. Jenkins is to be paid a salary of $200,000 per year, an automobile allowance of $500 per month, plus health insurance and other benefits. The Jenkins Employment Agreement also contains a covenant by Mr. Jenkins not to compete with the Company for a period of two years following termination of his employment. The Jenkins Employment Agreement also provides that if Mr. Jenkins' employment is terminated with cause that Mr. Jenkins would be entitled to 30 days prior notice. However, should Mr. Jenkins' employment be terminated without cause, Mr. Jenkins would be paid out the remainder of his annual salary contract rate, or for 90 days, whichever is greater. In addition, the Jenkins Employment Agreement provides for the grant of options to purchase 100,000 shares of Common Stock, as approved by the Company's Board of Directors, which vest after one year of employment, or immediately upon either a change in control or ownership of the Company or if Mr. Jenkins is terminated without cause. On December 31, 1998, the Company's Board of Directors rescinded the above grant of options and issued new options to purchase 100,000 shares at $5.75 per share through December 31, 2000 or 90 days after termination of employment, whichever is earlier. Effective May 7, 1999, Mr. Jenkins' base salary increased to $216,000 per year and he was granted options to purchase 25,000 shares of Common Stock at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Jenkins commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Jenkins no longer is an employee of the Company.

G. VANCE CARTEE, President of MFS Transportation Systems, Inc., is party to an employment agreement, dated January 4, 1999 with the Company (the "Cartee Employment Agreement"). The Cartee Employment Agreement terminates on January 2, 2001, and provides that Mr. Cartee is to be paid a salary of $150,000 per year, plus insurance and other benefits. The Cartee Employment Agreement also contains a covenant by Mr. Cartee not to compete with the Company for a period of one year following termination of his employment. The Cartee Employment Agreement also provides that if Mr. Cartee's employment is terminated with cause that Mr. Cartee would be entitled to 90 days prior notice. However, should Mr. Cartee's employment be terminated without cause, Mr. Cartee would be paid out the remainder of his contract, or for 180 days, whichever is greater. In addition, the Cartee Employment Agreement provides for the grant of options to purchase 40,000 shares of Common Stock, as approved by the Company's Board of Directors, which vest on the earlier of January 1, 2000, or immediately upon either a change in control or ownership of the Company or at such time as Mr. Cartee's employment is terminated without cause. On December 31, 1998, the Company's Board of Directors rescinded the above grant of options and issued new options to purchase 40,000 shares at $5.75 per share, all of which are fully vested, through December 31, 2001. Effective May 7, 1999, Mr. Cartee's base salary increased to $162,000 per year and he was also granted options to purchase 25,000 shares of Common Stock at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Cartee commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Cartee no longer is an employee of the Company.


J. BARRY HALL, President of the Transportation Services Group, which includes both Transportation Safety Contractors, Inc. ("TSCI") and Georgia Electric Company, is party to an employment agreement dated October 12, 1996 with TSCI (the "Hall Employment Agreement"). The Hall Employment Agreement terminates on October 11, 2001, and provides that Mr. Hall is to be paid a salary of $150,000 per year, plus insurance and other benefits. The Hall Employment

Agreement also contains a covenant by Mr. Hall not to compete with the Company for a period of two years following termination of his employment, unless the Company terminates the Hall Employment Agreement for cause or if Mr. Hall terminates the agreement with good reason, in which case the non-competition period will terminate after six (6) months (which period may be extended by the Company up to one year in exchange for additional compensation). Effective May 7, 1999, Mr. Hall received a cash bonus of $100,000, based upon compensation that has been assigned to Mr. Hall from Gerry Hall, a former Chief Executive Officer of the Company currently under contract, and Mr. J. Barry Hall's brother.

RICHARD A. BOYLE, President of the Patton Management Group, is party to an employment agreement, dated April 1, 1998 with the Company (the "Boyle Employment Agreement"). The Boyle Employment Agreement terminates on March 31, 2000, and provides that Mr. Boyle is to be paid a salary of $159,000 per year, plus insurance and other benefits. The Boyle Employment Agreement also contains a covenant by Mr. Boyle not to compete with the Company for a period of two years following termination of his employment. Also, pursuant the terms of the Patton Management Corporation acquisition documents, Mr. Boyle's non-competition agreement has been extended for one additional year. The Boyle Employment Agreement also provides that if Mr. Boyle's employment is terminated with cause that Mr. Boyle would not be entitled to any notice. Effective May 7, 1999, Mr. Boyle was granted options to purchase 65,000 shares of Common Stock at $6.375 per share, one-third of which vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 to Mr. Boyle commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date Mr. Boyle is no longer an employee of the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended October 31, 1998, compensation for the Company's Officers was determined by the Company's Compensation Committee, consisting of Messrs. C. Frank Swartz, Thomas Davidson and Gideon Taylor, of which Messrs. Swartz and Davidson are non-employee members of the Board of Directors. Mr. Taylor was Chairman of the Compensation Committee from November 1, 1997 through August 18, 1998. On August 18, 1998, Mr. Davidson became the Chairman of the Company's Compensation Committee. During the year, Mr. Taylor was Chairman of the Company's Board of Directors and the Company's Chief Administrative Officer.

In April 1998, the Company engaged Washington Equity Partners ("WEP") as an advisor in connection with the acquisition of the network construction and transportation systems business of MFSNT, including the financing thereof. At the time of the engagement, Mr. Davidson, who subsequently became a member of the Company's Board of Directors and a member of the Compensation Committee, was Managing Director of WEP. In connection with the engagement, the Company agreed to pay WEP a fee if the Company consummated the financing of the MFSNT Acquisition through an investor contacted by WEP. Such fee equaled 2% of the gross proceeds of any senior indebtedness issued by the Company, 3% of the gross proceeds of any subordinated indebtedness issued by the Company, and 4% of the gross proceeds of any equity securities issued by the Company. In addition, the Company agreed to pay WEP, upon the consummation of the MFSNT Acquisition, a fee of 2% of the aggregate purchase price paid by the Company for this acquisition up to $50.0 million, and 1-1/2% of the aggregate purchase price in excess of $50.0 million. The Company also committed to reimburse WEP for its reasonable travel and out-of-pocket expenses (up to a maximum of $20,000 without prior approval) incurred in connection with its engagement. Under the agreement, the Company agreed to indemnify WEP and its permitted assigns against all losses and expenses, including reasonable counsel fees and expenses, arising out of the MFSNT Acquisition or the financing, except any losses or expenses found in a final judgment by a court of competent jurisdiction to have resulted from WEP's bad faith, gross negligence or breach of its agreement with the Company. Mr. Davidson subsequently left his position as Managing Director of WEP in April 1998 and WEP assigned its rights in the agreement to Mr. Davidson, who became a Director of the Company in August 1998. On October 21, 1998, Mr. Davidson and the Company executed a letter agreement pursuant to which the Company agreed to pay Mr. Davidson $1.3 million in satisfaction of amounts owing under the agreement with WEP with respect to the MFSNT Acquisition and the related financing. At April 30, 1999, $828,002 of the then obligation to Mr. Davidson ($1,078,000) was converted into 118,286 shares of Common Stock, based upon the then fair market of the Common Stock of $7.00 per share and during May 1999, the remaining balance was paid in cash.


On April 24, 1998, to finance part of the non-refundable deposit in connection with the MFSNT Acquisition, Frazier L. Gaines, the Company's then President and Chief Executive Officer, and Gideon D. Taylor, the Company's then Chairman of the Board of Directors, borrowed $5.0 million from a bank which in turn, was lent to the Company. This loan was made by the bank to Messrs. Gaines and Taylor and was secured by a pledge of the 1,047,000 shares of Common Stock owned by Messrs. Taylor and Gaines. On July 2, 1998, to finance an additional non-refundable deposit on the MFSNT Acquisition purchase price, Messrs. Taylor and Gaines borrowed an additional $4.2 million which was in turn lent to the Company. This loan was also secured by a pledge of 1,047,000 shares of Common Stock owned by Messrs. Taylor and Gaines. On August 17, 1998, the Company repaid both of these loans, as well as agreed to pay Messrs. Taylor and Gaines $25,000 each for interest related to the loans. On July 8, 1998, Messrs. Taylor and Gaines were granted two year options to purchase 120,000 and 80,000 shares, respectively, of the Common Stock, at an exercise price of $14.00 per share, as compensation for providing the capital necessary to fund the initial deposits required to consummate the MFSNT Acquisition. On December 31, 1998, these options were rescinded and new options were granted at an exercise price of $5.75 per share, the fair market value at December 31, 1998. See "Stock Options Issued Outside the Plan During Fiscal Year 1998."


On August 11, 1998, Messrs. Taylor and Gaines each loaned the Company $1.0 million on an unsecured basis to cover certain expenses associated with the MFSNT Acquisition. These loans were repaid in full on August 17, 1998 and interest of $2,200 was paid to each Mr. Taylor and to Mr. Gaines.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 12, 1996, the Company acquired all of the issued and outstanding capital stock of Georgia Electric Company ("GEC"), which prior to the acquisition was owned equally by brothers Gerry W. and J. Barry Hall (collectively, the "Halls"). Following the acquisition, Gerry Hall was elected to the Board of Directors of the Company, and on June 12, 1997, was elected President and Chief Executive Officer of the Company. Gerry Hall resigned as President, Chief Executive Officer and a Director of the Company on March 2, 1998. The purchase price for the GEC acquisition was $3.0 million in cash, plus the issuance at the end of each of the next five fiscal years of a number of shares of Common Stock to be determined pursuant to a formula contained in the acquisition agreement by dividing a dollar figure derived from GEC's actual pre-tax profits and operating margins compared with target profits and margins for each such fiscal year by a discounted per share price. In the event that GEC is sold by the Company prior to the end of fiscal year 2001, the Company is obligated to issue to Gerry Hall and J. Barry Hall a number of shares of Common Stock having a market value (as determined in accordance with the contract) of $1.0 million for each year that earn-out consideration remains payable. The GEC acquisition agreement was amended in February 1998 to increase the percentage discount applicable to the price of the Common Stock for purposes of determining the number of shares to be issued with respect to each fiscal year and to limit the total market value of the shares of Common Stock which could be issued under the agreement.

In November 1997, a subsidiary of the Company assumed the obligations of Ten-Ray Utility Construction, Inc. ("Ten-Ray"), a North Carolina corporation, as contractor under two network construction contracts and paid the costs Ten-Ray had accrued under the contracts of approximately $0.1 million. On January 30, 1998, the Company purchased from Ten-Ray certain construction equipment used in connection with the contracts. The purchase price for the equipment was the satisfaction of Ten-Ray's bank loans secured by the equipment in the amount of approximately $0.3 million, including principal and interest, which in the opinion of the executives of the subsidiary, was not more than the fair market value of the equipment. Billy V. Ray, Jr., then the Company's Chief Financial Officer and currently, the Company's Chief Executive Officer, President and Acting Chief Financial Officer, beneficially owned approximately 7.7% of the voting stock of Ten-Ray and had personally guaranteed the equipment loans to the bank.

On July 1, 1997, the Company entered into a six month consulting agreement with Nelles & Associates, Inc. ("NAI"), an international telecommunications consulting firm founded by Robert C. Nelles, a former Director of the Company. The consulting agreement provided for NAI to be paid $6,000 per month to provide consulting services in support of the Company's business activities for eight days per month and for Mr. Nelles to be granted options to purchase 15,000 shares of Common Stock. On January 1, 1998, the Company entered into a three month consulting agreement with NAI which provided for NAI to be paid $2,000 per month to provide consulting services in support of the Company's business activities for up to three days per month and an hourly fee for additional services. On March 6, 1998, the Company entered into a four month consulting agreement with NAI, pursuant to which Mr. Nelles served as the interim Chief Operating Officer of the Company for which the Company paid him consulting fees of $12,500 per month, provided Mr. Nelles with the use of a leased automobile and reimbursed NAI for temporary living, travel and related expenses incurred in connection with Mr. Nelles' performance of services as interim Chief Operating Officer.


The Company entered into a consulting agreement with Tyler Dixon dated January 1, 1999 and effective as of April 1, 1999, whereby Mr. Dixon will serve as a legal consultant to the Company, will provide the Company with a minimum of 80 hours of legal services per month commencing April 1, 1999 and continuing through May 31, 2000, and will be compensated at a rate of $16,000 per month. Mr. Dixon also received options to purchase 40,000 shares of Common Stock at $6.375 per share, which exercise period commenced on April 1, 1999 and will terminate two years from the expiration of the consulting agreement or any extensions or renewals thereof (whichever occurs last). Mr. Dixon is a partner in the law firm of Raiford Dixon & Thaxton, LLP, which, during fiscal 1998, received approximately $125,000 in legal fees from the Company. Mr. Dixon was also the sole officer, director and shareholder of Cotton Communications, Inc. ("Cotton"). See Proposal No.6 below for a discussion concerning Cotton.


On February 17, 1999, in order to facilitate the purchase of (i) 2,785 shares of Series B Convertible Preferred Stock, par value $.001 ("Series B Preferred Stock") from the "Palladin Group" and the "RoseGlen Group" (each term as hereinafter defined in Proposal No. 6 below), acquired in connection with the "Series B Offering" (as defined in Proposal No. 6 below) and (ii) the outstanding $10.0 million principal amount of the Company's 12% Senior Subordinated Notes originally due January 6, 2005 (the "Senior Notes"), the Company advanced Cotton approximately $32.0 million ("Company Advance"), which advance accrues interest at 11.5% and matures on November 30, 2000. Immediately thereafter, Cotton purchased 2,785 shares of Series B Preferred Stock (1,425 shares from the RoseGlen Group for $11.0 million and 1,360 shares from the Palladin Group for $7.85 million), as well as the Senior Notes.


On March 22, 1999, the Company entered into a termination agreement with Cotton whereby the Company redeemed the Senior Notes held by Cotton, as well as the 2,785 shares of Series B Preferred Stock from Cotton in exchange for the cancellation of the Company Advance made to Cotton on February 17, 1999. The Company also assumed Cotton's obligation to acquire 630,000 of the "Series B Warrants" (as defined in Proposal No. 6 below) at a price of $3.00 per Series B Warrant. The Senior Notes have since been canceled and the 2,785 shares of Series B Preferred Stock have been retired. Additionally, the 630,000 Series B Warrants were purchased by the Company and retired. See Proposal No. 6 for a discussion of, among other things, the Series B Preferred Stock Offering, the Company's transactions with Cotton and the terms of the Series B Preferred Stock and Series B Warrants.


See also "Compensation Committee Interlocks and Insider Participation" regarding certain related party transactions between the Company, members of the Compensation Committee and with Mr. Frazier Gaines, the former President and Chief Executive Officer of the Company and a former Director of the Company.


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including the Proxy Materials, in whole or in part, the following Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


REPORT ON EXECUTIVE COMPENSATION

During the fiscal year ended October 31, 1998, the Compensation Committee was responsible for setting and approving the salaries, bonuses and other compensation for the Company's Executive Officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Plan.

COMPENSATION OBJECTIVES. The Compensation Committee believes that the objectives of executive compensation are to attract, motivate and retain highly qualified executives, to align the interests of these executives with those of the Shareholders and to motivate Company executives to increase Shareholder value by improving corporate performance and profitability. To meet these objectives, the Board of Directors seeks to provide competitive salary levels and compensation incentives that attract and retain qualified executives, to recognize individual performance and achievements, as well as performance of the Company relative to its peers and to encourage ownership of Company stock.

EXECUTIVE SALARIES. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent and the compensation practices among public companies the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at twelve-month intervals.

ANNUAL BONUSES. The Company has historically paid bonuses to executives whom the Board of Directors determines have contributed materially to the Company's success during the most recently completed fiscal year. The bonuses are intended to enable the Company's executives to participate in the Company's success, as well as to provide incentives for future performance. Bonus compensation has typically been determined as a percentage of the executive's salary based upon the pre-tax net income of the Company as a whole or the subsidiary which employs the executive.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The compensation of Gerry W. Hall, former President and Chief Executive Officer of the Company, is fixed pursuant to the Hall Employment Agreement. The Board of Directors increased Mr. Hall's annual base salary to $200,000 in connection with his appointment on June 12, 1997 as the Company's President and Chief Executive Officer. The increase was based upon arm-length negotiations between Mr. Hall and the remaining members of the Board of Directors. In agreeing to increase Mr. Hall's compensation, the Board of Directors sought to provide an appropriate incentive to Mr. Hall, who has extensive experience in the Company's industry by virtue of his former ownership and management of GEC, to accept an appointment as the Company's Chief Executive Officer. The Board of Directors believes that Mr. Hall's salary was appropriate for the chief executive officer of a public company the size of the Company. See "Summary Compensation Table" for information concerning Mr. Hall's compensation. Mr. Hall resigned as Chief Executive Officer of the Company on March 2, 1998 and resumed full-time performance of his duties at GEC pursuant to the terms of the Hall Employment Agreement. The Board of Directors approved the payment of a bonus to Mr. Hall of $75,000, based upon the Company's operating results and strategic accomplishments during the period of Mr. Hall's service as President and Chief Executive Officer.

Frazier Gaines served as the Chief Executive Officer of the Company from March 1998 through November 1998 (excluding August 19-31, 1998). During the fiscal year ended October 31, 1998. Mr. Gaines was paid $153,986. Mr. Gaines received other compensation that is more fully presented in the "Summary of Compensation" above.

STOCK OPTIONS. The Board of Directors may grant to certain employees of the Company long-term incentives consisting of non-qualified stock options and incentive stock options. In order to vary the types of awards that may be offered, the Board of Directors approved the Plan Amendments, which will increase the number of shares of stock available for grant under the Stock Option Plan and will allow for the grant of shares of Common Stock subject to restrictions. During fiscal year 1998, the Board of Directors approved grants of stock options to Messrs. Hall, Gaines, Taylor and Ray. See "Executive Compensation--Option Grants During the Fiscal Year Ended October 31, 1998".

                                               Respectfully Submitted,

                                               Thomas Davidson, Chairman
                                               C. Frank Swartz
                                               Gideon D. Taylor

STOCK PERFORMANCE

The following performance graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Standard and Poor's 500 index, the NASDAQ Telecommunications Stocks Index and a self-determined peer group consisting of Advanced Communications Systems, Inc., AmeriLink

Corp.; ANTEC Corporation; C-Cor Electronics, Inc.; Comtech Telecommunications Corp.; Dycom Industries, Inc.; Eltrax Systems, Inc.; Internet Communications Corp.; IPC Information Systems, Inc.; IWL Communications, Inc.;MasTec, Inc.; NumereX Corp.; Porta Systems Corp.; Tollgrade Communications Corp.; View Tech, Inc.; and World Access, Inc. In fiscal 1998, due to a change in business associates with MFSNT, the peer group was changed by adding Lockheed Martin ("Peer Group-New"). The cumulative total return for each of the periods shown in the performance graph is measured assuming an initial investment of $100 on October 31, 1993 and assuming dividend reinvestment. No dividends have been paid on the Common Stock.



COMPARISON OF 12-MONTHS CUMULATIVE TOTAL RETURN AMONG ABLE TELCOM HOLDING CORP., THE S&P 500 INDEX, SELF-DETERMINED PEER GROUPS AND THE NASDAQ TELECOMMUNICATIONS
                                 STOCKS INDEX.


                             10/31/94     10/31/95     10/31/96      10/31/97     10/31/98
Able Telcom Holding Corp.        78           59           93            86           79

Peer Group-Old                   47           85          175           171          147

Peer Group-New                  109          159          216           240          273

S&P 500                         104          131          163           215          263

NASDAQ
Telecommunications               84            95           99          145          200


    THE BOARD OF DIRECTORS VOTES "FOR" ELECTING THE SLATE OF SIX DIRECTORS TO
       SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR
                 RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED


                                 PROPOSAL NO. 2:

          TO RATIFY AND APPROVE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

                 (A) COMMON STOCK FROM 25 MILLION TO 100 MILLION

              (B) PREFERRED STOCK FROM ONE MILLION TO FIVE MILLION

BACKGROUND


On March 4, 1999, the Board of Directors unanimously adopted a resolution setting forth proposed amendments (the "Amendments") to the Company's Articles of Incorporation ("Articles"):

1. Authorizing amendments to the first paragraph of Article III of the Articles to increase the number of authorized shares of


         o Common Stock, par value $.001, from 25 million shares to 100 million shares;

         o Preferred Stock, par value $.10 ("Preferred Stock") from one million shares to five million shares; and

2. Directing that the Amendments be submitted to the Shareholders for their review, adoption and approval at the Company's 1999 Annual Meeting of Shareholders.


As of the Record Date, there were


         o 25 million shares of Common Stock authorized, of which 12,122,959 shares of Common Stock were issued and outstanding, and


         o        one million shares of Preferred Stock authorized, of which

                  --1,200 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), of which no shares remain issued and outstanding, and

                  --4,000 shares have been designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), of which 779 shares remain issued and outstanding.

THE COMMON STOCK


Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of Shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock, whom are entitled to vote in any election of Directors, may elect all of the Directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no pre-emptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.


THE PREFERRED STOCK

Currently, the Board of Directors has the authority, without further action of the Shareholders of the Company, to issue up to an aggregate of one million shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

The Board of Directors, without Shareholder approval, can issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. For a description of the terms of the Series B Preferred Stock, see Proposal No. 6.

EFFECT OF THE INCREASE IN AUTHORIZED SHARES

Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock. The additional authorized Preferred Stock may be issued by resolutions of a majority of the Board of Directors of the Company in one or more series with such designations, powers, preferences and rights, including without limitation, dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences and such qualifications and limitations as the Board of Directors shall determine. Assuming the

Amendments are approved, no further Shareholder approval is required for the issuance of authorized Common Stock or Preferred Stock.

REASONS FOR INCREASING THE NUMBER OF AUTHORIZED SHARES


Of the 25 million shares of Common Stock currently authorized for issuance under the Articles, as of the Record Date there were 12,122,959 shares of Common Stock issued and outstanding. As of October 28, 1999, there were 8,636,808 additional shares which should be reserved. These additional shares are comprised of the following (as if exercised or converted, as applicable, as of October 25, 1999):


         o        2,646,247 shares underlying outstanding options,

         o 2,000,000 shares underlying the WorldCom Option described in Proposal No. 5 (assuming Shareholder approval of Proposal No. 5),


         o 274,000 shares underlying the WorldCom Equity Award described in Proposal No. 5 (assuming Shareholder approval of Proposal No. 5),

         o 2,689,856 shares of Common Stock described in Proposal No. 6 (which represents 200% of the shares underlying the Series B Preferred Stock, as required under the terms of the Series B Preferred Stock or 1,344,928 shares that would be issued, and assuming Shareholder approval of Proposal No. 6),


         o 555,000 shares of Common Stock described in Proposal No. 6 (which represents 150% of the shares of Common Stock underlying the remaining outstanding warrants issued in connection with the Series B Offering described in Proposal No. 6 or 370,000 shares),


         o 409,505 shares underlying warrants issued in connection with the Company's "Senior Notes," as defined in Proposal No. 6, which Senior Notes have since been canceled but the warrants remain outstanding, and


         o 62,200 shares underlying warrants issued in connection with the Company's Series A Preferred Stock (the Series A Preferred Stock has all been converted and none remain outstanding).


Increasing the number of authorized shares of Common Stock, as well as Preferred Stock will allow the Company's Board of Directors to have the flexibility to act promptly to meet future business needs as such needs arise. Sufficient shares should be readily available for general corporate purposes, including for maintaining the Company's financial and capital raising flexibility, in the event of stock splits or stock dividends, for acquisitions and mergers, in connection with employee benefit plans and for other proper business purposes. Additionally, by increasing the number of authorized shares of Common Stock from 25 million to 100 million, the Company will have more than a sufficient number of shares in the event that the Common Stock price drops to approximately $0.50 per share or less and all derivative securities are converted or exercised, as well as to meet its contractual obligations to the holders of the Series B Securities.


The Amendments will also authorize an increase in the number of authorized shares of Preferred Stock from one million shares to five million shares, on terms which may be fixed by the Board of Directors without further Shareholder action. The Articles currently authorize 1,000,000 shares of Preferred Stock. As of the Record Date,

         o 1,200 shares have been designated as Series A Preferred Stock, none of which remain issued or outstanding, and

         o 4,000 shares have been designated as Series B Preferred Stock, of which 779 shares remain issued and outstanding.

The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The Company has no present plans to issue any additional shares of Preferred Stock.

Furthermore, by having additional shares readily available, the Board of Directors will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding additional special Shareholders' meetings. The Board, however, may issue additional shares of Common Stock and Preferred Stock without action on the part of the Shareholders only if the action is permissible under Florida law, and only if the rules of the exchange on which the Common Stock is listed (currently the Nasdaq National Market System) permit such issuances. There are no additional costs or expenses due to the State of Florida, where the Company is incorporated, as a result of the increase in authorized shares, other than the costs associated with the filing of an Amendment to the Company's Articles of Incorporation.

Moreover, the additional authorized shares of Common Stock and Preferred Stock may be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The Company is not currently aware of any effort to obtain control of the Company and has no plans to use the new shares for purposes of discouraging any such effort. Similarly, the Company has no present plans, agreements, commitments or understandings to issue or use these proposed additional shares of Common Stock or Preferred Stock in connection with any acquisitions, financing transactions or other corporate transactions, however, it may do so in the foreseeable future. The Shareholders may vote separately to increase the number of authorized shares of (i) Common Stock and (ii) Preferred Stock.


If Proposal 2(A) only described in this Proposal is approved, the first paragraph of Article III of the Articles of Incorporation will read as follows:

                                   ARTICLE III

         The number of shares of stock that this Corporation is authorized to have outstanding at any one time is:

                  ONE HUNDRED AND FIVE MILLION (105,000,000) SHARES CONSISTING OF ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK HAVING A PAR VALUE OF ONE TENTH OF A CENT ($.001) PER SHARE AND FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK HAVING A PAR VALUE OF TEN CENTS ($.10) PER SHARE.

If Proposal 2(B) only described in this Proposal is approved, the first paragraph of Article III of the Articles of Incorporation will read as follows:

                                   ARTICLE III

         The number of shares of stock that this Corporation is authorized to have outstanding at any one time is:

                  THIRTY MILLION (30,000,000) SHARES CONSISTING OF TWENTY FIVE MILLION (25,000,000) SHARES OF COMMON STOCK HAVING A PAR VALUE OF ONE TENTH OF A CENT ($.001) PER SHARE AND ONE MILLION (1,000,000) SHARES OF PREFERRED STOCK HAVING A PAR VALUE OF TEN CENTS ($.10) PER SHARE.


If Shareholder approval is obtained for either Proposal 2(A) or Proposal 2(B) or for both Proposals, the Amendments become effective once the Amendment is filed with the Secretary of State of the State of Florida, which is expected to occur as soon as practicable after the Shareholders approve the Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVING
      AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE
                         NUMBER OF AUTHORIZED SHARES OF

                 (A) COMMON STOCK FROM 25 MILLION TO 100 MILLION

              (B) PREFERRED STOCK FROM ONE MILLION TO FIVE MILLION

                                 PROPOSAL NO 3:

                   TO AMEND ABLE'S 1995 STOCK OPTION PLAN TO:


(A) INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE FROM 1,300,000 TO 5,500,000


(B) MODIFY CERTAIN TERMS OF THE GRANTS OF OPTIONS TO NON-AFFILIATE DIRECTORS WHICH INCLUDE:

                  (I) INCREASING THE NUMBER OF OPTIONS GRANTED TO NON-AFFILIATE DIRECTORS FROM 5,000 (INITIALLY) TO 10,000 (ANNUALLY),

                  (II) GRANTING ADDITIONAL OPTIONS ON AN ANNUAL BASIS TO NON-AFFILIATE DIRECTORS WHO SERVE AS CHAIRMAN OF THE BOARD OF THE COMPANY, AND AS CHAIRMAN AND/OR AS MEMBER OF A BOARD COMMITTEE, AND

                  (III) EXTENDING THE EXERCISE PERIOD OF THE DATE OF GRANTS TO NON-AFFILIATE DIRECTORS TO THE EARLIER OF (A) THE EARLIER OF THE DATE WHICH IS SIX YEARS FROM THE DATE OF ITS GRANT OR SEPTEMBER 19, 2005, OR (B) THE DATE WHICH IS TWO YEARS AFTER THE DATE THAT SUCH NON-AFFILIATE DIRECTOR IS NO LONGER SERVING IN SUCH CAPACITY.

BACKGROUND

The Company is seeking Shareholder approval to amend Able's 1995 Stock Option Plan, as amended (the "Plan"), to:


         (A) Increase the maximum number of options and underlying shares of Common Stock available for issuance under the Plan from 1,300,000 shares to 5,500,000 shares; and

         (B) Modify certain of the terms of the initial grant of options to Non-Affiliate Directors, which include:

                  (i) increasing the initial grant of non-qualified stock options to Non-Affiliate Directors from 5,000 shares of Common Stock to an annual grant of 10,000 shares of Common Stock, whether or not such Non-Affiliate Directors have previously been granted any other option by the Company, and which options shall vest one year from the date of such appointment, election or re-election,

                  (ii) granting additional options to Non-Affiliate Directors upon such Non-Affiliate Directors' election, re-election or appointment, as the case may be, who serve in the capacity described below:


                           POSITION                            NUMBER OF OPTIONS
                           Chairman of the Board of Directors        5,000
                           Audit Committee Chairman                  2,000

                           Audit Committee Member                    1,000
                           Compensation Committee Chairman           2,000
                           Compensation Committee Member             1,000
                           Nominating Committee Chairman             2,000
                           Nominating Committee Member               1,000

                  which grant of options shall vest one year from the date of grant so long as such Non-Affiliate Directors are acting in such capacities as of such vesting date(s),

                  (iii) extending the expiration of the term of such options described in (A) and (B) above to the earlier of (I) the earlier of six years or September 19, 2005, or (II) two years (as opposed to the current 30 days) after the date such Non-Affiliate Director no longer is serving in such capacity described above.


The amendments described above were adopted by the Board on March 5, 1999 (as to Proposal 3(A) and Proposal 3(B)(iii) described above) and on May 7, 1999 (as to Proposal 3(B)(i) and 3(B)(ii) described above). Adoption of these amendments are subject to Shareholder approval at the Annual Meeting. Below is a summary of all material information relating to Proposal Nos. 3(A) and 3(B). Before deciding how to vote, Shareholders should review the full text of the Plan, which is attached to these Proxy Materials as Appendix A. The proposed amendments described in Proposal 3(A) are highlighted in Section 3 of the Plan and the proposed amendments described in Proposal 3(B) are highlighted in Section 7 of the Plan.

For the year ended October 31, 1998, in addition to the options granted under the Plan, the Company has also granted options outside the Plan to employees and Non-Affiliate Directors totaling 160,000 options underlying the Common Stock, as well as 150,000 options underlying the Common Stock for employees of the Company's subsidiaries acquired in connection with the MFSNT Acquisition. Subsequent to October 31, 1998 through July 15, 1999, an additional 1,050,000 options (net of December 31, 1998 rescissions) were reserved for employees of the Company's subsidiaries acquired in connection with the MFSNT Acquisition, substantially all of which have been granted, and an additional 648,500 options were granted (net of the December 31, 1998 rescissions) to employees and Non-Affiliate Directors as of September 1, 1999.


HOW MANY SHARES OF COMMON STOCK ARE CURRENTLY AVAILABLE UNDER THE PLAN?

Under the Plan, stock options to purchase an aggregate of not more than 1,300,000 shares of Common Stock, subject to certain adjustments to reflect changes in Able's corporate structure or shares of Able, may be granted from time to time to employees of, and consultants and advisors to, Able and its affiliates, and directors who are neither officers nor employees of Able or its affiliates. In general, if stock options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options will again be available for the grant of options. No options may be granted under the Plan after September 19, 2005.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

All employees, Non-Affiliate Directors who do not own more than 5% of any class of Able's outstanding capital stock, consultants or advisors of Able and its affiliates are eligible to participate in the Plan.

WHO ADMINISTERS THE PLAN?


Able's Board of Directors administers the Plan (the "Plan Administrators"). The Plan Administrators, select those persons who are eligible for awards, determine the types of awards and the number of shares subject to the awards, and set forth the terms and conditions of the awards. The Plan Administrators are also authorized to interpret the Plan, establish, amend and rescind any rules and regulations relating to the Plan, and make all other determinations which are necessary for the administration of the Plan. The Board may amend, revise or terminate the terms of the Plan or any part thereof without further action of the Shareholders; provided however, that certain material modifications affecting the Plan as described in Section 12 (Amendments) of the Plan must be approved by the Shareholders. These modifications include:


         o increasing the aggregate number of shares reserved for issuance under the Plan,

         o changing the class of individuals eligible to receive options under the Plan,

         o extending the maximum period during which any option may be granted or exercised;

         o reducing the option price per share below fair market value, or

         o        extending the term of the Plan.

Additionally, any change in the Plan that may impair any option or deprive any optionee of shares that may have been granted under the Plan requires the consent of the optionee and is also subject to Shareholder approval.

WHY IS THE COMPANY PROPOSING TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN?


Of the 1,300,000 shares of Common Stock authorized for issuance under the Plan, as of July 15, 1999, there were only 13,850 shares that remain unissued and unreserved. The Board believes this number of shares is insufficient to adequately serve the purposes and objectives of the Plan. The proposed amendments increase the number of shares of Common Stock authorized for issuance under the Plan by 4,200,000 shares to 5,500,000 shares. The Company believes that the increase in the number of shares is necessary in order to ensure that Able will have a sufficient reserve of Common Stock under the Plan to continue to attract, retain and motivate key individuals essential to Able's long-term growth and success. The availability of additional shares under the Plan also serves to encourage qualified persons to seek and accept employment with Able.


WHY IS THE COMPANY PROPOSING TO INCREASE THE NUMBER OF OPTIONS GRANTED TO NON-AFFILIATE DIRECTORS UNDER THE PLAN?


The Board of Directors believes that in order to attract highly qualified, well-respected Non-Affiliate Directors to its Board, it is necessary to grant non-qualified stock options ("NQSO's") to purchase 10,000 shares of Common Stock in the Company (an increase of 5,000 options currently granted pursuant to the Plan). As a result, the Board of Directors has proposed modifying Section 7(a) of the Plan from an initial grant of an NQSO to purchase 5,000 shares of Common Stock to an annual grant to purchase 10,000 shares. Currently, the 5,000 options granted to Non-Affiliate Directors under the Plan vest immediately. However, in order to encourage Non-Affiliate Directors to remain as members of the Board once appointed, elected or re-elected, as applicable, and to stand for re-election, the options will now be granted on the date such Non-Affiliate Directors are appointed, elected or re-elected, as the case may be, but the options will vest one year from the date of grant (as opposed to immediately), so long as the Non-Affiliate Directors serve in such capacity as of the vesting date.

The Board of Directors is also seeking Shareholder approval to grant, on an annual basis, additional options to Non-Affiliate Directors under the Plan who serve in the following capacities as (i) Chairman of the Board of Directors of the Company (5,000 options); (ii) Chairman of the Audit, Compensation and/or Nominating Committee (2,000 options for each Chairman and membership so held), and/or (iii) as members of the Audit, Compensation and/or Nominating Committee (1,000 options for each membership so held, if not a Chairman). These options will be granted on the date such Non-Affiliate Directors are appointed in such capacities, but the options will vest one year from the date of grant, so long as the Non-Affiliate Directors serve in such capacity as of the vesting date. The Board of Directors believes that the grant of these options will encourage Non-Affiliate Directors to take a leadership role with other Board members and to actively participate as Board committee members on a constant basis.


WHY IS THE COMPANY PROPOSING TO EXTEND THE EXPIRATION OF THE EXERCISE PERIOD OF OPTIONS GRANTED TO NON-AFFILIATE DIRECTORS UNDER THE PLAN?

The expiration of the option term is currently the earlier of (i) the earlier of the date which is six years from the date of its grant or September 19, 2005, or
(ii) the date which is 30 days after the date that such Non-Affiliate Director shall no longer serve as a member of the Board, or as Chairman, or as a Chairman or a member of a committee, as applicable. The Board of Directors is proposing to extend the expiration of the option term to the earlier of (i) the earlier of the date which is six years from the date of its grant or September 19, 2005, or
(ii) the date which is two years after the date that such Non-Affiliate Director no longer serves in such capacity. By extending the term, Non-Affiliate Directors will have more time to exercise their options, which in turn, could result in additional cash to the Company upon such exercise(s).


WHAT TYPE OF AWARDS MAY BE GRANTED UNDER THE PLAN?

The awards granted under the Plan may be either (i) stock options, which may be either options which qualify as "incentive stock options" ("ISOs") designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify (NQSOs), and (ii) restricted stock.

WHAT ARE THE DETAILS OF THE STOCK OPTIONS UNDER THE PLAN?


Stock options intended to be ISOs may be granted to employees and options intended to be NQSO's may be granted to employees, to directors who are neither officers nor employees of the Company, to consultants and to other persons who provide services to Able and its affiliates. The Plan Administrators determine the purchase price of each share of Common Stock purchasable under any ISO at the date of grant, however, the purchase price cannot be less than 100% of the fair market value of Common Stock on the date the option is granted. The purchase price per share of Common Stock purchasable under any NQSO is determined by the Plan Administrators.

Non-employee Directors may receive nondiscretionary grants of NQSOs under the Stock Option Plan in accordance with the terms thereof. The Plan currently provides that any non-employee Director receives a grant of an option to purchase 5,000 shares of Common Stock as of the date he or she begins service as a Director at an exercise price equal to 100% of the fair market value of Able's Common Stock on the date the option is granted. Proposal No. 3(B) seeks to change this provision such that each Director, at the completion of each year's Annual Meeting, would receive an option to purchase 10,000 shares.

Options will vest and become exercisable only after a non-employee Director has served as a Director of Able for at least one year; provided however, that the option will not vest if a non-employee Director fails to attend at least 60% of all Board meetings and meetings of committees of which he or she is a member, which take place between the date of grant and the first anniversary of the date of grant.


DO OPTIONEES UNDER THE PLAN HAVE SHAREHOLDER RIGHTS?


Optionees have shareholder rights (E.G., right to vote and receive dividends) only at such time as they exercise their options and receive shares of Common Stock.


WHEN DO THE STOCK OPTIONS UNDER THE PLAN EXPIRE?


Each stock option expires and is no longer exercisable on such dates as the Plan Administrators determine when the options are granted. Any NQSO granted to a non-employee Director currently expires on the earlier of


         o the earlier of six years from the date the option is granted, or September 19, 2005, or

         o 30 days after the optionee no longer serves as a member of the Board. Stock options can also be terminated under certain circumstances following a "Change of Control" (as set forth below).

Approval of Proposal No. 3(B) would extend the 30 days to two (2) years.

WHAT ARE THE DETAILS OF AWARDS OF COMMON STOCK UNDER THE PLAN?

The Plan Administrators may grant awards to employees consisting of shares of Common Stock, which may be subject to such restrictions and on such terms and conditions as the Plan Administrators may determine, including the time period over which such shares will become vested, the date or dates as of which the risk of forfeiture of the shares will lapse, the establishment of conditions for the lapse or termination of the risk of forfeiture other than the expiration of the vesting period, and the circumstances under which vesting requirements will be waived or accelerated.

Upon the award of Common Stock, the recipient has all rights of a Shareholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares.

ARE AWARDS UNDER THE PLAN ASSIGNABLE?

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution. Each stock option is exercisable during the optionee's lifetime and only by the optionee.

WHAT HAPPENS UNDER THE PLAN IF THERE IS A CHANGE IN ABLE'S CORPORATE STRUCTURE?

If Able's corporate structure changes or if there is a change in Able's shares (i.e., a recapitalization, stock split, reverse stock split, consolidation, rights offering, stock dividend, reorganization or liquidation), the Plan Administrators will make such substitution or adjustment in the number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards under the Plan in order to maintain the purpose of the original grant.

WHAT HAPPENS TO THE OPTIONS UNDER THE PLAN UPON A CHANGE OF CONTROL OF ABLE?

A Change of Control occurs from the dissolution or liquidation of Able, or a reorganization, merger or consolidation of Able with one or more corporations where Able is not the surviving entity, or a transfer of substantially all of Able's property or more than 80% of Able's then outstanding shares to another corporation not controlled by Able's Shareholders. Upon a Change of Control, the Plan and any outstanding options will be terminated unless provision is made in connection with such transaction for the assumption and continuation of the Plan and the options or the substitution of new options covering the shares of a successor corporation, and all vesting requirements, risks of forfeiture and other restrictions shall lapse and terminate. If no such provision is made, Able will give all option holders advance written notice of the Change of Control, all options will become fully exercisable and the option holders will then have 30 days to exercise their options.

WHAT ARE THE FEDERAL INCOME TAX ASPECTS OF THE STOCK OPTIONS?

Incentive Stock Options ("ISOs").

The following is a summary of the federal income tax consequences generally arising with respect to stock options granted and to be granted under the Plan. The grant and exercise of an ISO generally results in no taxable income to the participant and no income tax deduction for Able; it does not set forth any state or local income tax or estate tax consequences that may be applicable. If the participant holds the shares acquired upon exercise of an ISO for at least two years from the date of the grant of the ISO and at least one year from the date of exercise, the participant will recognize long-term capital gain or loss upon a subsequent sale of the shares based upon the difference between the sale proceeds and the fair market value of the shares on the exercise date and no deduction would be allowed to Able for federal income tax purposes. If the participant disposes of the shares acquired upon exercise of an ISO within either of the holding periods described above, the participant will generally recognize as ordinary income an amount equal to the lesser of

         o the fair market value of Able's Common Stock on the date of exercise over the exercise price, or

         o        the amount realized upon disposition over the exercise price.

In such event, Able generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the participant as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains, depending on the holding period.

Nonqualified Stock Options ("NQSOs").

The grant of an NQSO has no tax consequences to the Company or to the participant, unless such option has a readily ascertainable fair market value (as determined under applicable tax law at the time of grant). Upon exercise of an NQSO, however, the participant generally will recognize ordinary income in the amount of the excess of the fair market value on the date of exercise of the shares of Common Stock acquired over the exercise price, and such amount will be deductible for federal income tax purposes by Able. The holder of such shares will, upon a subsequent disposition of the shares, recognize short-term or long-term capital gain or loss, depending on the holding period of the shares.

All Stock Options

With regard to both ISOs and NQSOs, the following material federal income tax consequences also apply:

         o any Officers or Directors of Able subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their NQSOs;

         o any entitlement to a tax deduction on the part of Able is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1 million limitation on deductible compensation);

         o in the event that the exercisability or vesting of any award is accelerated because of a Change of Control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and

         o the exercise of an ISO may have implications in the computation of alternative minimum taxable income.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1.0 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Stock options will generally qualify under one of these if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period and the exercise price is no less than fair market value at the time of grant and the plan under which the options are granted is approved by Shareholders and is administered by a compensation committee comprised of outside directors. The Plan is not intended to comply with Section 162(m) of the Code.

The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

MAY SHAREHOLDERS VOTE SEPARATELY ON PROPOSAL NO. 3(A) AND PROPOSAL NO. 3(B)?

YES, SHAREHOLDERS MAY VOTE SEPARATELY ON PROPOSAL NO. 3(A) AND PROPOSAL NO.
3(B).


WHAT BENEFIT WILL NON-AFFILIATE DIRECTORS RECEIVE IF PROPOSAL NOS. 3(A) AND 3(B) ARE APPROVED?

ON MARCH 5, 1999 AND ON MAY 7, 1999, THE MEMBERS OF THE BOARD OF DIRECTORS ADOPTED THE AMENDMENTS TO THE PLAN DESCRIBED IN PROPOSAL NO. 3(A) AND PROPOSAL 3(B). HOWEVER, BECAUSE C. FRANK SWARTZ, CHAIRMAN OF THE BOARD OF DIRECTORS, JONATHAN A. BRATT AND ALEC MCLARTY, BOTH DIRECTORS, WERE THE ONLY NON-AFFILIATE DIRECTORS AT THE TIME OF SUCH MEETINGS, EACH ABSTAINED FROM VOTING ON ANY MATTERS RELATED TO PROPOSAL NO. 3(A) AND PROPORSAL NO. 3(B) RELATING TO NON-AFFILIATE DIRECTORS. WHILE

NEITHER MR. MCLARTY, MR. BRATT, NOR MR. SWARTZ VOTED TO ADOPT THE AMENDMENTS TO THE PLAN RELATING TO NON-AFFILIATE DIRECTORS, BECAUSE THEY ARE MEMBERS OF THE BOARD OF DIRECTORS, WHICH IS RECOMMENDING APPROVAL OF PROPOSAL NO. 3(A) AND PROPOSAL NO. 3(B), SUCH RECOMMENDATIONS IN FAVOR OF THESE PROPOSALS MAY BE DEEMED CONFLICTS OF INTEREST SINCE SHAREHOLDER APPROVAL WOULD RESULT IN A PERSONAL BENEFIT TO EACH OF THEM. HOWEVER, NONE OF THE OPTIONS PROPOSED TO BE GRANTED TO ANY OF THE NON-AFFILIATE DIRECTORS ARE ON STATED TERMS MORE FAVORABLE THAN STATED TERMS APPLICABLE TO OTHER PARTICIPANTS (WHO ARE NOT NON-AFFILIATED DIRECTORS) IN THE PLAN. See also Proposal No. 4 - BENEFITS TO BOARD MEMBERS IF THIS PROPOSAL IS APPROVED - for a discussion concerning conflicts of interest of certain Board Members.


WHAT IS THE BOARD'S RECOMMENDATION?

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AMENDING THE
                         COMPANY'S STOCK OPTION PLAN TO


(A) INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE FROM 1,300,000 TO 5,500,000


(B) MODIFY CERTAIN TERMS OF THE GRANTS OF OPTIONS TO NON-AFFILIATE DIRECTORS WHICH INCLUDE:

                  (I) INCREASING THE NUMBER OF OPTIONS GRANTED TO NON-AFFILIATE DIRECTORS FROM 5,000 (INITIALLY) TO 10,000 (ANNUALLY),

                  (II) GRANTING ADDITIONAL OPTIONS ON AN ANNUAL BASIS TO NON-AFFILIATE DIRECTORS WHO SERVE AS CHAIRMAN OF THE BOARD OF THE COMPANY, AND AS CHAIRMAN AND/OR AS MEMBER OF A BOARD COMMITTEE, AND

                  (III) EXTENDING THE EXERCISE PERIOD OF THE DATE OF GRANTS TO NON-AFFILIATE DIRECTORS TO THE EARLIER OF (A) THE EARLIER OF THE DATE WHICH IS SIX YEARS FROM THE DATE OF ITS GRANT OR SEPTEMBER 19, 2005, OR (B) THE DATE WHICH IS TWO YEARS AFTER THE DATE THAT SUCH NON-AFFILIATE DIRECTOR IS NO LONGER SERVING IN SUCH CAPACITY.


CERTAIN MEMBERS OF THE BOARD OF DIRECTORS RECOMMENDING SHAREHOLDER APPROVAL MAY
  HAVE CONFLICTS OF INTEREST MAKING SUCH RECOMMENDATIONS. CERTAIN MEMBERS MAY PERSONALLY BENEFIT FROM APPROVAL OF PROPOSAL NO. 3(A) AND PROPOSAL NO. 3(B). SEE
  "WHAT BENEFIT WILL NON-AFFILIATE DIRECTORS RECEIVE IF PROPOSAL NOS. 3(A) AND
                              3(B) ARE APPROVED?"


                         NASDAQ MARKETPLACE RULE 4460(i)


Proposal No. 4 through Proposal No.6 below have been submitted for Shareholder approval pursuant to certain rules and regulations, including Nasdaq Marketplace Rule 4460(i) ("Rule 4460(i)"). Rule 4460(i) is one of several non-quantitative designation criteria described in Rule 4460 and required of a Nasdaq National Market ("NNM") issuer, such as the Company. Rule 4460(i) sets forth the criteria when Shareholder approval is required. The other non-quantitative designation criteria for NNM issuers include, among other things,

         o        distributing annual and interim reports,

         o        making available copies of shareholder and financial reports,

         o        maintaining a minimum of two independent directors,

         o establishing and maintaining an audit committee, a majority of which shall be independent directors,

         o        holding an annual shareholders meeting,

         o soliciting proxies and providing proxy statements for all shareholder meetings,

         o conducting an appropriate review of all related party transactions, and

         o        being audited by an independent public accountant.

Each NNM issuer is required to obtain Shareholder approval pursuant to Rule 4460(i) in the following circumstances:

(A) when a stock option plan or other arrangement is made whereby stock may be acquired by officers or directors, with certain exceptions including, among others:

         --for warrants or rights issued generally to security holders of a company or broadly based plans or arrangements including other employees such as Employee Stock Option Plans, or

         --if the arrangement or plan does not exceed the lesser of (i) 1% of the number of shares of Common Stock, (ii) 1% of the voting power outstanding, or (iii) 25,000 shares.

(B)      when the issuance will result in a change of control;

(C) in connection with acquiring stock or assets of another company if where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash including, among other things:

         --the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or

         --the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

(D) in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exercisable for common stock) either

         --at a price less than the greater of book or market value which together with the sales by officers, directors or substantial shareholders of a company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

         --equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.


Shareholder approval is required prior to the issuance of designated securities under paragraphs (B), (C), and (D) above. Proposal No. 4 below is being submitted for Shareholder approval pursuant to paragraph (A) above, Proposal No. 5 is being submitted pursuant to paragraph (C) above and Proposal No. 6 is being submitted pursuant to paragraphs (C) and (D) above and remotely, pursuant to paragraph (B) above. As of October 25, 1999, assuming Shareholder approval of Proposal Nos. 5 and 6, if (i) the WorldCom Option and World Com Equity Awards described in Proposal No. 5 were exercised (for a total of 2,274,000 shares) and
(ii) the remaining outstanding shares of Series B Preferred Stock were converted into Common Stock (for an aggregate of 1,344,928 shares), the exercise or conversion of such securities would represent approximately 22.99% of the Common Stock, which would also not be deemed a change of control (assuming a change of control would occur if 30% or more of the Company's outstanding stock were acquired). In addition, based upon the stock price of the Common Stock on October 25, 1999 of $9.375 per share, the remaining outstanding warrants issued in connection with the Series B Offering (the "Series B Warrants") described in Proposal No. 6 (for a total of 370,000 shares), would not be exercised since neither security was "in the money." If, however, exercise is assumed, then the exercise of such securities, as well as the conversion or exercise of the WorldCom Option, WorldCom Equity Awards and the Series B Preferred Stock described above would represent approximately 24.76% of the then outstanding stock of the Company, which would not be deemed a change of control. However, to the extent the trading price of the Common Stock were to drastically drop well below $1.50 per share and the holders of the Series B Preferred Stock were to seek to convert their shares at that time, there is a remote possibility that such conversion could result in a change of control depending on the then number of shares outstanding (and assuming a change of control would occur if the Series B holders owned 30% of the Common Stock at that time). The Company does not anticipate that it will trade below $1.50 anytime in the foreseeable future, but there can be no assurances that such an event could not occur.


If the Company does not maintain the criteria (including, among others, the non-designation criteria described above) required by Nasdaq or Shareholder approval is not obtained, but the Company nonetheless undertakes the grants of options and issues Common Stock as described below in Proposal No. 4 through Proposal No. 6, the Company's securities could be delisted by Nasdaq. As a result of such an event, the Common Stock would likely be traded in the Over-The-Counter market on the OTC Electronic Bulletin Board. In such an event, the market price of the Common Stock may be adversely impacted and a Shareholder may find it difficult to dispose, or obtain accurate quotations as to the market value, of the Common Stock.


                                 PROPOSAL NO. 4

     TO RATIFY AND APPROVE THE ISSUANCE OF STOCK OPTIONS GRANTED TO CERTAIN
                      OFFICERS AND DIRECTORS OF THE COMPANY

BACKGROUND


During fiscal year 1998, the Company issued options to purchase an aggregate of 902,000 shares of Common Stock to employees, Officers and Directors of the Company and its subsidiaries at exercise prices ranging from $5.34 to $14.00 per share. On December 31, 1998, 840,000 of these options were rescinded. Immediately thereafter, the same number of options were issued on December 31, 1998 at an exercise price of $5.75 per share, which was the average of the ten-day closing market price for the Common Stock for the period from December 16 through December 30, 1998. The expiration period for these options range from December 31, 2000 to April 24, 2005 and immediately vested on December 31, 1998.

On May 7, 1999, the Board of Directors voted to grant additional options to purchase an aggregate of 395,000 shares, 180,000 of which were retroactive to earlier dates, at exercise prices ranging between $5.75 and $6.375 per share. The exercise period for the options granted to employees on May 7, 1999 and dated May 7, 1999 commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date the optionee is no longer an employee and/or a Director of the Company, as applicable. Additionally, on May 7, 1999, the Board of Directors granted an aggregate of 20,000 shares to two Directors at an exercise price of $6.25 per share, which immediately vested, and for which the exercise period continues for a period that is the earlier of (i) two years from the date such Director no longer serves as a Director of the Company or (ii) May 8, 2001.



The total number of shares of Common Stock underlying the options described in this Proposal No. 4 and for which Shareholder approval is being sought is 835,000 shares.


These options were granted as an additional incentive to attract, retain and award those persons who provide management services and upon whose efforts and judgment the success of the Company and its subsidiaries are largely dependent. The Board of Directors also granted these options to continue encouraging stock ownership in the Company by such persons.

NASDAQ MARKETPLACE RULE 4460(i)(1)(A)

Rule 4460(i)(1)(A) requires Shareholder approval of an arrangement where stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of a company or broadly based plans or arrangements including other employees (e.g., ESOPs). Shareholder approval is not necessary where the amount of securities which may be issued does not exceed the lesser of:

         o        1% of the number of shares of common stock,

         o        1% of the voting power outstanding, or

         o        25,000 shares.

Because the grant to certain Executive Officers and Directors of the Company exceeds the de minimus limitations set forth in the Rule 4460(i)(1)(A), Shareholder approval is being sought to ratify the issuances of the options described below, and the Board of Directors is soliciting the enclosed Proxy Card as to that decision. None of the options described in this Proposal No. 4 were granted inside the Plan.

A brief description of the material terms of the stock option grants and a table summarizing the benefits to be conferred under the grants follow:

GRANT OF OPTIONS


NAME OF                 NUMBER OF                   EXERCISE         DATE OF                EXERCISE
OFFICER/DIRECTOR        OPTIONS GRANTED             PRICE            GRANT                  PERIOD THROUGH

Michael Arp(1)               40,000                  $5.75           December 31, 1998      December 31, 2001
                             25,000                  $6.375          May 7, 1999              (2)
James E. Brands(3)          100,000                  $6.375          April 1, 1999            (4)
Richard Boyle(5)             65,000                  $6.375          May 7, 1999              (2)
Jonathan Bratt(6)            30,000                  $5.75           December 31, 1998      July 3, 2004
G. Vance Cartee(7)           40,000                  $5.75           December 31, 1998      December 31, 2001
                             25,000                  $6.375          May 7, 1999              (2)
Thomas Davidson              20,000                  $5.75           December 31, 1998      July 3, 2004
                             10,000                  $6.25           May 7, 1999              (8)
John Foster(9)               30,000                  $5.75           December 31, 1998      July 3, 2004
Stacy Jenkins(10)           100,000                  $5.75           December 31, 1998      December 31, 2000(11)
                             25,000                  $6.375          May 7, 1999              (2)
Edward Z. Pollock(12)        40,000                  $5.75           December 31, 1998      December 31, 2001
                             25,000                  $6.375          May 7, 1999              (2)
Billy V. Ray, Jr.(13)       100,000                  $5.75           December 31, 1998      December 31, 2001
                             50,000                  $6.375          May 7, 1999              (2)
Richard Sandulli(14)         30,000                  $5.75           December 31, 1998      July 3, 2004
Michael A. Summers(15)       40,000                  $7.625          June 1, 1999           June 1, 2002
Frank Swartz(16)             20,000                  $5.75           December 31, 1998      July 3, 2004
                             10,000                  $6.75           June 9, 1999           July 3, 2004
Robert H. Young(17)          10,000                  $6.25           May 7, 1999              (8)

--------------

(1)      Mr. Arp is the Financial Vice President of the Company.


(2) One-third of the options vested as of May 7, 1999, one-third vest on May 7, 2000 and one-third vest on May 7, 2001. The exercise period for the options granted on May 7, 1999 commences as of the date of vesting and continues through the earlier of (i) September 19, 2005 or (ii) two years from the date the optionee is no longer an employee and/or a Director of the Company, as applicable.


(3)      Mr. Brands is the Senior Executive Vice President of the Company.

(4) These options were effective April 5, 1999, of which 75,000 are vested and 25,000 will vest on June 21, 2000. 25,000 options are subject to divestiture if Mr. Brands is not a Company employee on April 5, 2000. The options are exercisable for two years from the date options become exercisable.


(5)      Mr. Boyle is the President of Patton Management Group.


(6) Mr. Bratt is currently a Director of the Company and a nominee for re-election.


(7)      Mr. Cartee is President of MFS Transportation Systems, Inc.

(8) The expiration date is two years after the date such Director is no longer a Director of the Company.

(9)      Mr. Foster is a former Director of the Company.

(10)     Mr. Jenkins is President of MFS Network Technologies.

(11) The expiration date is the earlier of December 31, 2000 or 90 days after termination of employment.

(12)     Mr. Pollock is General Counsel for the Company.


(13) Mr. Ray is the President, Chief Executive Officer, Acting Chief Financial Officer and a Director of the Company.

(14)     Mr. Sandulli is the Former Vice President of Finance and a former
         Director.


(15)     Mr. Summers it the Chief Accounting Officer of the Company.


(16)     Mr. Swartz is the Chairman of the Board of Directors.


(17)     Mr. Young resigned as a Director effective May 14, 1999.

See Proposal No. 1 - "Employment and Consulting Agreements" for a discussion concerning specific terms of the grants of options as to the current Executive Officers of the Company listed above.

ADMINISTRATION

The Board of Directors administers the grant of options outside the Plan and selects those Officers and Directors who are eligible for awards and the number of shares subject to the awards, sets the terms and conditions of awards and makes all other determinations which are necessary for the administration of the grant of the stock options.

TYPE OF STOCK OPTION GRANTS

All grants described in Proposal No. 4 are non-qualified stock options (NQSOs). See discussion above under Proposal No. 3 for a more detailed discussion concerning NQSOs.

TAX CONSIDERATIONS

The following description addresses the federal income tax consequences of the options granted to the Executive Officers and Directors of the Company and certain of its subsidiaries and proposed to be ratified. Although the Company believes the following statements are correct based on existing provisions of the Code and legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements.

The options proposed to be ratified will be treated as NQSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NQSO until the option is exercised. When the

NQSO is exercised, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a NQSO, the excess of the amount realized from the sale over the fair market value of the shares on the date of exercise will be taxable as a short-term or long-term capital gain or loss, depending on the holding period of the shares.

Section 162(m) of the Code limits to $1 million per person the amount the Company may deduct for compensation paid to its Chief Executive Officer and the four other officers whose compensation is disclosed in the proxy statement, subject to certain exceptions. Compensation received through the exercise of an option will not be subject to the $1 million limit if the option and the plan pursuant to which it is granted meet certain requirements. The applicable requirements are:

         o the option be granted and administered by a compensation committee of outside directors,

         o the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to any recipient during a specified period,


         o the plan under which the option is granted is approved by the shareholders and


         o the exercise price of the option be not less than the fair market value of the Common Stock on the date of grant.

Accordingly, the Company believes compensation received on exercise of options granted outside the Plan will be subject to the $1 million deduction limit.


BENEFITS TO BOARD MEMBERS IF THIS PROPOSAL NO. 4 IS APPROVED

FOUR OF THE CURRENT DIRECTORS OF THE COMPANY, INCLUDING JONATHAN BRATT (WHO IS STANDING FOR RE-ELECTION) AND THOMAS DAVIDSON (WHO IS NOT STANDING FOR RE-ELECTION), BILLY V. RAY, JR., WHO SERVES AS THE COMPANY'S CHIEF EXECUTIVE OFFICER, PRESIDENT AND ACTING CHIEF FINANCIAL OFFICER (WHO IS STANDING FOR RE-ELECTION), AND C. FRANK SWARTZ, THE CHAIRMAN OF THE BOARD OF DIRECTORS (WHO IS STANDING FOR RE-ELECTION FOR DIRECTOR), WOULD PERSONALLY BENEFIT FROM SHAREHOLDER APPROVAL OF THIS PROPOSAL NO. 4 SINCE EACH WOULD RECEIVE OPTIONS THAT ARE SUBJECT TO THE SHAREHOLDER APPROVAL REQUIREMENT AS DESCRIBED IN THIS PROPOSAL. WHILE EACH OF THESE DIRECTORS ABSTAINED FROM VOTING FOR ANY GRANT OF OPTIONS FOR WHICH HE WOULD PERSONALLY BENEFIT, EACH IS RECOMMENDING THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL. SUCH RECOMMENDATIONS WOULD RESULT IN A PERSONAL BENEFIT TO EACH OF THEM AND IS THEREFORE DEEMED TO BE CONFLICT OF INTEREST. See also discussion concerning conflicts of interest under Proposal 3(B) - WHAT BENEFIT WILL NON-AFFILIATE DIRECTORS RECEIVE IF THIS PROPOSAL IS APPROVED?


REASONS FOR APPROVAL OF PROPOSAL NO. 4 AND THE BOARD'S RECOMMENDATION


Subject to Shareholder approval, the Board of Directors approved the grant of stock options to certain Executive Officers and Directors. The Board of Directors believes it would be in the best interest of the Company to allow for the issuance of such stock options to the Executive Officers and Directors set forth above in order to attract, retain and motivate these key individuals who are essential to the Company's long-term growth and success. Assuming approval of Proposal No. 4, to the extent that all of the options that are the subject of this Proposal were exercised (determined as July 15, 1999), 805,000 additional shares would be issued, resulting in an additional 6.31% of the outstanding shares of Common Stock as of July 15, 1999. The proceeds from the exercise of these options would be used for general corporate and working capital purposes.

If Proposal No. 4 is not ratified by the Shareholders, the Company could rescind all the options described in this Proposal No. 4. If however, the options described above nevertheless remain issued, the Company's securities could be delisted by Nasdaq. If this were to occur, the Common Stock would be trading in the over-the-counter market on the OTC Electronic Bulletin Board. In such an event, the market price of the Common Stock may be adversely impacted and a Shareholder may find it difficult to dispose, or obtain accurate quotations as to market value, of the Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFYING AND APPROVING THE ISSUANCE OF STOCK OPTIONS GRANTED TO CERTAIN OFFICERS AND
                            DIRECTORS OF THE COMPANY


CERTAIN MEMBERS OF THE BOARD OF DIRECTORS RECOMMENDING SHAREHOLDER APPROVAL MAY HAVE CONFLICTS OF INTEREST MAKING SUCH RECOMMENDATIONS. THESE BOARD MEMBERS MAY
   PERSONALLY BENEFIT FROM APPROVAL OF PROPOSAL NO. 4. SEE "WHAT BENEFIT WILL
      NON-AFFILIATE DIRECTORS RECEIVE IF THIS PROPOSAL NO. 4 IS APPROVED?"


                  THE MFSNT ACQUISITION AND RULE 4460(i)(1)(C)

Proposal Nos. 5 and 6 below have been submitted for Shareholder approval pursuant to certain rules and regulations including Nasdaq Marketplace Rule 4460(i)(1)(C) ("Rule 4460(i)(1)(C)").


Rule 4460(i)(1)(C) requires shareholder approval when stock of another company is acquired if, due to the present or potential issuance of common stock or securities convertible or exercisable for common stock (other than a public offering for cash), the number of shares of common stock to be issued is or will be equal to or be in excess of 20% of the number of shares of common stock outstanding before the issuance of the securities. As a result of the Company's transaction with certain subsidiaries and divisions of WorldCom, Inc. (the "MFSNT Acquisition"), and as part of the consideration paid by the Company, issued options and other derivative securities described below, Rule 4460(i)(1)(C) is applicable, as described below.


Nasdaq has notified the Company that it believes that the grant of the securities described in Proposal Nos. 5 and 6 below (which securities include the "WorldCom Option" and the "WorldCom Equity Award" described in Proposal No. 5) should be integrated with the issuance of securities by the Company in connection with the Series B Offering, (described in Proposal No. 6 below) and that all such securities should be considered part of the MFSNT Acquisition. Nasdaq has raised no objection to the Company submitting the transactions covered by Proposal No. 5 and Proposal No. 6 as independent proposals by which Shareholders may separately vote.


Immediately prior to the date of the MFSNT Acquisition agreement (the "MFSNT Agreement") dated April 26, 1998 (when the first securities would have been issued in connection therewith), there were 9,379,824 shares of Common Stock outstanding, of which approximately 1,875,960 shares (the "20% Share Limitation") represented just less than 20% of the number of shares of Common Stock then outstanding as of April 26, 1998. As a result, pursuant to Rule 4460(i)(1)(C), the aggregate number of shares of Common Stock that may be issued in connection with the MFSNT Acquisition is the 20% Share Limitation. As such, the WorldCom Option and the WorldCom Equity Award as described in Proposal No. 5, the conversion of any shares of Series B Preferred Stock into common stock as described in Proposal No. 6 and the exercise of any of the Series B Warrants, also described in Proposal No. 6, are all in the aggregate, subject to the 20% Share Limitation.

Proposal Nos. 5 and 6, however, are being submitted for Shareholder approval independent of the other. As of October 25, 1999, if (i) Proposal No. 5 only were approved, and (ii) if (A) the WorldCom Options were exercised, (for a total of 2,000,000 shares) and (B) the WorldCom Equity Awards were exercised (for a total of 274,000 shares), then the exercise of such securities would represent approximately 15.80% of the outstanding stock of the Company at October 25, 1999. As of October 25, 1999, if (i) Proposal No. 6 only was approved, and (ii) if (C) the remaining outstanding shares of Series B Preferred Stock were converted into Common Stock (for an aggregate of 1,344,928 shares), and (D) the remaining outstanding Series B Warrants were exercised, although anti-dilutive as of October 25, 1999 (for a total of 370,000 shares), then the exercise or conversion of such securities would represent approximately 12.39% of the outstanding Common Stock of the Company as of October 25, 1999. If both Proposal Nos. 5 and 6 were approved and all securities described in this paragraph were exercised or converted, as the case may be, then the exercise or conversion of such securities would represent approximately 24.76% of the outstanding Common Stock of the Company as of October 25, 1999.


As of the Record Date, an aggregate of 436 shares of Series B Common Stock had been converted into 1,007,927 shares of Common Stock by the holders of the Series B Preferred Stock. No other securities issued in connection with the MFSNT Acquisition have, as of the date of the mailing of these Proxy Materials, been exercised or converted. Under

Rule 4460(i)(1)(C), only the difference between the 20% Share Limitation and the number of shares issued as of the date of the mailing of these Proxy Materials of 1,007,927 shares, may be issued with regard to any securities issued in connection with the MFSNT Acquisition without obtaining Shareholder approval (an additional 868,033 shares). If the Shareholders do not approve both Proposal No. 5 and Proposal No. 6, but only approve one of these Proposals, the conversion or exercise of the securities described in the Proposal not so approved will be subject to the 20% Share Limitation. See Proposal Nos. 5 and 6 for a discussion of the adverse impact on the Company if Shareholder approval is not obtained.


                                 PROPOSAL NO. 5


 APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 1,875,960 SHARES OF COMMON STOCK UPON THE EXERCISE OF CERTAIN OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED TO WORLDCOM, INC. IN CONNECTION WITH MFS NETWORK TECHNOLOGIES, INC. ACQUISITION,
    WHICH SHARE AMOUNT OF 1,875,960 REPRESENTS AT LEAST 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DETERMINED IMMEDIATELY PRIOR TO THE MFSNT AGREEMENT
                             DATED APRIL 26, 1998.


PROPOSAL NO. 5 IS INDEPENDENT OF ANY OTHER PROPOSAL SUBMITTED FOR SHAREHOLDER APPROVAL, INCLUDING PROPOSAL NO. 6.

THE MFSNT TRANSACTION

BACKGROUND

On July 2, 1998, the Company acquired the network construction and transportation systems business of MFS Network Technologies, Inc. ("MFSNT") from WorldCom, Inc. ("WorldCom") pursuant to a merger agreement dated April 26, 1998 ("MFSNT Agreement"). On September 9, 1998, the Company and WorldCom finalized the terms of the MFSNT Agreement through the execution of an amended agreement. The acquisition of MFSNT was accounted for using the purchase method of accounting at a total price of approximately $67.5 million. The allocation of purchase price to identifiable assets and liabilities acquired is based upon preliminary estimates. The Company is in the process of obtaining additional information necessary to finalize the allocation of purchase price. The effect of the final allocation on previously reported amounts is not expected to be significant.

The Company is a contractor for the construction and maintenance of facilities-based communications systems for both public and private sector customers in the United States and South America. The Company has three operating groups: (i) Network Services, (ii) Transportation Services, and (iii) Communications Development. Through MFSNT, the Company provides development, design, engineering, project management, installation, construction, operation and maintenance services for telecommunications systems. In addition, the Company's Transportation Services Group provides services for the design, development, integration, installation, construction, project management, maintenance and operation of advanced intelligent transportation systems, automated toll collection systems and electronic traffic management and control systems. The Company's Communication Development Group provides communications design, installation and maintenance services to foreign telephone companies.


Prior to its acquisition by the Company, MFSNT provided design, development, engineering, installation, construction, operation and maintenance services for telecommunications systems, as well as design, development, integration, installation, construction, project management, maintenance and operation of automated toll collection systems, electronic traffic management and control systems and computerized manufacturing systems.

The address and telephone number of MFSNT is 1200 Landmark Center, Suite 1300, Omaha, Nebraska 68102-1841, telephone number (888) 638-6866. The address and telephone number of the Company is 1000 Holcomb Woods Parkway, Suite 440, Roswell, GA 30076, telephone number (770) 993-1570.


SUMMARY OF THE TERMS OF THE MFSNT ACQUISITION AGREEMENTS

Under the terms of the MFSNT Agreement, as amended, on July 2, 1998, the purchase price was equal to the Shareholders' equity of MFSNT as of March 31, 1998, subject to certain adjustments, including adding back the cumulative advance by WorldCom (or its affiliates) to MFSNT, plus $10.0 million.

In addition to cash consideration, as part of the MFSNT Acquisition, the Company granted an option (the "WorldCom Option") to WorldCom to purchase up to two million shares of Common Stock at an exercise price of $7.00 per share (the

"WorldCom Option"). The WorldCom Option also provided that the holder exercise the WorldCom Option on a "cashless" basis rather than for cash to the extent necessary to ensure that the actual number of shares of Common Stock issued would not exceed 1,817,941 shares (the then estimated 20% Share Limitation determined as of February 10, 1999, which was later modified to 1,875,960, based upon the number of shares of Common Stock outstanding as of April 26, 1999), which, for purposes of these Proxy Materials, has been modified to 1,875,960 shares. A "cashless" exercise means that WorldCom will receive shares of Common Stock with a total "market value" equal to the per share excess of the "market value" over the exercise price multiplied by the number of shares of the WorldCom Option being exercised. The Company will not receive any cash for the part of the WorldCom Option that WorldCom exercises on a "cashless" basis. See "The WorldCom Option, as Modified" and "The WorldCom Equity Award" below for more information concerning these securities. Under its original terms, the WorldCom Option expires six months after the date the Company repays all of its obligations under the WorldCom Note (as described below).


On September 9, 1998, the Company, WorldCom and WorldCom Network Services, Inc. ("WorldCom Network"), a wholly owned subsidiary of WorldCom, as assignee from MFSCC, finalized the terms of the MFSNT Agreement through the execution of an amended agreement, which agreement was subsequently amended on January 26, 1999 (as amended, the "September Agreement").

In conjunction with the September Agreement, the Company entered into an additional agreement with WorldCom that provided for a grant of an equity award to be issued to WorldCom, Inc. in the form of a phantom stock award or other equity participation award ("WorldCom Equity Award") equivalent to 600,000 shares of common stock, payable in cash, stock, or a combination of both at the Company's option. The WorldCom Equity Awards are convertible, in whole or in part, solely with respect to the following days: July 2, 1999, July 2, 2000, or July 2, 2001. Subject to the adjustments described below, WorldCom will be entitled to receive any appreciation of the Common Stock over a base price of $5 3/32 per share, but in no event shall the maximum payment exceed $25.00 per share. The September Agreement also extended the expiration date of the WorldCom Option.


As of July 31, 1999, approximately $30.0 million of principal and approximately $3.8 million of accrued and unpaid interest were outstanding under the WorldCom Note ("WorldCom Note"). The Company must repay the WorldCom Note in full on November 30, 2000. The WorldCom Note is dated September 1, 1998 and bears interest at 11.5% per year. The obligations under the WorldCom Note are junior and fully subordinated to those under the Company's secured credit facility. No amounts may be paid on the WorldCom Note so long as any debt is outstanding under the secured credit facility. Subject to the subordination provisions and after full payment of all amounts owed under the secured credit facility, the WorldCom Note may be prepaid as follows:

         o By applying 8 percent of the payment WorldCom Network owes the Company under the WorldCom Master Services Agreement


         o By paying to WorldCom a portion of certain proceeds received by the Company upon the sale of certain conduit assets

         o By paying to WorldCom a portion of certain proceeds received from time to time under maintenance contracts for certain conduit projects

In addition, if the Company does not repay the WorldCom Note in full by November 30, 2000, WorldCom also will be able to:

         o Require the Company to pay a 13.5 percent annual default rate of interest as long as the Company is in default

         o Reduce the minimum yearly and aggregate revenues the Company would otherwise receive under the WorldCom Master Services Agreement


         o Refuse to give the Company additional work under the WorldCom Master Services Agreement while the Company is in default.

As part of the MFSNT Acquisition, the Company, WorldCom Network and MFSNT entered into a Master Services Agreement (the "WorldCom Master Services Agreement") pursuant to which the Company agreed to provide telecommunication infrastructure services to WorldCom Network on a cost-plus 12 percent basis for a minimum of $40.0 million per year, and the aggregate sum payable to the Company for the five-year contract is guaranteed to be no less than $325.0 million, subject to certain adjustments if the Company defaults on the WorldCom Note. To achieve these established minimums, WorldCom Network has agreed to award the Company at least 75 percent of all WorldCom Network's outside plant work related to its local network projects up to $500.0 million and the Company has agreed to accept and perform work orders from WorldCom Network for as much as $130.0 million of services during each year of the five-year contract. The Company has also agreed that WorldCom Network will have met all of its commitments to the Company, to the extent that payments made to the Company reach an aggregate of $500.0 million at any time during the five-year term of the contract.

The Company is permitted to use the trade name "MFSNT" during the 18-month transition period immediately following the MFSNT Acquisition but will not be entitled to use it after that period. The Company is considering several alternative tradenames.


REASONS FOR THE MFSNT ACQUISITION

The MFSNT Acquisition was deemed beneficial to Able and its Shareholders by the Company's Board of Directors for the following reasons:


         o In order to expand in the domestic market, the Company has pursued a strategy of growth through strategic acquisitions since December 1995. In general, this acquisition strategy was designed to decrease Able's exposure in foreign markets. As a result of its acquisition strategy, Able has acquired seven businesses including MFSNT. The acquisition of MFSNT further increased the Company's United States operations.


         o The services provided by MFSNT are complementary to the services provided by Able and its other subsidiaries prior to the date of the MFSNT acquisition.

         o The WorldCom Master Services Agreement provides a steady revenue stream for at least five years to the Company and allows existing partners and customers of the Company to bid on contracts with WorldCom.

         o The acquisition increased the Company's market share in the telecommunications industry.

ACCOUNTING TREATMENT OF THE MFSNT ACQUISITION

The MFSNT Acquisition was accounted for as a purchase using the purchase method of accounting. The purchase price for MFSNT was determined as follows (in millions):

         Contract Price(1)                                  $58.8
         Transaction related costs                            4.6
         WorldCom Option                                      3.5
         WorldCom Phantom Stock Awards                         .6
                                                            -----
                  Total Purchase Price                      $67.5
                                                            =====

(1) As of October 31, 1998, $28.8 million of the contract price was paid and the remainder is subject to a note to WorldCom.

The Company allocated the purchase price to the assets acquired and the liabilities assumed based on the fair value of those assets and liabilities as follows (in millions):

         Cash and accounts receivable                        $47.0
         Costs and profits in excess of billings
                  on uncompleted contracts                    93.7
         Assets held for sale                                 38.8
         Prepaid expenses                                      1.0
         Property                                              5.7
         Goodwill(1)                                          16.5
         Accounts payable                                    (13.7)
         Billings in excess of costs and profits on
                  uncompleted contracts                      (56.6)
         Reserve for losses on uncompleted contracts         (40.5)
         Accrued restructuring costs(2)                       (2.0)
         Property taxes payable                              (15.0)
         Other accrued liabilities(3)                         (7.4)
                                                             -----
                  Total allocated purchase price             $67.5
                                                             =====

--------

(1)      Goodwill is being amortized on a straight-line basis for 20 years.

(2) Accrued restructuring costs related primarily to severance and benefit costs associated with the involuntary termination of employees pursuant to an approved restructuring plan. During the fiscal year ended October 31, 1998, approximately $1.7 million was charged against this reserve.

(3) Includes allowances for costs related to litigation and claims of $5.0 million which, according to the MFSNT Agreement, is payable to WorldCom in the event specified litigation costs and claims are not paid by the Company.

INCOME TAX CONSEQUENCES OF THE MFSNT ACQUISITION

There are no income tax consequences of the MFSNT Acquisition.


See Appendix B for (i) additional information concerning the business of the Company and of MFSNT, (ii) selected financial data of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for fiscal year 1998, filed February 24, 1999, as amended March 1, 1999, and as further amended on November __, 1999 (collectively, the "Form 1998 10-K"), and of MFSNT: and (iii) Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company and of MFSNT. See Appendix C for (i) financial statements for MFSNT (the financial statements for the Company are incorporated by reference to the Company's Annual Report on Form 1998 10-K); and (ii) combined pro forma financial information for the Company and for MFSNT.

THE WORLDCOM OPTION AND WORLDCOM EQUITY AWARD ISSUED IN CONNECTION WITH THE MFSNT ACQUISITION

Because of Nasdaq's position regarding the integration of the WorldCom Option, the WorldCom Equity Award, the Series B Preferred Stock and the Series B Warrants, and after discussions with the staff at Nasdaq, on January 8, 1999, the Company and WorldCom modified the terms of

         o the WorldCom Option from a grant of options to a grant of stock appreciation rights, and

         o        the WorldCom Equity Award,


until such time as Shareholder approval is obtained by the Company (if ever) to avoid any inadvertent violation of Rule 4460(i)(1)(C) with regard to the issuance of securities in excess of the 20% Share Limitation, as described in this Proposal No. 5. As a result of these modifications, WorldCom currently is not entitled to receive any Common Stock upon the exercise of either the WorldCom Option or the WorldCom Equity Award. Additionally, holders of any stock appreciation rights, as described below, are not deemed to be holders of, or have any rights as a holder of, Common Stock with respect to any such stock appreciation rights.

The WorldCom Option, as modified, and the WorldCom Equity Award are described below:


O        THE WORLDCOM OPTION, AS MODIFIED

Until Shareholder approval is obtained by the Company in accordance with Rule 4460(i)(1)(C):


         --The WorldCom Option has been modified to a stock appreciation rights ("SAR") award, whereby the holder is entitled to participate in an increase in the value of an aggregate of 2.0 million shares of Common Stock ("Aggregate Base Common Stock").

         --For each SAR exercised, WorldCom is entitled to receive an amount equal to the excess of the fair market value of the Common Stock (the "Appreciation Amount") as of the applicable exercise period over $7.00 (the "Strike Price"), payable in cash only. The Appreciation Amount is payable in cash within fifteen days of receipt of an exercise notice; provided however, that to the extent that the Company is required to pay in excess of $10.0 million in any twelve month period as a result of any exercises of any SAR, then the amount of such excess shall be represented by a promissory note with quarterly payments amortized ratably over a period of six months at 10% per annum.


         --The exercise period for the SAR commences the earlier of:


                  one business day after the date upon which the potential issuance of Common Stock under this Agreement is voted upon by the Shareholders, or

                  January 1, 2000 (the "Commencement Date",)


         and terminates on January 2, 2002.

         --In the event

                  of any change in the capital structure or business of the Company as a result of any stock dividend or extraordinary dividend,

                           stock split or reverse stock split,

                           recapitalization or reclassification of capital stock, or any similar change affect the Company's capital structure, and the Company determines an adjustment is appropriate,

         then the number of shares constituting the Aggregate Base Common Stock and the Strike Price will be appropriately adjusted consistent with such change.

         --In the event of

                  a merger or consolidation in which the Company is not the surviving entity or any transaction that results in the acquisition of substantially all of the outstanding Common Stock or assets (as "Acquisition Events"),


         the Company may terminate all outstanding SARs, effective as of the Acquisition Event, by delivering a notice of termination at least 30 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, WorldCom has the right to exercise the SARs that are then outstanding as of the date immediately preceding the date of the Acquisition Event upon the occurrence of the Acquisition Event.


         --The SARs may be exercised in whole or in part only by written notice signed by the optionee and delivered to the Company, specifying:

                  the number of SARs to be exercised,

                  the federal identification number of the optionee or transferee,


                  if the WorldCom Option, as modified to SARs, is to be exercised by any parties other than the Optionee, accompanied by proof that such parties have the right to exercise the Award, and such other required documents.


                  Upon receipt of such notice, the Company shall have up to fifteen days to pay the holder the value of any SARs so exercised, payable in cash only by the Company; provided that, if the Company would be required to pay in excess of $10 million in any 12 month period as a result of any exercise(s) of the SARs, then the amount of such excess shall be represented by a promissory note with quarterly payments amortized ratably over a period of six months and bearing interest at 10% per year.


O        THE WORLDCOM EQUITY AWARD

On January 8, 1999, the Company and WorldCom entered into an agreement (the "Intent Agreement") that sets forth the terms and conditions of when the WorldCom Equity Award Agreement (the "Equity Award Agreement") will be executed. The Intent Agreement also sets forth the specific terms of the WorldCom Equity Award, to be evidenced in the form of a Stock Appreciation Rights Agreement ("SAR Agreement").

The Intent Agreement provides that until Shareholder approval is obtained by the Company in accordance with Rule 4460(i)(1)(C), the SAR Agreement will be executed at such time as it meets certain "Conditions to Issuance." These "Conditions to Issuance" (unless waived by the Company) are as follows:

         --The SAR Agreement will not be issued until the Registration Statement on Form S-1 (the "Registration Statement") filed with the SEC to register the Common Stock underlying the Series B Preferred Stock and Series B Warrants, as well as the Common Stock underlying the WorldCom Option and the WorldCom Equity Award, has been declared effective by the SEC and the shares of Common Stock being registered are subject to effective registration; and

        --the Company shall have obtained the consent or waiver of the senior lenders under the Credit Agreement to issue the SARs pursuant to the SAR Agreement;

provided that to the extent

        --that the issuance of such SAR Agreement would otherwise cause a default in connection with any agreement or arrangement with any other third parties, including any of the agreements with the holders of any of the "Series B Securities," as defined in Proposal No. 6 below, or


        --if the "Conditions to Issuance" have not been satisfied on or before January 1, 2000 (originally February 28, 1999),


then in either of such events the Company and WorldCom shall use their respective good faith efforts to agree upon such modifications to the terms of the SAR Agreement so that such SAR Agreement would not cause such a default or require a consent from a third party.

Until Shareholder approval is obtained by the Company in accordance with Rule 4460(i)(1)(C).


        --when executed, the SAR Agreement will grant WorldCom the right to participate in an increase in the value of an aggregate of 600,000 shares (Aggregate Base Common Stock) of Common Stock whereby for each SAR exercise, the holder is entitled to receive an amount equal to the excess of the fair market value of the Common Stock in excess of $5-3/32 (the "Floor Collar Price"), as of July 1, 2000, July 2, 2001, or July 2, 2002 only; provided that, in no event shall the maximum amount payable exceed $25.00 per SAR.

        --To the extent that the fair market value of a share of Common Stock as of the date immediately preceding the execution of the WorldCom Equity Award is greater than the Floor Collar Price of $5-3/32, then the Floor Collar Price shall be adjusted to the then fair market value, and the ceiling collar price shall be adjusted to a dollar amount equal to the then fair market value plus $25.00; and the Aggregate Base Common Stock shall be adjusted (the "Adjusted Aggregate Base Common Stock") by

                  -multiplying 600,000 by a fraction,

                  -the numerator of which shall be the adjusted Floor Collar Price, and

                  -the denominator of which shall be $5-3/32;


                  provided that, the Adjusted Aggregate Base Common Stock shall, in no event, exceed a maximum of 700,000 shares of Common Stock. The maximum aggregate proceeds (whether in cash, stock or a combination thereof depending on whether Shareholder approval of Proposal No. 5 is obtained) that may be received by the holder from the Company from the exercise of the SAR rights issued pursuant to this SAR Agreement shall not exceed $15,000,000.


         --In the event

                  -of any change in the capital structure or business of the Company as a result of any stock dividend or extraordinary dividend,

                           stock split or reverse stock split,

                           recapitalization or reclassification of capital stock, or

                           any similar change affect the Company's capital structure, and

                  -the Company determines an adjustment is appropriate,


                  then the number of shares constituting the Aggregate Base Common Stock and the collar price will be appropriately adjusted consistent with such change.


         --In the event of

                  -a merger or consolidation in which the Company is not the surviving entity, or

                  -any transaction that results in an Acquisition Event,

         then the Company may terminate all outstanding SARs, effective as of the Acquisition Event,

                  -by delivering a notice of termination at least 30 days prior to the date of consummation of the Acquisition Event;


                  provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, WorldCom has the right to exercise the SARs that are then outstanding as of the date immediately preceding the date of the Acquisition Event but contingent on the occurrence of the Acquisition Event.


         --The SARs may be exercised in whole or in part, only by written notice signed by the optionee and delivered to the Company within five days following any exercise day, specifying the number of SARs to be exercised,

                  the federal identification number of the optionee or transferee,


                  if the WorldCom Equity Award is to be exercised by an parties other than the Optionee, accompanied by proof that such parties have the right to exercise the Award, and such other required documents.

         ---Upon receipt of such notice, the Company shall have up to thirty
         (30) days to pay the holder the value of any SARs so exercised, payable in cash only by the Company

         ---The maximum aggregate proceeds (whether in cash, stock or a combination thereof) that may be received by the Optionee from the Company from the exercise of the SAR rights issued pursuant to the WorldCom Equity Award shall not exceed $15.0 million.

MODIFICATIONS TO THE WORLDCOM OPTION AND THE INTENT AGREEMENT


The WorldCom Option and the Intent Agreement were subsequently modified on March 15, 1999, to

         (1) provide that the Company has no obligation to appoint a person designated by WorldCom or any of its affiliates to the Company's Board of Directors;

         (2) extend the commencement of the exercise period for the WorldCom Option to the earlier of

                  (i) one business day after the date upon which the potential issuance of Common Stock under the WorldCom Option is voted upon by the Shareholders, or

                  (ii)     January 1, 2000 (the "Commencement Date"),


         and ending on January 2, 2002 (the "Termination Date"); and


         (3) provide that the WorldCom Equity Award will be issued; provided that, to the extent


                  (i) the issuance of the WorldCom Equity Award would otherwise cause a default in connection with any agreement or arrangement with any other third parties, including any restrictive agreements (which include (A) a Credit Agreement dated June 11, 1998, as amended, with the Company's senior lenders and (B) a Stock Purchase Agreement dated June 26, 1998 ("Purchase Agreement") with certain purchasers of the Company's Series B Convertible Preferred Stock, or

                  (ii) if the Conditions to Issuance have not been satisfied on or before January 1, 2000,


         then in either of such events the parties shall use their respective good faith efforts to agree upon such modifications to the terms of the WorldCom Equity Award so that such WorldCom Equity Award would not cause such a default or require a consent from a third party.

THE COMMON STOCK UNDERLYING THE WORLDCOM OPTION AND THE WORLDCOM EQUITY AWARD

For a general description of the Common Stock, par value $.001, underlying the WorldCom Option and the WorldCom Equity Award, see Proposal No. 2. Other than as described above, WorldCom is not entitled to any pre-emptive rights under the terms of either the WorldCom Option or the WorldCom Equity Award other than as specifically described herein. The rights granted to WorldCom under the WorldCom Option and the WorldCom Equity Award are not limited or qualified by any rights of any other class of securities.

EFFECT OF SHAREHOLDER APPROVAL

When and if Shareholder approval is obtained by the Company in accordance with Rule 4460(i)(1)(C),


         --As to the WorldCom Option, as modified, the grant of the SARs reverts back to an option whereby the holder would be entitled to purchase an aggregate of two million shares (2,000,000) of Common Stock at $7.00 per share through January 2, 2002, and the grant of the SARs becomes void. The Company would then issue shares of its Common Stock upon any exercise of WorldCom Options. The WorldCom Options would then be subject to adjustments similar to those described under "WorldCom Option, as Modified." In order to exercise any options, the holder must give written notice to the Company, specifying:


                           the number of SARs to be exercised,

                           the federal identification number of the optionee or transferee,


                           if the options are to be exercised by an parties other than the Optionee, accompanied by proof that such parties have the right to exercise the Award, and the exercise price in cash or other immediately available funds.

         --As to the WorldCom Equity Award, upon any exercise of the SARs, the Company would have the option to make payments in cash, stock, or a combination thereof.

The WorldCom Option and the WorldCom Equity Award each provide that at such time as Shareholder approval is obtained in compliance with Rule 4460(i)(1)(C), each of the agreements are automatically modified, without any further actions, as described in this Proposal No. 5.

--With respect to the shares of Common Stock underlying the WorldCom Option and the WorldCom Equity Award, even if Shareholder approval to Proposal No. 5 were obtained, unless and until the Registration Statement on Form S-1 (the "Registration Statement") that has been filed with the SEC to register such underlying shares of Common Stock has been declared effective (which, to date, has not yet occurred), the certificate representing such shares shall include the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED BY SUCH LAWS.


In the event that Shareholder approval is obtained as to this Proposal No. 5 and the Company elects to pay the WorldCom Equity Award in Common Stock or in the event of an exercise of the WorldCom Option, as of October 25, 1999 (based upon a price per Common Stock of $9.375) and assuming exercise as of that date, WorldCom would be entitled to receive 2,000,000 shares of Common Stock under the WorldCom Option and 274,000 shares of Common Stock under the WorldCom Equity Award. The shares represented by such exercise(s) would represent 15.80% of the outstanding Common Stock as of October 25, 1999 (independent of any other issuances, subject to Shareholder approval described elsewhere in these Proxy Materials) and would result in dilution to the current Shareholders' interests in the Company. Assuming Shareholder approval, no further authorization for the issuances upon the exercise of the WorldCom Option or WorldCom Equity Award will be solicited.



Any proceeds received from the exercise of the WorldCom Option (which, assuming Shareholder approval would be $14,000,000) would be used to repay or offset the WorldCom Note, for general corporate and working capital purposes.


BOARD RECOMMENDATION; REASONS


The Board of Directors believes that it is in the Company's best interest for the WorldCom Option, as modified, to revert back to the WorldCom Option whereby the Company would receive cash in payment for any options exercised (as opposed to paying out cash in the event of an exercise of any SAR). Any cash received upon the exercise of WorldCom Options would be used for general corporate and working capital purposes. Similarly, the Board of Directors believes that it would be in the Company's best interest to have the flexibility of paying any SARs exercised pursuant to the WorldCom Equity Award in cash, stock, or a combination thereof, at the Company's discretion, as opposed to paying any SAR solely in cash. Payment upon the exercise of any SARs (under either the WorldCom Option or the WorldCom Equity Award) in cash only could materially and adversely affect the Company's cash flow because


         o of the short time frame applicable to payment of any SARs exercised (between 15 and 30 days from the date notice is received by the Company),


         o payments by the Company to WorldCom could be significant, depending on the number of SARs exercised and the then fair market value of the Common Stock, and


         o while the Company's senior lender has approved the grant of the SARs to WorldCom, it has not waived the right to call a default in the event that any of the SARs are exercised.

Additionally, the Company wants to encourage WorldCom to have an equity position in the Company, given the volume of business currently and contemplated to be, conducted between the Company and WorldCom affiliates, including, among other agreements, the five-year Master Services Agreement between the Company and WorldCom Network to provide telecommunications infrastructure services to WorldCom affiliates. That Agreement could provide potential revenues to the Company of more than $420 million over a five year period.


In the event that Shareholders approval is obtained as of October 25, 1999, based upon a price per share of Common Stock of $9.375 as determined by the Company in accordance with the terms of its Agreements with the holders of the Series B Securities, and assuming exercise of the outstanding Series B Warrants (although the Series B Warrants were not "in the money") and conversion of the outstanding Series B Preferred Stock as of that date, the holders of the WorldCom Option and the WorldCom Equity Awards would, in the aggregate, be entitled to the following:




                WorldCom Option                         WorldCom Equity Awards                            Total

                                                                   Shares                      Number of
# of Options       Shares          Percentage       # of SARs     Issuable     Percentage        Shares       Percent of
   to be         Issued upon       of Shares          to be         Upon       of Shares      Issued upon       Shares
 Exercised       Conversion      Outstanding(1)     Exercised     Exercise     Outstanding      Exercise      Outstanding
 2,000,000       2,000,000           14.16%          600,000      274,000         2.2%         2,274,000         15.80%

(1) Based upon 12,122,959 shares of Common Stock outstanding as of October 25, 1999



      THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVING THE POSSIBLE
         ISSUANCE OF MORE THAN 1,875,960 SHARES OF COMMON STOCK UPON THE
      EXERCISE OF CERTAIN OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED TO
      WORLDCOM, INC. IN CONNECTION WITH THE MFS NETWORK TECHNOLOGIES, INC. ACQUISITION, WHICH SHARE AMOUNT OF 1,875,960 REPRESENTS AT LEAST 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK DETERMINED IMMEDIATELY PRIOR TO
                    THE MFSNT AGREEMENT DATED APRIL 26, 1998.

                                 PROPOSAL NO. 6


  APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 1,875,960 SHARES OF COMMON STOCK
    UPON THE CONVERSION OF SHARES OF SERIES B PREFERRED STOCK AND EXERCISE OF WARRANTS ISSUED IN THE SERIES B OFFERING, WHICH SHARE AMOUNT OF 1,875,960
       REPRESENTS AT LEAST 20% OF THE OUTSTANDING COMMON STOCK DETERMINED
         IMMEDIATELY PRIOR TO THE MFSNT AGREEMENT DATED APRIL 26, 1998.


PROPOSAL NO. 6 IS INDEPENDENT OF ANY OTHER PROPOSAL SUBMITTED FOR SHAREHOLDER APPROVAL, INCLUDING PROPOSAL NO. 5.

The Series B Offering ("Series B Offering")

BACKGROUND


On June 30, 1998, Able issued to the RoseGlen Group and the Palladin Group (as defined below) an aggregate of (i) 4,000 shares of Series B Preferred Stock and
(ii) Series B Warrants to purchase an aggregate of 1,000,000 shares of Common Stock at a then exercise price of $19.80 per share (the Series B Preferred Stock and the Series B Warrants collectively, the "Series B Securities"). Able received total gross proceeds of $20.0 million from the sale of the Series B Securities, offset by $1.9 million in expenses associated with the issuance of the Series B Securities. The Company sold the Series B Securities to finance part of the purchase price of MFSNT. The terms of the Series B Preferred Stock and the Warrants are described below under "Terms of the Series B Securities."


The purchasers of the Series B Securities included two groups of accredited investors (for a total of seven investors):

         o The RoseGlen Group (the "RoseGlen Group"), which purchased 2,000 shares of Series B Preferred Stock and acquired Warrants to purchase 370,000 shares of Common Stock, and

         o The Palladin Group (the "Palladin Group"), which purchased 2,000 shares of Series B Preferred Stock and acquired Warrants to purchase 630,000 shares of Common Stock.

During September and October 1998, an aggregate of 436 shares of Series B Preferred Stock were converted by the holders into an aggregate of 1,007,927 shares of Common Stock.

Currently, the RoseGlen Group and the Palladin Group own the following Company securities:


                       SERIES B PREFERRED STOCK          WARRANTS         COMMON STOCK(2)
The RoseGlen Group                375                     370,000             461,907
The Palladin Group                404                      ---0---(1)         546,020
                                  ---                     --------          ---------
TOTAL                             779                     370,000           1,007,927
                                  ===                     =======           =========

--------------
(1) On May 7, 1999, the Company purchased 630,000 Series B Warrants owned by the Palladin Group at $3.00 per share and, as a result, such Warrants were retired.

(2) Represents shares of Common Stock issued upon conversion of an aggregate of 436 shares of Series B Preferred Stock.


THE FEBRUARY AGREEMENTS

In January 1999, Interfiducia Partners, LLC, a Texas limited liability company ("Interfiducia"), entered into certain letter agreements with Able, the RoseGlen Group and/or the Palladin Group relating to the proposed purchase by Interfiducia of, among other things, all or a portion of the outstanding Series B Securities from the RoseGlen Group and the Palladin Group. The Company undertook due diligence regarding Interfiducia at that time and all parties continued their respective negotiations to finalize the contemplated transactions.


Because the Company was then in default under certain provisions of the terms of the Series B Securities, Able believed that it was important to complete the transfer of all or a portion of the Series B Securities to a party willing to waive the defaults. Interfiducia was not able to provide the funds necessary to complete the transactions contemplated by the letter agreements in a timely manner in order to avoid paying certain premiums and penalties to the holders of the Series B Securities. As a result, on February 16, 1999, WorldCom advanced the Company $32.0 million ("WorldCom Advance") to facilitate the purchase of (i) 2,785 shares, or approximately 78%, of the Series B Preferred Stock, (ii) the outstanding $10.0 million principal amount of the Company's 12% Senior Subordinated Notes originally due January 6, 2005 (the "Senior Notes"). The WorldCom Advance is non-interest bearing and is due on November 30, 2000. At the same time, WorldCom also agreed to make available additional advances to the Company of up to $15.0 million against amounts otherwise payable pursuant to the WorldCom Master Services Agreement. These additional advances are repayable to WorldCom on November 30, 2000. The repayment of the WorldCom Advance is subordinate to the Company's obligations to its senior credit facility. The WorldCom Advance was evidenced by a written agreement between Able and WorldCom dated February 16, 1999, which was subsequently amended and restated as of April 1, 1999.

Immediately thereafter, the Company, in turn, used the WorldCom Advance to advance funds (the "Company Advance") to Cotton Communications, Inc., which may be deemed an affiliate of the Company. On February 17, 1999, pursuant to certain purchase agreements between and among the Company, Cotton, the Palladin Group and/or the RoseGlen Group (the "February Agreement"), Cotton, in turn, used the Company Advance to purchase approximately 78% of the outstanding shares of Series B Preferred Stock, or 2,785 shares of the 3,564 shares outstanding (1,425 shares from the RoseGlen Group for $11.0 million and 1,360 shares from the Palladin Group for $7.85 million, which amounts included any accrued dividends, interest or penalties), as well as the accrued obligations under the Senior Notes. The sole shareholder, officer and director of Cotton was Tyler Dixon. Mr. Dixon is a partner with the law firm of Raiford, Dixon & Thaxton, LLP, which, during fiscal 1998, received approximately $125,000 in legal fees from the Company. Cotton received no consideration from Able in connection with the transactions. However, the Company agreed to continue using the legal services of Mr. Dixon and the Company waived any conflicts that may arise with respect to the performance of such legal services as a result of Cotton's purchase of the Series B Preferred Stock. See "Certain Relationships and Related Party Transactions" for a discussion concerning the consulting agreement between Mr. Dixon and the Company dated January 1, 1999 and effective April 1, 1999 and the grant of stock options to Mr. Dixon.


Interfiducia continued to state to the Company throughout Cotton's negotiations with the Palladin Group and the RoseGlen Group and subsequent to the consummation of the February Agreements that it would acquire Cotton's position. Cotton verbally agreed that if Interfiducia came forward with funds shortly after the consummation of the February Agreements, it would sell certain of the Series B Securities and the Senior Notes to Interfiducia on the same terms and conditions. Nonetheless, Interfiducia was never able to fund the proposed acquisition in a timely manner nor was the Company able to obtain satisfactory due diligence regarding Interfiducia and its principals. As a result, Interfiducia never acquired Cotton's position.


In connection with the purchase and sale of the Senior Notes and the Series B Preferred Stock, Cotton and the remaining holders of the Series B Preferred Stock agreed to either waive all outstanding defaults under such securities or refrain from exercising any remedies with respect to any such outstanding defaults until October 31, 1999. During this period of time, the Company agreed to use its best efforts to have declared effective the Registration Statement covering the resale of shares of Common Stock underlying the remaining Series B Securities (as well as underlying the WorldCom Option and the WorldCom Equity Award as described in Proposal No. 5). The October 31, 1999 deadline was extended from an initial date of December 27, 1998. To date, the Registration Statement has not been declared effective and while a "triggering event," as defined below, has occurred, the Company has not, to date, received any notice(s) of redemption from any of the holders of the Series B Preferred Stock.


As part of the February Agreements, generally,

         --Cotton and the Company agreed that notwithstanding any other agreements, the conversion price of the Series B Preferred Stock owned by Cotton would not be less than $8.25 per share, thus eliminating the "floorless" conversion concerns as to the 2,785 shares of Series B Preferred Stock owned by Cotton. Subsequently, the shares purchased by Cotton were retired and the $8.25 per share "floor" has no effect on the remaining outstanding shares of Series B Preferred Stock. See "The March Cotton Redemption."

         --The exercise price of the Warrants was reduced from $19.80 per share to $13.50 for the Palladin Group and $13.25 for the RoseGlen Group.

         --As to the RoseGlen Group,


                  -assuming Shareholder approval, the RoseGlen Group agreed to convert its 375 shares of Series B Preferred Stock within 30 days after the Registration Statement registering the underlying Common Stock is effective. As of October 25, 1999, the number of shares of Common Stock issuable would be 647,430 which assumes that the RoseGlen Group has provided at least 60 days prior written notice that it intends to waive its 4.99% share ownership limitation as described below.


                  -if the Common Stock is trading at 150% of the exercise price of the Warrants (which is approximately $19.875 per share, subject to certain reductions) for three consecutive trading day periods, the Company may call for redemption of the Warrants held by the RoseGlen Group, subject to the Common Stock meeting certain requirements and adjustments.

         --As to the Palladin Group,


                  -if, on or before April 30, 1999, the closing bid price for the Common Stock is above $17.00 and there is an effective Registration Statement, the Company may call for redemption of the Warrants held by the Palladin Group, subject to certain requirements and adjustments, including the 20% Share Limitation and as of October 25, 1999 would be an aggregate of 697,498 shares.


                  -Palladin has agreed to a maximum conversion price equal to the lesser of $3.5138 per share or the "Conversion Price," as defined below.


                  - On May 7, 1999, the Company purchased the Palladin Group Warrants at $3.00 per share (for an agreement of $18.9 million) and such Warrants were so retired.


THE MARCH COTTON REDEMPTION


On March 22, 1999, the Company entered into a termination agreement with Cotton whereby the Company redeemed the Senior Notes held by Cotton as well as the 2,785 shares of Series B Preferred Stock from Cotton in exchange for the cancellation of the Company Advance made to Cotton on February 17, 1999. The Company also assumed Cotton's obligation to acquire 630,000 of the Series B Warrants from the Palladin Group at a price of $3.00 per Series B Warrant on or before April 30, 1999 which was extended to May 7, 1999 at which time the Company acquired the 630,000 Series B Warrants from the Palladin Group. The Senior Notes have now been marked paid and the 2,785 shares of Series B Preferred Stock have been retired.


TERMS OF THE SERIES B SECURITIES

Below is a summary of all the current material terms of the Series B Securities. To the extent that certain terms relate to only certain of the holders of certain Series B Securities, that information is so noted below.

o        The Series B Preferred Stock

--Stated Value             $5,000.


--Dividends                The holders are generally entitled to receive
                           cumulative quarterly dividends of four percent (4%) of the Stated Value per share per year, which dividends accrue daily. Dividends are payable on October 31, January 31, April 30, and July 31 of each year and are payable in shares of Common Stock at the Conversion Rate described below (assuming certain criteria are met) or, at the option of the Company, in cash. However, the Company must provide the holders with at least 20 days prior written notice of its intent to pay such dividends in cash. The Company is precluded from paying dividends in shares of Common Stock upon the occurrence of one or more
                           "Triggering Events," as described below. Any accrued and unpaid dividends that have not been paid within five business days of the payable date bear interest at a rate of 2% per month until paid. No other dividends or other distributions are to be paid in respect of the Common Stock if the dividends on the Series B Preferred Stock are in arrears.

                           No dividends have been paid on the remaining outstanding shares of Series B Preferred Stock since payment of the October 31, 1998 dividends due and as such, the dividend payments are in arrears as to the 779 shares of Series B Preferred Stock still outstanding.


--Liquidation              In the event of liquidation, dissolution or winding
                           up of Able, the holders of the Series B Preferred
                           Stock are entitled to receive, for each share of Series B Preferred Stock held, prior to and in preference to any distribution of assets or surplus funds of the Company to any holder of Common Stock, an amount equal to the "Liquidation Value" which is equal to an amount equal to the sum of $5,000 plus any unpaid dividends and accrued which default interest to which holders of Series B Preferred Stock may be entitled.


--Maturity Date            If any Series B Preferred Stock is not converted by
                           June 30, 2003, such shares of Series B Preferred
                           Stock shall automatically convert into Common Stock
                           (unless such Maturity Date is extended according to the Articles of Amendment or the Registration Rights
                           Agreement applicable to the shares of Common Stock underlying the Series B Preferred Stock, or unless otherwise prohibited by applicable Nasdaq rules such as Rule 4460(i) into Common Stock). Assuming that the conversion rate were based upon the price of the Common Stock on October 25, 1999 (which was $9.375 per share as of the close of business), the Series B
                           Preferred Stock would be convertible into an aggregate of 1,344,928 shares of Common Stock
                           (assuming that 779 shares of Preferred Stock were outstanding as of the Maturity Date).

--Conversion,
  Generally                The holders of the Series B Preferred Stock are
                           entitled to convert their shares of Series B
                           Preferred Stock into shares of Common Stock at any time up until the June 30, 2003 (the "Maturity
                           Date,") and may be extended by the Articles of Amendment or the Registration Rights Agreement;
                           provided however, that in no event may any holder convert shares of Series B Preferred Stock if that holder (together with its affiliates) would beneficially own, immediately after and giving effect to the conversion, more than 4.99% of the then outstanding shares of Common Stock. However, this prohibition may be waived if the holder gives the Company at least 61 days prior notice of its intent to waive the 4.99% limitation.


--Conversion Rate          Pursuant to the terms of the Series B Preferred
                           Stock, each share of Series B Preferred Stock is convertible at any time prior to the Maturity Date, into shares of Common Stock of the Company, by an amount equal to the following quotient:


                           (i) $5,000 (the "Stated Value") plus any unpaid default interest through the conversion date, plus any unpaid dividends with respect to such shares which, as of October 25, 1999 was $200 for a total of $5,200, and

                           (ii) the Conversion Price (as described below) in effect at the time of the conversion. As October 25, 1999, the Conversion Rate was equal to $5,200/$3.0119 = 1726.48

--Conversion Price         Generally, the Conversion Price is calculated at a
                           price equal to a percentage discount (which is subject to adjustment in the event of certain defaults) of the lesser of:


                           --the average of the low trading price of the Common Stock on Nasdaq as reported by Bloomberg Financial Markets ("Trading Price") for shares of Common Stock for any three (3) trading days (which need not be consecutive) during the twenty-two (22) trading days (the "Pricing Period") immediately preceding the conversion date (which Pricing Period may be subject to adjustment in the event that the registration statement filed with the SEC is not effective by October 31, 1999), and

                           --the low Trading Price for Shares of Common Stock, each on the Trading Day immediately preceding the conversion date (the "Low Sales Price"), on Nasdaq, the New York Stock Exchange or the American Stock Exchange, as applicable; provided that, the Conversion Price shall not be less than ninety-five percent (95%) of the Low Sales Price on the Conversion Date.

                           Notwithstanding the above, the Company and the Palladin Group, which currently owns 404 shares of Series B Preferred Stock, have agreed to a conversion price equal to the lesser of $3.5138 per share or the Conversion Price. As of October 25, 1999, the Conversion Price for both the RoseGlen Group and the Palladin Group was $3.0119.


--Adjustments              The Conversion Price is subject to adjustment in the
                           event of:

                           -a forward or reverse stock split,

                           -a stock dividend,

                           -a merger, consolidation or transfer or sale of all or substantially all of Able's assets,

                           -a reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets,

                           -certain Common Stock issuances, including if at any time prior to June 30, 1999 the Company issues or sells any Common Stock at a discount greater than the percentage discount described under the "Conversion Price," as may be adjusted, or at a ceiling price less than the Conversion Price, or if the Company issues or sells convertible securities that are convertible or exchangeable for common stock at a price which varies with the market price of the Common Stock, or

                           -any other similar action of the type described or contemplated above.


                           The pricing period for determining the conversion price may also be extended in the event that the Company fails to have the Registration Statement declared effective with the SEC by October 31, 1999. See "--Failure to Register the Underlying Shares of Common Stock within the Specified Time."


--Redemption if
  Insufficient Shares
  of Common Stock
  Not Available            If the Company does not have a sufficient amount of
                           Common Stock available to satisfy its obligations to any holder of Series B Preferred Stock upon receipt of a conversion notice therefrom, or if the Company is otherwise unable or unwilling to issue Common
                           Stock in conversion therefor, then the Company must pay in cash to each holder an amount equal to three percent of the Liquidation Value of the Series
                           B Preferred Stock for each 30-day period (or portion thereof) that the Company fails or refuses to issue such Common Stock. At any time five days after the commencement of the first 30-day period described above, at the request of a holder of Series B
                           Preferred Stock, the Company must redeem, at a price equal to 130% of the Liquidation Value of the Series
                           B Preferred Stock (the "Premium Redemption Price"),
                           (i) the number of shares of Series B Preferred Stock equal to such holder's pro rata share of the "Deficiency," as defined below, if the failure to issue Common Stock results from the lack of a sufficient number thereof, or (ii) all of such holder's Series B Preferred Stock (or such lesser number as such holder may elect), if the failure to issue Common Stock results from any other cause. The
                           "Deficiency" is equal to the number of shares of Series B Preferred Stock that would not be able to be converted into Common Stock due to an insufficient amount of Common Stock being available, assuming that all of the outstanding shares of Series B Preferred
                           Stock were submitted for conversion at the Conversion
                           Price as of the date such Deficiency were determined.

--Redemption Upon
  Refusal to Pay
  Default or Other
  Payments The holders of the Series B Preferred Stock may also require the Company to redeem their shares of such stock at the Premium Redemption Price if (i) the Company fails or refuses to pay any default payment or honor any penalty or similar amounts when due, or
                           (ii) the Company fails to seek or obtain Shareholder approval for the issuance of Common Stock to the holders of the Series B Preferred Stock that exceeds 20% of the issued and outstanding Common Stock, as described in this Proposal No. 6.

--Redemption Upon a
  Major Transaction        Holders are entitled to redemption of the Series B
                           Preferred Stock upon a "Major Transaction," at such holder's option, which is defined as:

                           -the consolidation, merger or other business combination of the Company with or into another person, other than:

                                    -a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the Board of Directors (or their equivalent if other than a corporation) of such entity or entities, or

                                    -pursuant to a statutory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company;

                           -the sale or transfer of all or substantially all of the Company's assets; or

                           -a purchase, tender or exchange offer made to and accepted by the holders of more than 30% of the outstanding shares of Common Stock.

                           In the event of a Major Transaction, the redemption price per share of Series B Preferred Stock shall be the greater of:

                                    the Premium Redemption Price; and
                                    the product of (A) the Conversion Rate at such time, and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m. Eastern Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed.

--Redemption Upon a
   Triggering Event        Holders are entitled to redemption of the Series B
                           Preferred Stock upon a "Triggering Event"
                           ("Triggering Event"), at such holders' option. A
                           Triggering Event shall be deemed to have occurred at such time as any of the following events:


                           -the failure of the Registration Statement covering the Common Stock underlying the Series B Preferred Stock to be declared effective on or before December 27, 1998 (180 days after the date of issuance of the Series B Preferred Stock) which was subsequently extended to October 31, 1999 by agreement with the holders of the Series B Preferred Stock (while the October 31, 1999 deadline has occurred, to date none of the Series B Securities holders have given the Company notices that any of them are exercising their redemption rights pursuant to this or any other Triggering Event).


                           -while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreements, in the event the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable,

                           -delisting or suspension from listing of the Common Stock from Nasdaq, for a period of 5 consecutive days or for an aggregate of at least 10 days in any 365-day period,

                           -the Company's notice to any holder of any shares of Series B Preferred Stock at any time of its intention not to comply with proper requests for conversion, or

                           -any representation or warranty by the Company was not true and correct at the time made or the Company breaches any covenant or other term or condition of the documents relating to the Series B Offering.

                           Generally, the redemption price per share of Series B Preferred Stock is equal to the greater of:

                                    the Premium Redemption Price,

                                    the product of (A) the Conversion Rate on the date of such holder's delivery of a notice of redemption, and (B) the greater of
                                    (i) the closing bid price on the trading day immediately preceding such Triggering Event or (ii) the closing bid price on the date of the holder's delivery to the Company of such Notice or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open.

--Payment of the
  Redemption Price         In the case of redemption upon a Major Transaction,
                           upon proper notice, the Company is obligated to pay the holder prior to the consummation of the Major
                           Transaction. In the case of redemption upon a Triggering Event, upon proper notice, the Company is obligated to pay the holder within five business days after receipt of such notice. In the event the Company fails to redeem the shares submitted for redemption, the applicable redemption price payable with respect to such unredeemed shares of Series B Preferred Stock bears interest at 2.0% per month (pro rated for partial months) until paid in full. Until payment is made, such holder has the option to void its redemption notice. Currently, the agreed upon Redemption Price per share of Series B Preferred
                           Stock is equal to $12.125 x 1726.48 or approximately
                           $20,933.58 per share.


--Redemption of the
  Series B Preferred
  Stock by the Company     The Series B Preferred Stock is not redeemable by
                           the Company.

--Failure to Register
  the Underlying
  Shares of
  Common Stock
  within the
  Specified Time           In the event the Company fails, refuses or is unable
                           to cause the Common Stock underlying the Series B
                           Securities to be listed on Nasdaq and each other securities exchange and market on which the Common
                           Stock is then traded at all times during the period
                           (the "Listing Period") from the earlier of (i)
                           December 27, 1998 and (ii) the date the Registration
                           Statement is declared effective by the SEC until the Maturity Date (provided that such date shall be deferred 1.5 days for each day that the Registration
                           Statement is not effective), then the Company may be obligated to pay in cash to each holder of Series B
                           Preferred Stock a default payment in an amount equal to 3% of the Liquidation Value represented by the Series B Preferred Stock held by such holder for each 30-day period during the Listing Period from and after such failure, refusal or inability to so list the Common Stock underlying the Series B Securities until such securities are so listed.

--Registration
  Rights A registration statement registering the underlying Common Stock has been filed with the SEC, but is not yet effective. As a result, unless the period of time for the Registration Statement to be declared effective is extended, then a Triggering Event has occurred.

--Voting Rights            Generally, holders of the Series B Preferred Stock
                           generally have no voting rights, except as may be required by law. However, the Company must obtain a written consent of the holders of not less than two-thirds of the then outstanding shares of Series B
                           Preferred Stock, in order to:

                           -amend the Certificate of Designations of the Series B Preferred Stock,

                           -issue additional or other capital stock which is senior or of equal rank to the Series B Preferred Stock in respect of distributions and payments upon liquidation, dissolution and winding up of the Company,

                           -amend the Articles of Incorporation in any way that would adversely affect or impair the rights or priority of the holders of the Series B Preferred Stock relative to the holders of the Common Stock or any other class of capital stock,

                           -declare any dividend on the Common Stock,

                           -waive a default in payment of dividends on the Series B Preferred Stock, or


                           -reorganize or reclassify any of the capital stock of the Company, consolidate or merge the Company with or into any other corporation or corporations, or sell of all or substantially all of the assets of the Company, which would have an adverse effect on any of the rights, preferences, or privileges of the Series B Preferred Stock.

FUTURE PRICED SECURITIES

The Conversion Price of the Series B Preferred Stock is generally tied to the trading price of the Common Stock, although a maximum conversion price of $3.5138 per share has been established for the Palladin Group, but with no minimum or floor price per share (as to their 404 shares of Series B Preferred Stock). Securities such as the Series B Preferred Stock that may be converted into Common Stock at a price lower than the future market price of the Common Stock are often referred to as "Future-Priced Securities." The lower the price of the Common Stock, the lower the Conversion Price, and consequently, the more shares of Common Stock that are issuable upon conversion of the Series B Preferred Stock. Because the conversion rate of the Series B Preferred Stock cannot be determined as to the shares held by the RoseGlen Group and the Palladin Group, which have no floor price, if the issuance of a future-priced security is followed by a decline in the Common Stock price, the existing holders of the Common Stock will face additional dilution. Short selling of the Common Stock (i.e. committing to sell the stock at a future date with the hope that the trading price falls so that the seller may purchase the Common Stock at a lower price than the price at which he committed to sell), including by the holders of the Series B Preferred Stock, could lead to a lowering of the trading price of the Common Stock, resulting in more shares of Common Stock being issuable upon conversion of the Series B Preferred Stock. While the Company does not encourage short selling of the Common Stock, the Company cannot prevent this activity from occurring, which could lead to a drop in the trading price of the Common Stock.


o        The Warrants

--Number of Warrants       Initially 1,000,000, of which 370,000 remain
                           outstanding, which are currently owned by the RoseGlen Group.

--Exercise Period          Through June 30, 2003, however, the expiration date
                           of the Series B Warrants may be extended by 1.5 days for every day between December 27, 1998 and June 30, 2003 upon which a registration statement covering the shares of Common Stock underlying the Warrants is not effective. In no event shall any holder of Warrants be entitled to exercise such Warrants if and to the extent that such holder (together with its affiliates) would beneficially own, immediately after and giving effect to such conversion, greater than 4.99% of the outstanding shares of Common Stock.

--Exercise Price           The exercise price was initially $19.80 per share.
                           Subsequently, the exercise price of 370,000 Warrants was reduced to $13.25 per share and the exercise price of 630,000 Warrants was reduced to $13.50 per share. 630,000 of the Series B Warrants owned by the Palladin Group were repurchased by the Company on May
                           7, 1999 and retired.

--Adjustments to the
  Exercise Price           The exercise price is subject to proportional
                           adjustment pursuant to certain anti-dilution provisions in the event that the Company takes any of the following actions:

                           -at any time prior to June 30, 1999, the Company issues or sells any Common Stock or convertible securities, (other than previously issued securities or those issued to employees, directors or consultants) at a purchase price per share less than the greater of (A) the exercise price or, (B) the fair market value of the Common Stock on the trading day next preceding such issue or sale.

                           -a forward or reverse stock split,

                           -a stock dividend,

                           -a merger, consolidation or transfer or sale of all or substantially all of Able's assets,

                           -a reorganization or reclassification of the Common Stock,

                           -if the Company distributes to holders of its Common Stock, other than as part of the Company's dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness, or any of its assets (other than Common Stock), or

                           -any other similar action of the type described or contemplated above.

--Cashless Exercise        The Warrants may be exercised, in whole or in part,
                           on a "cashless" basis.

--Call Provisions          See discussion above under "February Agreements."

--Redemption               At any time and from time to time until all of the
                           Warrants have been exercised (or retired), and provided that (i) the Company is not in breach of any provisions of the Warrants, the Company may purchase the Warrants from the holders thereof (upon 30 days prior written notice) at a purchase price equal to $35.00, multiplied by the number of the unexercised
                           Warrants owned by such holder (the "Repurchase
                           Price").

THE COMMON STOCK UNDERLYING THE SERIES B SECURITIES

For a general description of the Common Stock, par value $.001, underlying the Series B Preferred Stock and the Series B Warrants, see Proposal No. 2. Other than as described above, the holders of the Series B Securities are not entitled to any pre-emptive rights under the terms of either the Series B Preferred Stock or the Series B Warrants other than as described herein. The rights granted to the holders of the Series B Securities under the Series B Preferred Stock and the Series B Warrants are not limited or qualified by any rights of any other class of securities.


With respect to the shares of Common Stock underlying the Series B Preferred Stock and the Series B Warrants, even if Shareholder approval was obtained, unless and until the Registration Statement that has been filed with the SEC to register such underlying shares of Common Stock has been declared effective (which, to date, has not yet occurred), the certificate representing such shares shall include the following legend:


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED BY SUCH LAWS.

NASDAQ RULE 4460(i) AND ITS EFFECT OF SHAREHOLDER APPROVAL

As discussed above, Rule 4460(i) requires Shareholder approval for certain events, including:

         o        upon a change of control,

         o when stock of another company is acquired if, due to the present or potential issuance of common stock or securities convertible or exercisable into common stock, the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the securities, or

         o in connection with a transaction involving the sale or issuance of common stock (or securities convertible into or exercisable into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock.

As of the date of the mailing of these Proxy Materials, the RoseGlen Group and the Palladin Group have converted an aggregate of 436 shares of Series B Preferred Stock into an aggregate of 1,007,927 shares of Common Stock. The 20% Share Limitation (determined as of April 26, 1998) is 1,875,960 shares of Common Stock and thus, only an additional 868,033 shares of Common Stock may be issued by the Company to holders of securities issued in connection with the MFSNT Acquisition, without exceeding the 20% Share Limitation or obtaining Shareholder approval.

Because the Series B Preferred Stock are "future-priced securities", the total number of shares actually issuable cannot be determined since the Conversion Price constantly changes, depending on the stock price of the Common Stock on any given day. Thus, the number of shares of Common Stock into which the remaining outstanding shares of Series B Preferred Stock may be converted cannot be pre-determined. Additionally, there is no minimum Conversion Price or a maximum number of shares of Common Stock into which the Series B Preferred Stock held by the RoseGlen Group and the Palladin Group is convertible. As a result, the Company is seeking Shareholder approval to permit the RoseGlen Group and the Palladin Group (and any subsequent holder) to convert or exercise their respective Series B Securities in excess of the 20% Share Limitation, since the percentage of shares that may be issued upon conversion is constantly changing.

Moreover, even if the Series B Securities were not integrated with the grant of the WorldCom Option and the WorldCom Equity Award pursuant to Rule 4460(i)(1)(C), as discussed above, it is possible that based upon the total number of shares of Series B Preferred Stock initially issued in connection with the Series B Offering, the number of shares of Series B Preferred Stock that could ultimately be convertible into a number of shares of Common Stock could exceed the 20% Share Limitation, depending on the Conversion Price, independent of the number of shares that may be issued upon the exercise of the WorldCom Option and the WorldCom Equity Award (assuming Shareholder approval). In addition, the shares of Common Stock issuable upon exercise of the Series B Warrants must also be aggregated with shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Thus, Shareholder approval of Proposal No. 6 is necessary pursuant to Rule 4460(i)(1)(C), independent of the WorldCom Option and the WorldCom Equity Award, as described in Proposal No. 5. However, even if Shareholder approval of Proposal No. 6 is obtained, the Palladin Group and the RoseGlen Group each must provide not less than 60 days prior written notice to the Company of their respective intents to own more than 4.99% of the outstanding Common Stock of the Company.

In addition, because there is no floor (minimum) exercise price or number of shares that may be issued upon conversion of the remaining 779 shares of Series B Preferred Stock, if the price of the Common Stock dropped drastically to well below $1.50 per share, there is a remote possibility that the issuance of shares to the RoseGlen Group and the Palladin Group could result in a change of control (assumed to be 30% or more ownership of the Common Stock). As a result, Shareholder approval is also required pursuant to Rule 4460(i)(1)(B) upon a change of control.

Furthermore, because the Series B Preferred Stock is convertible into Common Stock at any time at a discount from the market price of the Common Stock at the time of conversion, Rule 4460(i)(1)(D) is also applicable. Rule 4460(i)(1)(D), among other things, requires Shareholder approval in connection with a transaction involving the sale or issuance of common stock (or securities convertible into or exercisable into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock. Because the Conversion Rate is discounted from the market price of the Common Stock, Rule 4460(i)(1)(D) applies to the conversion of the Series B Preferred Stock and may apply to the exercise of the Series B Warrants in the event that the exercise price of the Series B Warrants is less than the book or market value of the Common Stock as of the date of exercise.


In the event that Shareholders approval is obtained, based upon a price per share of Common Stock of $3.0119 as determined by the Company in accordance with the terms of its Agreements with the holders of the Series B Securities, and assuming exercise of the outstanding Series B Warrants (although the Series B Warrants were not "in the money") and conversion of the outstanding Series B Preferred Stock as of that date, the holders of the Series B Securities would, in the aggregate, be entitled to the following (independent of any other issuances):

                                                                   THE ROSEGLEN          THE PALLADIN
                                                                       GROUP                 GROUP               TOTAL

SERIES B PREFERRED STOCK
Number of Shares of Series B Preferred Stock Outstanding                375                   404                 779

Shares of Common Stock to be Issued Upon Conversion(1)                647,430               697,498            1,344,928

Percentage of Shares of Common Stock Outstanding                        5.1%                  5.4%                6.8%

SERIES B WARRANTS

Number of Warrants Outstanding                                        370,000                  --               370,000

Shares of Common Stock to be Issued Upon Exercise                     370,000                  --               370,000

Percentage of Shares Outstanding(2)                                     3.0%                                      3.0%

TOTAL(3)

Total Number of Shares of Common Stock to be Issued upon
Conversion/Exercise                                                   1,017,430               697,498           1,714,928

Total Number of Shares of Common Stock to be Issued upon
Conversion/Exercise                                                     7.7%                  5.4%               12.39%


(1) Based upon a conversion rate of $3.0119 per share, as determined as of October 25, 1999, by the Company in accordance with terms of its agreements with the holders of the Series B Securities.

(2) As of October 25, 1999, there were 12,122,959 shares of Common Stock outstanding.

(3) Does not includes shares of Common Stock currently held by The RoseGlen Group or the Palladin Group. See "Selling Shareholders".


If Proposal No. 6 is
approved by the Shareholders, no further authorization for the issuances upon conversion of the Series B Preferred Stock or exercise of the Series B Warrants will be solicited.

Assuming Shareholder approval, any proceeds received by the Company from the exercise of the Series B Warrants (and based upon an exercise price of $13.25 per share would total approximately $4,902,500) would be used to satisfy a portion of the Company's obligations.

REASONS FOR APPROVAL OF PROPOSAL NO. 6 AND THE BOARD'S RECOMMENDATION


The Board of Directors believes that it is in the Shareholders' best interest for the holders of the Series B Securities to be entitled to convert their shares of Series B Preferred Stock into Common Stock and exercise the Series B Warrants (i) in an amount of Common Stock that represents more than the 20% Share Limitation (taking into consideration the securities described in both Proposal No. 5 and Proposal No. 6), (ii) at an exercise price that is less than the market value of the Common Stock, and (iii) into an amount of Common Stock that could result in a change of control (assumed to be 30% or more ownership of the Common Stock). Approval of Proposal No. 6 by the Shareholders would satisfy the Shareholder approval requirements of Nasdaq Rules 4460(i)(1)(B), (C) and
(D). Assuming Shareholder approval, if the holders of the Series B Preferred Stock had converted their shares of Preferred Stock into Common Stock as of October 25, 1999, the holders would have received, in the aggregate, 1,344,928 shares of Common Stock. Additionally, if the RoseGlen Group had also exercised their Series B Warrants to purchase 370,000 shares of Common Stock, these shares would also be outstanding. These additional shares would have represented 12.68% of the outstanding Common Stock at October 25, 1999 and along with the 1,007,927 shares of Common Stock received upon the RoseGlen Group's and the Palladin Group's previous conversions, would have represented, in the aggregate, 18.34% of the then outstanding Common Stock. If Proposal No. 6 is approved by the Shareholders, no further authorization for the issuances upon conversion of the Series B Preferred Stock or exercise of the Series B Warrants will be solicited.

If Shareholder approval is not obtained, it is the Company's position that the holders of the Series B Securities may be entitled to require the Company to redeem up to 779 shares of Series B Preferred Stock for an aggregate redemption price of approximately $16.3 million (based upon an agreed upon redemption price as of October 25, 1999 of approximately $20,934 per share of Series B Preferred Stock). Payment of any redemption would materially and adversely affect the Company's cash flow because:


         o of the short time frame to pay for such redemption (five business days upon a Triggering Event), and

         o depending on the number of shares of Series B Preferred Stock to be redeemed, such redemption could necessitate a dollar payment to the holders which could severely diminish the Company's existing cash flow, working capital and credit facility as well as adversely impact on the Company's business and its financial condition.

Such an exercise and/or payment would also result in a default in one or more other obligations of the Company, including its obligations to senior lenders under its credit facility. Such defaults would have a material adverse impact on the Company's business, financial condition, results of operations and cash flow.


Shareholder approval, however, would not negate any "Triggering Events," including the Company's obligation to have the Registration Statement declared effective by October 31, 1999. Even if Shareholder approval to issue the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Series B Warrants, the Company could still be in default of its other obligations, resulting in monetary penalties, as well as redemption of the Series B Common Stock at the Premium Redemption Price per share described above.


      THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 1,875,960 SHARES OF COMMON STOCK UPON THE CONVERSION OF
   THE SHARES OF SERIES B PREFERRED STOCK AND THE EXERCISE OF CERTAIN WARRANTS

 ISSUED IN THE SERIES B OFFERING, WHICH SHARE AMOUNT OF 1,875,960 REPRESENTS AT
     LEAST 20% OF THE OUTSTANDING COMMON STOCK DETERMINED IMMEDIATELY PRIOR
                  TO THE MFSNT AGREEMENT DATED APRIL 26, 1998.

                                 PROPOSAL NO. 7

        RATIFYING THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
                             INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of Arthur Andersen LLP to serve as the Company's independent accountants for the fiscal year ending October 31, 1999 and recommends to the Shareholders that they vote for the ratification of that appointment. In the event the appointment of Arthur Andersen LLP is ratified, it is expected that Arthur Andersen LLP will also audit the books and accounts of the Company's subsidiaries at the close of the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

Arthur Andersen LLP has served as the Company's auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 1998 since its engagement by the Company on October 12, 1998. Ernst & Young LLP, the Company's previous auditors, resigned as the Company's auditors effective September 7, 1998. The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended October 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two years ended October 31, 1997 and 1996, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports.

Ernst & Young did inform the Company of the existence of the following reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Act of 1933, as amended:

         In their Report to the Audit Committee for the year ended October 31, 1997, Ernst & Young LLP advised the Company as to the existence of reportable conditions in the Company's system of internal controls. These reportable conditions related to: (i) the lack of segregation of duties over the cash disbursement function, (ii) the failure to provide adequate documentation to support the business purpose of certain significant transactions with related parties, and (iii) the lack of monitoring controls over operations of its foreign subsidiaries.


Arthur Andersen LLP personnel have consulted with Company management and with Ernst & Young LLP regarding the nature and scope of the reportable conditions described above. Management has asserted to Arthur Andersen LLP that such reportable conditions have either since been corrected or will be corrected pursuant to a detailed plan. As part of its ongoing audit responsibilities, Arthur Andersen LLP continues to verify the assertions made by management and to assess the impact on the Company's internal controls.

During the two most recent fiscal years ended October 31, 1997 and 1996 and during the subsequent interim period prior to engaging Arthur Andersen LLP, neither the Company nor anyone on the Company's behalf consulted with Arthur Andersen LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. Previously, however, Arthur Andersen LLP was the independent auditors for MFS Network Technologies, Inc. and Patton Management Corporation, both of which were acquired by the Company during fiscal year 1998.

The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the Shareholders for ratification. The decision of the Board of Directors is based upon the recommendation of the Audit Committee, which reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants.


The proposal to ratify the appointment of Arthur Andersen LLP will be approved by the Shareholders if it receives the affirmative vote of a majority of the votes cast by Shareholders entitled to vote on the proposal.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFYING THE
           SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS

                                 OTHER BUSINESS

The Company knows of no other business to be brought at the Annual Meeting. If, however, any other business should be properly brought up before the Annual Meeting, those persons named in the accompanying Proxy Card will vote Proxies as in their discretion they may deem appropriate, unless you direct them to do otherwise in your Proxy Card.

                                  OTHER MATTERS

SHAREHOLDER PROPOSALS

Shareholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 2000 must submit the same in writing so as to be received at the executive offices of the Company on or before December 31, 1999. Such proposals must also meet the other requirements of the rules of the SEC relating to Shareholders' proposals.

If notice of a Shareholder proposal that has not been submitted for inclusion in the Company's proxy statement is not received by the Company on or before July 5, 2000 or such date which is 45 days before the date this proxy is mailed, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. If notice of the proposal is timely served, the persons named in the enclosed form of proxy may not exercise their discretionary authority as to the proposal.

SOLICITATION OF PROXIES

The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

OTHER INFORMATION


The Company's Annual Report on Form 10-K for fiscal year 1998 filed February 24, 1999, as amended March 1, 1999, and as further amended on November __, 1999, and all subsequent Quarterly Reports on Form 10-Q including Form 10-Q for the first quarter ended January 31, 1999 filed on March 17, 1999, for the second quarter ended April 30, 1999 filed June 14, 1999 and for the third quarter ended July 31, 1999 filed September 14, 1999, all of which have been filed before the date of the Annual Meeting are incorporated by reference in these Proxy Materials. The Company will provide to any Shareholder, upon written request and without charge, a copy (without exhibits) of all information incorporated by reference in these Proxy Materials. Requests should be addressed to The Financial Relations Board, Inc., 675 Third Avenue, New York, New York 10017, Attn: Michael
K. Lawson.


                                             By Order Of The Board of Directors

                                             C. FRANK SWARTZ

                                             CHAIRMAN OF THE BOARD


Roswell, Georgia
____________, 1999

                                   APPENDIX A

                            ABLE TELCOM HOLDING CORP.
                       1995 STOCK OPTION PLAN, AS AMENDED

                               SECTION 1. PURPOSE.

This 1995 Stock Option Plan is intended to provide incentives to the officers, employees and other eligible persons performing services for Able Telcom Holding Corp. and its present and future subsidiaries to acquire an ownership interest in the Company through the exercise of options to purchase Common Stock or the receipt of awards of shares of Common Stock which may be granted pursuant to this Plan.

                             SECTION 2. DEFINITIONS.

         (a) "Agreement" shall have the meaning, ascribed to the term as set forth in Section 6 hereof.

         (b) "Award" means an Option or a Stock Award granted to an eligible person pursuant to this Plan.

         (c) "Board of Directors" means the Board of Directors of the Company.

         (d) "Common Stock" means the common stock, $.001 par value per share, of the Company.

         (e) "Company" means Able Telcom Holding Corp., a Florida corporation.

         (f) "Employee" means every individual performing services for the Company or any Subsidiary if the relationship between him and the person for whom he performs such services is the legal relationship of employer and employee as determined in accordance with Section 3401(c) of Internal Revenue Code and Treasury Regulations promulgated thereunder. A member of the Board of Directors in his sole capacity as such is not an Employee.

         (g) "Incentive Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that satisfies the requirements of Section 422 of the Internal Revenue Code.

         (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Non-Affiliate Director" means every member of the Board of Directors who is not an Employee of the Company or any Subsidiary and who does not beneficially own, within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, more than five percent (5%) of any class of the outstanding capital stock of the Company.

         (j) "Nonqualified Stock Option" means a right granted pursuant to this Plan to purchase Common Stock that does not satisfy the requirements of Section 422 of the Internal Revenue Code.

         (k) "Option" means a right granted pursuant to this Plan to purchase Common Stock which may be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Board of Directors.

         (l) "Optionee" means an individual who has received an Option under the Plan.

         (m) "Option Shares" means the shares of Common Stock issuable upon the exercise of an Option.

         (n) "Plan" means this 1995 Stock Option Plan of Able Telcom Holding
Corp.

         (o) "Plan Administrators" shall have the meaning ascribed to the term as set forth in Section 5 hereof.

         (p) "Plan Adoption Date" means the date on which this Plan shall have been adopted by the Board of Directors.

         (q) "Reserved Shares" shall have the meaning ascribed to the term as set forth in Section 3 hereof.

         (r) "Stock Award" shall mean an award of shares of Common Stock under
Section 6-A hereof.

         (s) "Subsidiary" means any corporation (other than the Company) in an (unbroken chain of corporations beginning with the Company if, at the time the Option is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                     SECTION 3. SHARES SUBJECT TO THE PLAN.


Subject to adjustments pursuant to Section 9 of the Plan, no more than Five Million Five Hundred Thousand (5,500,000) shares in the aggregate of the Company's Common Stock (the "Reserved Shares") may be issued pursuant to the Plan to eligible participants. The number of the Reserved shall be reduced by the number of Options of Stock Awards granted under the Plan. The Reserved Shares may be made available from authorized but unissued Common Stock of the Company, from Common Stock of the Company held as treasury stock, from any shares which may become available due to the expiration, cancellation or other termination of any Option or the forfeiture of any Common Stock issued pursuant to a Stock Award previously granted by the Company, or from any combination of the foregoing.


                             SECTION 4. ELIGIBILITY.

The individuals eligible to receive Awards under this Plan shall be such valued Employees, Non-Affiliate Directors, advisors or consultants of the Company or any Subsidiary, as the Plan Administrators may from time to time determine and select. Non-Affiliate Directors, advisors and consultants shall be eligible to receive only Nonqualified Stock Options. Employees shall be eligible to receive Incentive Stock Options, Nonqualified Stock Options and Stock Awards. An Optionee may receive more than one Option or Stock Award or any combination of the two. No Employee of the Company or any Subsidiary is eligible to receive any Incentive Stock Options if such Employee, at the time the option is granted, owns, beneficially or of record, in excess of 10% of the outstanding voting stock of the Company or a Subsidiary; provided, however, that such Employee will be eligible to receive an Incentive Stock Option if at the time such Option is granted the Option price is at least 110% of the fair market value (determined with regard to Section 422(c)(7) of the Internal Revenue Code) of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. Pursuant to
Section 422(d) of the Internal Revenue Code, no Option granted pursuant to this Plan shall be treated as an Incentive Stock Option to the extent that the aggregate fair market value, determined at the time the Option was granted, of Common Stock with respect to which Options that otherwise qualify as Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000.

                     SECTION 5. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Board of Directors or a committee thereof consisting solely of two or more "Non-Employee Directors" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) as determined by the Board of Directors, which may be the compensation Committee or a subcommittee of the Compensation Committee (in any such case, the "Plan Administrators").

         (b) The Plan Administrators shall have the power, subject to, and within the limits of, the express provisions of the Plan:

                  (i) To determine from time to time which eligible persons shall be granted Awards under the Plan, and the time when any Award shall be granted;

                  (ii) To determine the number of shares of Common Stock to be subject to any Option or included in any Stock Award granted to any person and, in the case of Options, whether such Options are Incentive Stock Options, Nonqualified Stock Options or any combination thereof;

                  (iii) To determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of the Plan;

                  (iv) To prescribe the terms and provisions of each Option granted under the Plan (which need not be identical), including the exercise price and the period of time during which such Option may be exercised or shall become exercisable, and the conditions, restrictions, risks of forfeiture and other limitations, if any, applicable to any Stock Award;

                  (v) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration; and

                  (vi) Generally, to exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

         (c) The Plan Administrators, in the exercise of these powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All determinations of the Plan Administrators shall be made by majority vote. Subject to any applicable provisions of the Company's By-laws, all decisions made by the Plan Administrators pursuant to the provisions of the Plan and related orders or resolutions of the Plan Administrators shall be final, conclusive and binding on all persons, including the Company, shareholders of the Company, Employees and Optionees.

         (d) The Plan Administrators may designate the Secretary of the Company, or other employees of the Company or competent professional advisors, to assist in the administration of this Plan and may grant authority to such persons to execute agreements or other documents on behalf of the Plan Administrators.

         (e) The Plan Administrators may employ such legal counsel, consultants and agents as they may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counselor consultant and any computation received from any such consultant or agent. No present or former Plan Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws, each present or former Plan Administrator shall be indemnified and held harmless by the Company against any cost or expenses (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company, the By-laws of the Company or otherwise. Expenses incurred by the Plan Administrators in the engagement of such counsel, consultant or agent shall be paid by the Company.

                     SECTION 6. OPTION TERMS AND CONDITIONS.

The Options granted under the Plan shall be evidenced by written Option Agreements (the "Agreements") consistent with the terms of the Plan which shall be executed by the Company and the Optionee. The Agreements, in such form as the Plan Administrators shall from time to time approve, shall, incorporate the following terms and conditions:

         (a) TIME OF EXERCISE. Options shall be exercisable in accordance with the terms of the Agreements as approved by the Plan Administrators from time to time. Incentive Stock Options may be exercised only if, at all times during the period that begins on the date of the granting of the Incentive Stock Option and that ends on the day three (3) months before the date of such exercise, the Optionee was an Employee of the Company or any Subsidiary; provided, however, that if the Optionee is "disabled" within the meaning of Section 22(e) of the Internal Revenue Code, then the end of the preceding post-employment exercise period shall be extended to one (1) year.

         (b) PURCHASE PRICE. Except as otherwise provided in Section 4 hereof, the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than the fair market value of the Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be determined by the Plan Administrators in their sole discretion.

         (c) METHOD OF EXERCISE. In order to exercise an Option in whole or in part, the Optionee shall give written notice to the Company at its principal place of business of such exercise, stating the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by full payment of the purchase price thereof either (i) in cash, or (ii) at the discretion of the Plan Administrators, in whole shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (iii) at the discretion of the Plan Administrators, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or (iv) any combination of (i), (ii) and (iii) above. If the Plan Administrators exercise their discretion to permit payment of the exercise price of any Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of die Option in question. The exercise date of the Option shall be the date the Company receives such notice with any necessary accompaniments in satisfactory order.

         (d) TRANSFERABILITY. An Option shall not be transferable by the Optionee other than at death and an Option granted to such Optionee is exercisable, during his lifetime, only by such Optionee.

The Agreements may also contain such other terms, provisions, and conditions consistent with the Plan and applicable provisions of the Internal Revenue Code as the Plan Administrators may determine are necessary or proper.

                            SECTION 6-A. STOCK AWARDS

Subject to the limitations of this Plan, the Plan Administrators may select persons to receive Stock Awards and determine the time when each Award shall be granted, the number of shares of Common Stock subject to each Award, the period of time, if any, during which all of or a portion of such shares shall be subject to forfeiture and the other terms and conditions of such Award, if any. Subject to the restrictions set forth below, the recipient of a Stock Award shall have all the rights of a shareholder of the Company with respect to the shares of Common Stock subject to such Award, including voting rights and the right to receive all dividends and other distributions of the Company with respect to such shares. Certificates representing shares of Common Stock issued upon the grant of a Stock Award may be by the Company until the lapse of any conditions to vesting or risks of forfeiture. Shares of Common Stock included in any Stock Award are not transferable until fully vested or until the lapse or termination of any other risks of forfeiture.

           SECTION 7. STOCK OPTION GRANT FOR NON-AFFILIATE DIRECTORS.

         (a)      GRANT OF OPTIONS.

                  (i) Each Non-Affiliate Director of the Company as of the date of approval of this Plan by the Board of Directors (the "Plan Adoption Date"), or any other person as of the date he or she first becomes a Non-Affiliate Director and thereafter, on the date of such Non-Affiliate Director's re-election as a Director of the Companyis hereby, and shall be, automatically granted a Nonqualified Stock Option to purchase Ten Thousand (10,000) shares of Common Stock. The Options granted to existing Non-Affiliate Directors as of the Plan Adoption Date shall be at an exercise price equal to the closing market price for the Common Stock on that date and shall vest one (1) year from the date of such grant, so long as such Non-Affiliate Director is serving as a Non-Affiliate Director of the Company on such vesting date.

                  (ii) Each Non-Affiliate Director shall further receive the number of options described below upon such Non-Affiliate Director's election, re-election, or appointment, as the case may be, to serve in the capacit(ies) described below:

                           POSITION                            NUMBER OF OPTIONS
                           --------                            -----------------
                           Chairman of the Board of Directors         5,000
                           Audit Committee Chairman                   2,000
                           Audit Committee Member                     1,000
                           Compensation Committee Chairman            2,000
                           Compensation Committee Member              1,000
                           Nominating Committee Chairman              2,000
                           Nominating Committee Member                1,000

                  The grant of the options described in this Section 7(a)(ii) shall vest one year from the date of grant so long as such Non-Affiliate Directors is acting in such capacities as of such vesting date(s).

         (b) OPTION PRICE. Notwithstanding anything to the contrary contained in this Plan, any Nonqualified Stock Option granted pursuant to this Section 7 shall provide an exercise price per share equal to 100% of the fair market value per share of the Common Stock on the date of such grant.

         (c) OPTION TERM. Any Nonqualified Stock Option granted pursuant to this
Section 7 shall expire on the earlier of (i) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (ii) the date which is two years after the date that such Non-Affiliate Director shall no longer serve as a member of the Board. Nonqualified Stock Options issued to a non-affiliate Director shall not be exercisable until the first anniversary of the date of grant (the "Vesting Date"); provided, however, that said Options shall not vest and shall expire if the Non-Affiliate Director fails to attend at least 60% of all Board of Directors' meetings, and meetings of committees of which he is a member, which take place between the date of grant and the Vesting Date.

         (d) OTHER TERMS. All grants of Nonqualified Stock Options pursuant to this Section 7 shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. The provisions of this Section 7 shall not be amended more than once in any six month period, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or other applicable federal or state law.

                 SECTION 8. RIGHTS OF STOCKHOLDERS AND OPTIONEE.

An Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option, unless and until: (a) the Option shall have been exercised pursuant to the terms thereof; (b) the Company shall have issued and delivered the shares to the Optionee; and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting and other ownership rights with respect to such shares.

              SECTION 9. ADJUSTMENTS IN THE EVENT OF CHANGES IN THE
     CAPITAL STRUCTURE, REORGANIZATION ANTI-DILUTION OR ACCOUNTING CHANGES.

         (a) CHANGES IN CAPITAL STRUCTURE. In the event of a change in the corporate structure or shares of the Company, the Plan Administrators (subject to any required action by the stockholders) shall make such equitable adjustments as they may deem appropriate in the number and kind of shares authorized by the Plan and, with respect to outstanding Options in the number and kind of shares covered thereby and in the exercise price of such Options on the dates granted. For the purpose of this Section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse stock split, consolidation, rights offering, stock dividend, reorganization, or liquidation. Any additional shares of Common Stock or other securities or rights issued or issuable with respect to any portion of a Stock Award which is unvested or remains subject to risks of forfeiture or other conditions at the time of any such change shall be subject to the same restrictions, risks or other conditions, for the same period of time, as are then applicable to such portion of the Stock Award.

         (b) REORGANIZATION-CONTINUATION OF THE PLAN. Upon the effective date of the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the Company's property or more than 80% of the then outstanding shares of the Company to another corporation not controlled by the Company's stockholders, the Plan and any Option previously granted under the Plan shall terminate unless provision be made in writing in connection with such transaction for the continuation of (i) the Plan and for the assumption of the Options previously granted, or for the substitution of new Options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments (in accordance with the applicable provisions of the Internal Revenue Code) as to the number and kind of shares and price per share, in which event the Plan and the Options previously granted or new Options substituted therefor shall continue in the manner and under the terms as provided, and (ii) all vesting requirements for any portion of a Stock Award which is unvested shall be deemed satisfied and the shares subject thereto fully vested, and all risks of forfeiture or other restrictions or conditions applicable to any Stock Award shall lapse and terminate.

         (c) REORGANIZATION-TERMINATION OF THE PLAN. In the event of a dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of shares, as provided in Section 9(b) above, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of Options previously granted or the substitution of new Options covering die shares of a successor employer corporation or a parent or subsidiary thereof, then an Optionee under the Plan shall be entitled to written notice prior to the effective date of any such transactions stating that rights under his Option must be exercised within thirty (30) days of the date of such notice or they will be terminated.

                        SECTION 10. GENERAL RESTRICTIONS.

         (a) No Option shall be exercisable, in whole or in part, and die Company shall not be obligated to sell any Option Shares, if such exercise or sale would, in the opinion of the Company, violate the applicable requirements of any Federal or state law. Additionally, no Option shall be exercisable if, at any time, the Company shall determine in its discretion that:

                  (i) the listing of the Option Shares is necessary or desirable under any securities exchange requirements; or

                  (ii) the qualification of the Option Shares is necessary or desirable under any applicable law; or

                  (iii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares; unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         (b) If any law or regulation of any state or Federal commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the

Company shall deliver or cause to be delivered the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

                             SECTION 11. EMPLOYMENT.

Nothing in this Plan shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or its Subsidiary to terminate such employment at any time, with or without cause.

                             SECTION 12. AMENDMENT.

Subject to the provisions of Section 7(d) hereof, the Board of Directors shall have the power to amend or revise the terms of this Plan or any part thereof without further action of the stockholders; provided, however, that no such amendment shall impair any Award or deprive any Optionee of shares that may have been granted to him under the Plan without his consent; and provided further that no such amendment shall, without shareholder approval:

         (a) increase the aggregate number of the Reserved Shares;

         (b) change the class of persons eligible to receive Awards under the Plan;

         (c) extend the maximum period during which any Option may be granted or exercised;

         (d) reduce the Option price per share under any Option below fair market value at the time such Option was granted; or

         (e) extend the term of the Plan.

               SECTION 13. EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) The effective date of the Plan shall be the Plan Adoption Date; provided, however, in the event that the Plan is not approved by the voting stockholders of the Company on or before December 31, 1996, the Plan and all Options granted and to be granted hereunder shall be null and void and the Company shall have no obligation of any nature whatsoever to any employee or other person arising out of the Plan or any options granted or to be granted hereunder.

         (b) The Board of Directors of the Company may terminate the Plan at any time with respect to any shares that are not subject to Awards. Unless terminated earlier by the Board of Directors, the Plan shall terminate on September 19, 2005, and no Awards shall be granted under this Plan after it has been terminated. Termination of this Plan shall not affect the right and obligation of any Optionee with respect to Awards granted prior to termination.

                         SECTION 14. WITHHOLDING TAXES.

Whenever under the Plan shares are to be issued in respect of Awards granted hereunder, the Company shall have the right to require the recipient to make arrangements to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to or following the delivery of any certificate or certificates for such shares.

                           SECTION 15. QUALIFICATION.

This Plan is adopted pursuant to, and is intended to comply with, the applicable provisions of the Internal Revenue Code and the regulations thereunder. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code and the regulations thereunder. In the event this Plan or any Incentive Stock Option granted pursuant to this Plan is in any way inconsistent with the applicable legal requirements of the Internal Revenue Code or any regulation thereunder, this Plan and any Incentive Stock Option granted pursuant to this Plan shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity can be achieved by amendment.

           SECTION 16. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. For purposes of this Plan, a "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of
(i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising die Incentive Stock Option.

                                   APPENDIX B

 (a) additional information concerning the business of the Company and of MFSNT

                BUSINESS OF THE COMPANY (Pre-MFSNT Acquisition)

MUCH OF THE INFORMATION PROVIDED HEREIN RELATED TO MFSNT IS AS OF, OR BEFORE, JULY 2, 1998 (THE ACQUISITION DATE).


Prior to the MFSNT Acquisition, Able specialized in designing, installing, maintaining and providing system integration services for advanced voice, data and video communications networks. Able's customers included, and still include, domestic and international telephone operating companies, government entities, and mid- to large- size corporations. Able provided its customers with a number of complementary services within the telecommunication infrastructure, traffic management systems, automated manufacturing systems and utility network areas. Able developed the ability to assemble a large, trained workforce, offer a turn-key service mix and satisfy requirements for capital, bonding, technical, administrative and financial pre-qualifications which allowed the Company to bid on large projects and compete on both a national and international level.


Able conducted its business through three main operating groups: (1) Telecommunication Services, (2) Traffic Management Services, and (3) Communications Development. Each operating group contained subsidiaries that relied on local managerial talent supported by centralized corporate control. These groups are briefly summarized below.


     TELECOMMUNICATION SERVICES consisted of network technical services for building both "outside plant" and "inside plant" telecommunications systems. "Outside plant" services are large scale installation and maintenance of coaxial and fiber optic cable (installed either aerial or underground) and ancillary equipment for digital voice, data and video transmissions provided primarily to local telephone companies, although work has been performed for long distance telephone companies, electric utility companies, local municipalities and cable television multiple system operators in the United States, as well as electric utility grids and water and sewer utilities. "Inside plant" services (also known as premise wiring) consist of engineering, design, installation and integration of telecommunication networks and delivery systems for voice, data and video providing connectivity and networking to offices for large private businesses, including banks, universities and hospitals.


     TRAFFIC MANAGEMENT SERVICES consisted of designing, installing and maintaining traffic control and signalization devices (i.e., stoplights, crosswalk signals, drawbridge and railroad track signals and gate systems traffic detection and data gathering devices). This operating group also designed, installed and maintained "intelligent highway" communication systems that involve the interconnection of data and video systems, fog detection devices, remote signalization or computerized signage in order to monitor and communicate traffic conditions such that real-time responses to dynamic changes in traffic patterns and climate conditions can be made.

     COMMUNICATIONS DEVELOPMENT activities consisted of management of Able's joint venture arrangements in Latin America, primarily Venezuela, which were formed to provide telecommunication installation and maintenance services to privatized local telephone companies. In 1996, these activities were expanded to include marketing to Latin American telephone companies of "Neurolama," an internally developed proprietary telephone call record and data collection system.

Able's strategy was to capture an increased share of the market for outsourced network installation, maintenance and system integration and through increased marketing efforts by broadening the range of services it offers to customers. This strategy includes both (i) growth through acquisition and (ii) internal growth of existing and complementary lines of business.

                BUSINESS OF THE COMPANY (Post-MFSNT Acquisition)

GENERAL OVERVIEW


Able is a contractor for the construction and maintenance of facilities-based communications systems for both public and private sector customers in the United States and South America. Through Able's Network Services Group, it provides development, design, engineering, project management, installation, construction, operation and maintenance services for telecommunications systems. In addition, Able's Transportation Services Group provides services for the design, development, integration, installation, construction, project management, maintenance and operation of advanced intelligent transportation systems, automated toll collection systems and electronic traffic management and control systems. Able's Communications Development Group provides communications design, installation and maintenance services to foreign telephone companies. The following discussion of Able's business includes those aspects of Able's operations acquired in the MFSNT Acquisition. For a better understanding of those aspects of Able's business attributable to MFSNT see the description of the business of MFSNT set forth under the heading "Business of MFSNT."


COMPANY STRUCTURE

Able was incorporated in Colorado in 1987 as "Delta Venture Fund, Inc." Able adopted its current name in 1989 and changed its corporate domicile to Florida in 1991. From 1992 until 1994, 95 percent of Able's revenues and profits were derived from telecommunications services provided primarily through two majority-owned subsidiaries located in Caracas, Venezuela. To decrease its exposure to foreign markets, in 1994 Able expanded its business focus by marketing its services in the southeastern United States with the acquisition of Florida-based Transportation Safety Contractors, Inc. and its affiliates (collectively, "TSCI"). TSCI installs and maintains traffic control signage, signalization and lighting systems and performs outside plant telecommunication services.

To further expand in the domestic market and to facilitate a continued acquisition program, during the fourth quarter of fiscal 1995 Able reorganized its management and operational structure into three operating groups described above and embarked on a series of acquisitions. From December 1995 to July 1998, Able experienced significant growth by completing strategic acquisitions, including H.C. Connell, Inc. ("Connell"), Georgia Electric Company ("GEC"), Patton Management Corporation ("Patton"), Dial Communications, Inc. ("Dial") and MFSNT and its acquisition of 12 contracts (COMSAT contracts) with the Texas Department of Transportation from CRSI Acquisition, Inc., a subsidiaryof COMSAT Corporation.

Substantially all of Able's assets and operations are held by or conducted through domestic and foreign subsidiaries. Each of TSCI, Connell, GEC, Dial, Patton and MFSNT continue to operate as wholly-owned subsidiaries of the Company.


SERVICES, MARKETS AND CUSTOMERS

Able conducts three distinct types of business activities, two of which are primarily conducted in the United States and one of which is conducted abroad. Domestically, Able provides telecommunication network services and traffic management services. Abroad, principally in Venezuela, Able conducts communication development activities. Each of these activities is discussed in more detail below.

NETWORK SERVICES GROUP. Able's Network Services Group provides telecommunications network services through two divisions: (i) the Telecommunications Systems Integration division that provides general contracting services for large-scale telecommunications projects, and (ii) the Telecommunications Construction division that specializes in the construction of network projects or project phases.

Able provides turn-key telecommunications infrastructure solutions through the Telecommunications Systems Integration division. As a telecommunications systems integrator, Able provides "one-stop" capabilities that include project development, design, engineering, construction management, and on-going maintenance and operations services for telecommunications networks. Able's projects include the construction of fiber optic networks that provide advanced digital voice, data and video communications and wireless infrastructure deployment.



The Telecommunications Construction division provides construction and technical services for building both "outside plant" and "inside plant" telecommunications systems as discussed above. "Outside plant" installations are most often undertaken to upgrade or replace existing communications networks. "Inside plant" services include design, engineering, installation and integration of telecommunications networks for voice, video and data inside customers' facilities. Additionally, Able provides maintenance and installation of electric utility grids and water and sewer utilities. Able provides "outside plant" telecommunications services primarily under hourly and per unit basis contracts to local telephone companies. Able also provides these services to long distance telephone companies, electric utility companies, local municipalities and cable television multiple system operators.


TRANSPORTATION SERVICES GROUP. Similar to the Telecommunications Systems Integration division of the Network Services Group, the Transportation Services Group provides intelligent transportation and traffic management services through two divisions: (i) the Transportation Systems Integration division which provides full-service general contracting services for large-scale projects, and
(ii) the Transportation Construction division which specializes in the construction of network projects or project phases.

The Transportation Systems Integration division provides "one-stop" electronic toll and traffic management solutions for intelligent transportation system infrastructure projects, including project development and management, design, development, integration, installation, engineering, construction and systems operation and maintenance. Additionally, Able develops proprietary software and applications designed to support these systems. The electronic toll and traffic management segment of the intelligent transportation system industry uses technology to automate toll collection for bridges and highways, allowing for "non-stop" toll collection. Electronic toll and traffic management systems use advanced scanning devices to identify a car's type, combined with the user's account information, as the car passes a tolling station and immediately debits the appropriate toll from the user's account. In addition, significant support systems must be developed to maintain electronic toll and traffic management accounts, and process violations. Able developed Automatic Vehicle Identification technology jointly with Texas Instruments and used it in many of its electronic toll and traffic management projects. The Transportation Systems Integration division markets its services to state and local government transportation departments.

The Transportation Construction division installs and maintains traffic control and signalization devices. Its services include the design and installation of signal devices (such as stoplights, crosswalk signals and other traffic control devices) for rural and urban traffic intersections, drawbridge and railroad track signals, gate systems and traffic detection and data gathering devices. This division also designs, develops, installs, maintains and operates "intelligent highway" communications systems that involve the interconnection of data and video systems, fog detection devices, remote signalization or computerized signage. These systems monitor traffic conditions, communicate such conditions to central traffic control computers, and provide real-time responses to dynamic changes in traffic patterns and climate conditions by changing speed limit display devices, lowering traffic control gates, or changing the text on remote signs and signals. Able also installs and maintains computerized manufacturing systems for various industrial businesses. Many of the functions of the Traffic Management Group, particularly those involved in intelligent highway systems, complement those of the Telecommunications Services Group.

COMMUNICATIONS DEVELOPMENT GROUP. Able's Communications Development Group operates in Latin America, primarily in Venezuela. Its activities consist of management of joint venture arrangements, which were formed to provide telecommunications installation and maintenance services to privatized local phone companies. These joint ventures are in the form of subsidiaries in which Able has an 80 percent voting and ownership interest and a 50 percent share of profits and losses. In 1996, Able expanded its communications development activities to include the marketing to Latin American telephone companies of NeuroLAMA, an internally developed proprietary telephone call record and data collection system.

INDUSTRY AND GEOGRAPHIC AREA SEGMENT INFORMATION


The Company currently operates primarily in two industry segments: network services and transportation services. Transportation services are conducted primarily in the United States with small projects in South America, Canada and Asia. Telecommunication network services are conducted both in the United States and Latin America. Revenues, income (loss) from operations, identifiable assets, capital expenditures and depreciation and amortization pertaining to the industries and geographic areas in which the Company operates are presented below (in thousands).



                                           OCTOBER     OCTOBER     OCTOBER
INDUSTRY SEGMENTS                            1996        1997        1998
-----------------

Sales to unaffiliated customers:
  Transportation Services................  $22,661     $46,795     $ 84,022
  Network Services.......................   26,245      39,539      133,459
                                           -------     -------     --------
    Total................................  $48,906     $86,334     $217,481
                                           =======     =======     ========
Income (loss) from operations:
  Transportation Services................  $(3,454)    $ 3,772     $  8,220
  Network Services.......................   (2,833)      1,069        3,189
                                           -------     -------     --------
    Total................................  $(6,287)    $ 4,841     $ 11,409
                                           =======     =======     ========
Identifiable Assets:
  Transportation Services................  $25,099     $28,884     $ 88,340
  Network Services.......................   13,820      21,462      202,420
                                           -------     -------     --------
    Total................................  $38,919     $50,346     $290,760
                                           =======     =======     ========
Capital Expenditures:
  Transportation Services................  $ 1,275     $ 1,635     $  3,238
  Network Services.......................    2,216       2,852        6,728
                                           -------     -------     --------
    Total................................  $ 3,491     $ 4,487     $  9,966
                                           =======     =======     ========
Depreciation and Amortization:
  Transportation Services................  $ 1,229     $ 1,710     $  2,824
  Network Services.......................    1,521       2,822        4,776
                                           -------     -------     --------
    Total................................  $ 2,750     $ 4,532     $  7,600
                                           =======     =======     ========

GEOGRAPHIC AREAS
----------------
                                           OCTOBER     OCTOBER     OCTOBER
                                            1996        1997        1998
Revenues:
  United States..........................  $45,160     $82,171     $212,152
  Latin America..........................    3,746       4,163        5,329
                                           -------     -------     --------
    Total................................  $48,906     $86,334     $217,481
                                           =======     =======     ========
Income (loss) from operations:
  United States..........................  $(2,073)    $ 4,824     $ 11,310
  Latin America..........................   (4,214)         17           99
                                           -------     -------     --------
    Total................................  $(6,287)    $ 4,841     $ 11,409
                                           =======     =======     ========
Identifiable Assets:
  United States..........................  $36,410     $47,781     $287,569
  Latin America..........................    2,509       2,565        3,191
                                           -------     -------     --------
    Total................................  $38,919     $50,346     $290,760
                                           =======     =======     ========


INDUSTRY OVERVIEW

TELECOMMUNICATIONS INFRASTRUCTURE. The International Telecommunications Union estimates that between 1996 and 2000, telecommunications infrastructure investment will exceed $50.0 billion in the United States and $600.0 billion worldwide. In addition, Able believes that utility and telecommunications companies, including regional Bell operating companies ("RBOCs"), competitive local exchange carriers ("CLECs") and inter-exchange carriers ("IXCs"), which still conduct a significant portion of their construction work in-house, will outsource more infrastructure construction in the future in response to rapid deregulation and competitive pressures to reduce costs and focus on the operations and marketing of their telecommunications services.


The Telecommunications Act of 1996 (the "Telecommunications Act") created a structural change in the telecommunications industry by removing the barriers to entry that the RBOCs and IXCs had previously enjoyed. The Telecommunications Act established less restrictive regulations for CLECs and other telecommunications companies to compare with the RBOCs. As a result, the RBOCs must allow competing telecommunications companies, under the performance party principle, to compete in their markets. This has led to intense competition among all players in the telecommunications and data/information transfer and services industries. Prices for services and equipment have been falling, and new technologies and services are being offered. In addition, the battle to attract and retain customers has led to higher levels of customer service.

These conditions have forced the RBOCs to compete for customers. As a result, more money is being dedicated to construction and upgrades of fiber optic and coaxial networks and other assets by many participants in the telecommunications and data/information transfer industries. RBOCs are searching for ways to reduce costs and become more efficient. Internal operations such as network installation are increasingly being outsourced to companies such as Able.

The infrastructure and network services segment of the communications industry is poised for significant growth, due to the changing regulatory environment and rapid advancements in technology, which require increases in bandwidth to carry voice, video and data. These trends are resulting in a significant need for rapid replacement and upgrade of existing communications infrastructure and network systems. In addition, new entrants to the telecommunications industry are increasingly turning to experienced, full-service communications infrastructure and network integrators for assistance and support.


It has been forecasted that significant growth will occur within the international market for telecommunications infrastructure. In many emerging and developing areas such as Latin America, the Pacific Rim and Africa, the infrastructure required to support telecommunications on a widespread local level is incomplete or nonexistent. The telecommunications infrastructure that currently exists is typically analog-based. For developing countries, the main focus is to establish or expand their telecommunications infrastructure rather than convert and upgrade existing lines. The lack of telecommunications infrastructure in developing economic areas creates an opportunity to provide turn-key telecommunications infrastructure project managerial services. Able expects not only to selectively bid on new opportunities, but also further develop existing telecommunications infrastructure projects.

TRANSPORTATION SYSTEMS. The market for traffic management and, specifically, intelligent transportation services, is significant and growing due to federal and state legislation to create economically efficient and environmentally safe transportation systems. The Intermodal Surface and Transportation Efficiency Act of 1996 will provide $217.0 billion to state departments of transportation over the next six years and is expected to significantly increase spending on advanced transportation infrastructure. In addition, the deployment of intelligent highway systems, as well as telecommunications infrastructure along the highway rights-of-way, offer new revenue sources for the responsible government agencies. Intelligent transportation services include electronic toll collection, highway fiber optic network, computerized traffic signal and other traffic management tools.



SUPPLIERS AND RAW MATERIALS


Able and its subsidiaries do not rely on any one particular supplier for raw materials necessary to carry out their work. Within the Network Service Group, telecommunication construction customers supply the majority of their own raw materials.

BACKLOG


Able includes all services projected to be performed over the life of each executed contract in backlog at the date of determination due to Able's historical relationship with its customers and experience in the procurements of this nature. As of January 31, 1999, backlog was approximately $1.0 billion, approximately 31 percent of which was attributable to WorldCom Network. Able expects to complete approximately 45 percent of this backlog within the next fiscal year. As of January 29, 1998, Able's backlog was approximately $159.0 million. Due to the nature of Able's contractual commitments, in many instances its customers do not commit to the volume of services to be purchased under the contract, but rather commit Able to perform these services if requested by the customer and commit to obtain these services from Able if they are not performed internally. Many of the contracts are multi-year agreements, and Able includes the full amount of services projected to be performed over the life of the contract. Contract backlog of approximately $549.0 million is under performance bonds and Able may be subject to liquidated damages for failure to perform in a timely manner. Able's backlog may fluctuate and does not necessarily indicate the amount of future sales. A substantial amount of Able's order backlog can be canceled at any time without penalty, except in some cases, the recovery of Able's actual committed costs and profit on work performed up to the date of cancellation. Cancellations of pending purchase orders or termination or reductions of purchase orders in progress from Able's customers could have a material adverse effect on its business, operating results and financial condition. In addition, there can be no assurance as to the customer's requirements during a particular period or that such estimates at any point in time are accurate.


DEPENDENCE UPON KEY CUSTOMERS


During fiscal 1998, approximately 14 percent of Able's total revenues were derived from WorldCom Network, 8 percent from BellSouth Telecommunications, Inc. and 6 percent from Cooper Tire. Management believes that a substantial portion of Able's total revenues and operating income will continue to be derived from a concentrated group of customers, in particular WorldCom Network. The loss of WorldCom Network (or any of such other customers) could have a material adverse effect on Able's business, financial condition and results of operations.


CONTRACTS


The Company has and will continue to execute various construction and other contracts which may require the Company to, among other items, maintain specific financial parameters, meet specific milestones and post adequate collateral generally in the form of performance bonds. Failure by the Company to meet its obligations under these contracts may result in the loss of the contract and subject the Company to litigation and various claims, including liquidated damages.

TELECOMMUNICATION AND RELATED SERVICES. The Company generally provides telecommunication, cable television, electric utility and manufacturing system services (i.e. non-governmental business) under comprehensive master service contracts that either give the Company the right to perform certain services at negotiated prices in a specified geographic area during the contract period or pre-qualify the Company to bid on projects being offered by a customer. Contracts for projects are awarded based on a number of factors such as price competitiveness, quality of work, on-time completion and the ability to mobilize equipment and personnel efficiently. The Company is typically compensated on an hourly or per unit basis or, less frequently, at a fixed price for services performed. Contract duration either is for a specified term, usually one to three years, or dependent on the size and scope of the project. In most cases, the Company's customers supply most of the materials required for a particular project, generally consisting of cable, equipment and hardware and the Company supplies the expertise, personnel, tools and equipment necessary to perform its services.


TRAFFIC MANAGEMENT AND GENERAL UTILITY SERVICES. For traffic management and general utility services (i.e. government funded business), the Company generally obtains fixed price contracts for projects, either as a prime or as a subcontractor, on a competitive bid basis. Typically, for prime contracts, a state department of transportation ("DOT") or other governmental body provides to qualified contractors a set of specifications for the project. The Company then estimates the total project cost based on input from engineering, production and materials procurement personnel. A bid is then submitted by the Company along with a bid bond. For most government funded projects, the scope of work extends across many industry segments. In such cases, the Company subcontracts its expertise to a prime contractor. The Company must submit performance bonds on substantially all contracts obtained. The Company believes its relations with its bonding company are good and that its bonding capacity is adequate. However, the financial viability of the Company is dependent upon maintaining adequate bonding capacity and any loss of such would have a material adverse effect on the Company.


The Company derived approximately 29 percent of its total revenues for the fiscal year ended October 31, 1998 from contracts with state and local governments. No individual government customer accounted for more than 6 percent of the Company's total consolidated revenues. Government business is, in general, subject to special risks, such as delays in funding, termination of contracts or subcontracts for the convenience of the government or for the default by a contractor, reduction or modification of contracts or subcontracts, changes in governmental policies, and the imposition of budgetary constraints.

The Company's contracts with governmental agencies provide specifically that such contracts are cancelable for the convenience of the government. Historically, the Company has not experienced cancellations or renegotiations of its contracts in any material amounts.


Contract duration is dependent upon the size and scope of the project but, typically is from six to nine months. Contracts generally set forth date-specific milestones and provide for liquidated damages for failure to meet milestones. At January 31, 1999, the Company had one contract for which it is subject to liquidated damages at a rate of $25,000 per day commencing January 22, 1999 associated with obtaining an extension of time for completing a phase of the New Jersey Consortium project. This phase was completed prior to the expiration of the extension.


The failure to complete the contract on time could have a material adverse impact on the financial condition of the Company. The Company is typically paid based on "completed units." Retainage is normally held on contracts (usually 5 percent to 10 percent of the contract amount), until approximately 90 days after the services are rendered and accepted by the customer. The majority of the contracts are bonded/guaranteed as to payment by the DOT upon performance by the Company.

In addition to generating revenues from the installation of traffic management systems under fixed price contracts, the Company performs under maintenance contracts with the DOT obtained through competitive bidding. Maintenance contracts are normally for a renewable one to three year term. Under such contracts, the Company generally is assigned a section of highway along which to maintain traffic control devices and is paid on a per unit basis.


In most cases, the Company must supply the materials required for a particular project, including materials and component parts required for the production of highway signage and guard rails and the assembly of various electrical and computerized systems. Aluminum sheeting, steel poles, concrete, reflective adhesive, wood products, cabling and electrical components are the principal materials purchased domestically for the production of highway signage and guard railing. Generally, the supply and costs of these materials has been and is expected to continue to be stable, and the Company is not dependent upon any one supplier for these materials. The Company also purchases various components for the assembly of various electrical, lighting and computerized traffic control systems. Many of these materials must be certified as meeting specifications established by the DOT and are generally only supplied by a limited number of vendors. The unavailability of those components could have an adverse impact on meeting deadlines for the completion of projects which may subject the Company to liquidated damages. However, the availability of these materials, generally, has been adequate.


SALES AND MARKETING

Able markets its systems integration services through its in-house sales group, marketing directly to existing and potential customers, including municipalities and other government authorities, telecommunications companies and utility companies. Able's salespeople work with those responsible for project development and funding to facilitate network design and funding procurement.

Typically, the sales process for systems integration projects entails: (i) developing a list of qualified bidders and the establishment of a bid schedule; (ii) distributing and responding to requests for proposal
("RFP"); and (iii) awarding contracts to an approved senate provider. Important elements in determining the qualifications of a bidder are its reputation, its previous projects and its ability to secure bonding for the project. The selling cycle, which is usually 12 to 24 months in duration, is protracted due to the scope and complexity of the services provided.

Able markets its telecommunications construction services to local and long distance telephone companies, utility companies, local municipalities and certain corporations with particular communications needs. In addition, Able markets its construction services to targeted systems integrators. The in-house sales force, as well as members of each subsidiary's senior management, actively market Able's services in their defined geographic regions. Additionally, Able markets transportation construction services to state and local departments of transportation, public/private toll authorities and certain international authorities.

COMPETITION


NETWORK SERVICES GROUP. The Telecommunications Systems Integration division of the Network Services Group competes for business in two segments: (i) the traditional RFP/bid based segment for the installation and integration of infrastructure projects and (ii) a less traditional "project development" segment. Able's largest competitors in the traditional RFP/bid based segment are telecommunications service providers. The Telecommunications Systems Integration division has identified and pursued the "project development" segment as a "niche" market for its services, providing network alternatives to large public agencies, utilities and telecommunications service providers through the use of public-private memberships and other financing models unique to the industry. These customers often must choose between building their own networks or using an existing telecommunication service provider's network. Once a customer has decided to build its own network, Able assists the customer in preparing a viable and customized project business plan that addresses the customer's specific telecommunications needs, including budgetary and other concerns. Able also has focused on "project development" opportunities presenting ownership or participation opportunities that can generate recurring revenues. Management believes that no other company presently provides these kind of complete, turn-key project development services for these customers. There can, however, be no assurance that other systems integration companies will not develop the expertise, experience and resources to provide services that achieve greater market acceptance or that are superior in both price and quality to our services, or that Able will be able to maintain its competitive position.


The Telecommunications Construction division competes for business with several competitors on a much larger scale. In addition, the Telecommunications Construction division also competes in a market characterized by a large number of smaller size private companies that compete for business generally in a limited geographic area or with few principal customers. The Telecommunications Construction division's largest competitors are MasTec, Inc. and Dycom, Inc.

TRANSPORTATION SERVICES GROUP. The Transportation Systems Integration division believes its major competitors in the North American market are Lockheed Information Management Co., a division of Lockheed Martin, and Syntonic Technology, Inc., doing business as Transcore ("Transcore"), a division of SAIC Corporation.

The market in which the Transportation Construction division competes is characterized by large competitors who meet the experience, bonding and licensure requirements for larger projects and by small private companies competing for projects of $3.0 million or less in limited geographic areas. The Transportation Construction division's large competitors include Lockheed Martin, Traffic Control Devices of Florida and MasTec, Inc. The Transportation Construction division's smaller competitors are High Power of Florida, MICA Corporation of Texas and Fishback & Moore.

COMMUNICATIONS DEVELOPMENT GROUP. The Communications Development Group competes for business in the international market, primarily in Latin America. Presently, the operations of the Communications Development Group are in Venezuela and Brazil. In Venezuela, the market is characterized by a single customer, CANTV, the telephone company of Venezuela, and a large number of smaller sized private companies that compete for business generally in a limited geographic area. In Brazil, the market consists of four regional telephone companies, which have been recently privatized. Competition consists of a myriad of smaller companies competing for a growing but limited market, which decreases margins. There are also several products similar to the NeuroLAMA call data collection system for billing purposes, which compete for the very large analog market, although the Company is not aware of any that can produce the same results.

EMPLOYEES


As of August 9, 1999, Able had approximately 2,000 employees. The number of employees considered as laborers can vary significantly according to contracts in progress. Such employees are generally available to the Company through an extensive network of contacts within the communications industry. None of Able's employees is represented by a labor union and management considers relations with key and other employees to be good.


PROPERTIES


Able's legal and accounting offices are in West Palm Beach, Florida, where it occupies 5,l10 square feet under a lease that expires January 31, 2004. Able leases 33,571 square feet of office space in Omaha, Nebraska under a lease that expires September 30, 2004, and which houses MFSNT's network operations, and 4O,111 square feet in Mt. Laurel, New Jersey under a lease that expires February 28, 2003 and which houses MFSNT's transportation operations. Able leases 6,400 square feet of space in Fairbanks, Alaska for a network operations center. Able leases 6,800 square feet of office space in Fort Lauderdale, Florida under a lease which expires September 30, 2003, which facility is presently available for sublet. As of August 15, 1999, Able has moved its corporate offices to Roswell, Georgia, where it has leased 6,600 square feet under a lease expiring on July 31, 2004. Able leases several field offices and numerous smaller offices. Able also leases on a short-term or cancelable basis temporary equipment yards or storage locations in various areas as necessary to enable Able to efficiently perform its service contracts.

Able owns (subject to a mortgage) and operates a 10,000 square foot facility for operations based in Chesapeake, Virginia. Able's Venezuelan subsidiaries own and operate from a 33,000 square foot floor of an office building located in Caracas, Venezuela, and lease an additional 50,000 square feet of covered parking and shop facilities. Able also owns a 15,000 square foot facility located on approximately three acres of land for operations in Tampa, Florida.

SEASONALITY


Able's operations are seasonal, resulting in reduced revenues and profits during the first quarter of Able's fiscal year (November, December and January) relative to other quarters. Factors affecting the seasonality of Able's business are holiday season shut-downs, winter weather and capital expenditure patterns by telephone companies that can impede outside plant construction activities. The impact of seasonality is mitigated somewhat by the presence of part of Able's operations in the southern United States.


LEGAL PROCEEDINGS


On May 21, 1998, SIRIT Technologies, Inc. ("SIRIT") filed a lawsuit in the United States District Court for the Southern District of Florida against Able and Thomas M. Davidson, who has since become a member of Able's Board of Directors. SIRIT asserts claims against Able for tortious interference, fraudulent inducement, negligent misrepresentation and breach of contract in connection with Able's acquisition of MFSNT and seeks injunctive relief and compensatory damages in excess of $100.0 million. At present, the parties are conducting discovery in this case.


On or about September 10, 1998, Shipping Financial Services Corp. ("SFSC") filed a lawsuit in the United States District Court for the Southern District of Florida against the Company, its then Chairman of the Board Gideon Taylor, then Chief Executive Officer Frazier L. Gaines, the Company's then Chief Accounting Officer Jesus Dominguez, and then Chief Financial Officer Mark A. Shain (collectively, the "Defendants"). At or near that time, five additional plantiffs filed substantially similar lawsuits. By order dated Dec. 30, 1998, all of these cases have been consolidated with the SFCS case. The plaintiffs have not yet filed their consolidated amended complaint.
Able expects the
consolidated amended complaint to be substantially similar to that filed similar to that filed by SFSC, and will assert claims under the federal securities laws against Able and four of its former officers that the Defendants allegedly caused the Company to falsely represent and mislead the public with respect to
(i) two acquisitions: the MFSNT Acquisition and the acquisition of the COMSAT Contracts, and (ii) Able's ongoing financial condition as a result of the acquisitions and the related financing of those acquisitions. Additionally, plantiffs are expected to seek certification as a class action on behalf of themselves and all others similarly situated persons and seek unspecified damages and attorneys' fees. Able is currently assessing the allegations set forth in the lawsuits and intends to vigorously defend this matter. An adverse outcome in this lawsuit or in other shareholder lawsuits would likely have a material adverse effect upon Able's consolidated financial position, results of operations and cash flow.

The Company is subject to other lawsuits and claims for various amounts which arise out of the normal course of its business. The Company intends to vigorously defend itself in these matters. The Company does not believe that any of these suits will have a material adverse effect on the Company's financial position.

RESEARCH AND DEVELOPMENT; PROPRIETARY TECHNOLOGY AND RIGHTS


Able acquired proprietary software from MFSNT in the MFSNT Acquisition, which includes applications at the lane, plaza, host, and customer service center levels within a sophisticated electronic toll collection system architecture. See "Business of MFSNT - Research and Development; Proprietary Technology and Rights" for a discussion of the Company's proprietary technology and right (Post-MFSNT Acquisition).

The Company has spent an aggregate of approximately $1.0 million on research and development activities during the prior three fiscal years, primarily in connection with its development of NeuroLAMA. Management believes that the acquisition of MFSNT will increase the Company's future research and development expenditures.


MARKET PRICE OF COMMON STOCK AND DIVIDEND POLICY

The Common Stock is traded on the Nasdaq National Market under the trading symbol "ABTE." The following table provides for each period indicated the high and low prices for the Common Stock.

                                                       SALE PRICE RANGE
                                                       ----------------
                                                        HIGH       LOW
                                                       ------     -----
         YEAR ENDED OCTOBER 31, 1997
              1st Quarter............................ $  9.625   $  7.25
              2nd Qaurter............................    9.000      7.375
              3rd Quarter............................    9.000      7.125
              4th Quarter............................   10.625      7.5625

         YEAR ENDED OCTOBER 31, 1998
              1st Quarter............................ $ 10.75    $  6.375
              2nd Qaurter............................   13.1875     7.0625
              3rd Quarter............................   20.9375     8.625
              4th Quarter............................   10.625      1.75

         YEAR ENDED OCTOBER 31, 1999
              1st Quarter............................ $ 12.374   $  5.0625
              2nd Quurter............................   11.5625     6.625
              3rd Quarter (through May 26, 1999).....    7.125      5.8125

On May 26, 1999, the 1ast reported sales price of the Common Stock was $6.875 and there were approximately 425 record holders of the Common Stock.


Able has never paid any dividends to holders of shares of Common Stock. The terms of the Company's $35.0 million secured revolving credit facility, the Series B Preferred Stock and the Wor1dCom Note restrict or prohibit Able's ability to declare or pay dividends on shares of Common Stock. See "Management's Discussion of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Consolidated Audited Financial Statements of the Company" incorporated by reference to the Company's Annual Report on Form 10-K/A for the year ended October 31, 1998, a copy of which has been provided along with these Proxy Materials. Holders of Series B Preferred Stock are generally entitled to receive cumulative quarterly dividends at a rate of 4 percent per year. The Company may pay these dividends in shares of Common Stock, or, at the Company's election, in cash, provided that the Company gives the holders of the Series B Preferred Stock 20 days prior written notice.


Management expects that, except for the dividends required to be paid or payable to the holders of the Series B Preferred Stock, Able will retain its earnings, if any, to finance operations. Thus, Able does not expect to pay dividends to holders of Common Stock for the foreseeable future.


For SELECTED FINANCIAL DATA and MANAGEMENT'S DISCUSSION and ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, see the Company's Annual Report on Form 10-K for the year ended October 31, 1998, filed February 24, 1999, as amended March 1, 1999, and as further amended on November __, 1999, a copy of which has been provided along with these Proxy Materials.



QUANTITIATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


The Company is exposed to market risk from changes in interest rates on debt obligations that impact the fair value of these obligations. The Company's policy is to manage interest rates through a combination of fixed and variable rate debt. Currently, the Company does not use derivative financial instruments to manage its interest rate risk. The table be1ow provides information about the Company's risk exposure associated with changing interest rates as of October 31, 1998 (amounts in thousands):

                                               EXPECTED MATURITY
                                -----------------------------------------------
                                  1999     2000    2001   2002  2003  THEREAFTER
                                -----------------------------------------------
    Fixed rate debt             $15,047  $18,225  $1,O2l   $935  $872   21,081

    Average interest rate        12.40%   13.00%  13.64% 13.61% 13.57%  13.54%

    Variable rate debt           $---      $---   $35,000 $---   $---    $---

    Average interest rate           00%      00%  $7.69%    --%    --%     --%

The Company has no cash flow exposure due to interest rate changes for its fixed debt obligations. All of the Company's debt is non-trading. The fair value of the Company's debt approximates its carrying value.


Although the Company conducts business in foreign countries, the international operations were not material to the Company's consolidated financia1 position, results of operations or cash flows as of October 31, 1998. Additionally, foreign currency transaction gains and losses were not material to the Company's results of operation for the fiscal year ended October 31, 1998. Accordingly, the Company was not subject to material foreign currency exchange rate risks from the effects that exchange rate movements of foreign currencies would have on the Company's future costs or on future cash flows it would receive from its foreign subsidiaries. To date, the Company has not entered into any significant foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of adverse fluctuations in foreign currency exchange rates.


                               BUSINESS OF MFSNT

GENERAL OVERVIEW


MFS Network Technologies (MFSNT) provides a systems integration for advanced telecommunications networks and is engaged in the development, design, project management, construction, operation and maintenance of communications systems throughout the United States. MFSNT conducts its business through two divisions:
(i) MFS Network Systems, a communications network systems integrator, and (ii) MFS Transportation Systems, which provides intelligent transportation and traffic management services. MFSNT manages the integration of a variety of equipment and software systems from multiple vendors, selecting those components most suitable for each individual bid or project.

MFS Network Systems believes that it has remained at the forefront of the telecommunications network industry through the development of advanced telecommunications systems in partnership with public authorities and private corporations. MFSNT believes that it has the ability to engage large telecommunications projects, evidenced by work completed for WorldCom, resulting in $500 million in revenues and the deployment of 500,000 fiber miles in 43 cities, as well as the successful completion of a full-scale, state-wide fiber optic telecommunications network for the Iowa state government, in addition to numerous other similar projects.

Its clients include federal, state and local government agencies, telecommunications service providers, regional and state transportation and transit agencies, public utilities and private industry in the United States and abroad. MFSNTs wholly owned subsidiary, MFS Transportation Systems, located in Mt. Laurel, NJ provides systems integration for intelligent transportation systems applications, primarily electronic toll and traffic management.


COMPANY STRUCTURE



MFSNT was formed in 1988 as a subsidiary of Peter Kiewit Sons', Inc. In 1996 MFSNT was purchased by WorldCom. In 1998, WorldCom sold MFSNT to the Company.


SERVICES, MARKETS AND CUSTOMERS


MFSNT conducts two distinct types of business activities which are primarily conducted in the United States. These business activities include its (i) Network Systems Group and (ii) Transportation Systems Group.

NETWORK SYSTEMS GROUP. MFSNT's Network Systems Group provides telecommunications network services for large-scale telecommunications' projects. This group provides turn-key telecommunications infrastructure solutions by providing "one-stop" capabilities that include project development, design, engineering, construction management, and on-going maintenance and operations services for telecommunications networks. MFSNT's projects include the construction of fiber optic networks that provide advanced digital voice, data and video communications and wireless infrastructure deployment.


TRANSPORTATION SYSTEMS GROUP. The Transportation Systems Group provides full-service general contracting services for large-scale projects which includes providing "one-stop" electronic toll and traffic management solutions for intelligent transportation system infrastructure projects, including project development and management, design, development, integration, installation, engineering construction, and systems operation and maintenance. Additionally, MFSNT develops proprietary software and applications designed to support these systems. The electronic toll and traffic management segment of the intelligent transportation system industry uses technology to automate toll collection for bridges and highways allowing for "non-stop" toll collection. Electronic toll and traffic management systems use advanced scanning devices to identify a car's type, combined with the user's account information as the car passes a tolling station and immediately debits the appropriate toll from the user's account. In addition, significant support systems must be developed to maintain electronic toll and traffic management accounts and process violations. MFSNT developed Automatic Vehicle Identification technology jointly with Texas Instruments and used it in many of its electronic toll and traffic management projects. The Transportation Systems Group markets its services to state and local government transportation departments.

INDUSTRY OVERVIEW (See discussion above under "Business of the Company (Post-MFSNT Acquisition) - Industry Overview).

SUPPLIERS AND RAW MATERIALS

MFSNT has no material dependence on any one supplier of raw materials.

BACKLOG



MFSNT includes all services projected to be performed over the life of each executed contract in backlog at the date of determination due to MFSNT's historical relationship with its customers and experience in the procurements of this nature. As of June 30, 1998 backlog was approximately $647.7 million, approximately $70.7 million (10.9 percent) of which was attributable to WorldCom Network. MFSNT expects to complete approximately 33 percent of this backlog within the next fiscal year As of June 30, 1997, MFSNT's backlog was approximately $367.7 milllion, approximately $60.2 million (16.4 percent) of which was attributable to WorldCom Network. Due to the nature of MFSNT's contractual commitments, in many instances its customers do not commit to the volume of services to be purchased under the contract, but rather commit MFSNT to perform these services if requested by the customer and obtain these services from MFSNT if they are not performed internally. Many of the contracts are multi-year agreements, and MFSNT includes the full amount of services projected to be performed over the life of the contract. At June 30, 1998 contract backlog of approximately $495.5 million is under performance bonds and MFSNT may be subject to liquidated damages for failure to perform in a timely manner. MFSNT's backlog may fluctuate and does not necessarily indicate the amount of future sales. A substantial amount of MFSNT's order backlog can be canceled at any time without penalty, except, in some cases, the recovery of MFSNT's actual committed costs and profit on work performed up to the date of cancellation. Cancellations of pending purchase orders or termination or reductions of purchase orders in progress from MFSNT's customers could have a material adverse effect on its business, operating results and financial condition. In addition, there can be no assurance as to the customer's requirements during a particular period or that such estimates at any point in time are accurate.



CONTRACTS



The Company has and will continue to execute various contracts which may require MFSNT to, among other items, maintain specific financial parameters, meet specific milestones and post adequate collateral generally in the form of performance bonds. Failure by MFSNT to meet its obligations under these contracts may result in the loss of the contract and subject the MFSNT to litigation and various claims, including liquidated damages.



TELECOMMUNICATION AND RELATED SERVICES. MFSNT generally provides telecommunication, cable television, electric utility and manufacturing system services (i.e., non-governmental business) under comprehensive master service contracts that either give MFSNT the right to perform certain services at negotiated prices in a specified geographic area during the contract period or pre-qualify MFSNT to bid on projects being offered by a customer. Contracts for projects are awarded based on a number of factors, such as price competitiveness, quality of work, on-time completion and the ability to mobilize equipment and personnel efficiently. MFSNT is typically compensated on an hourly or per unit basis or, less frequently, at a fixed price for services performed. Contract duration either is for a specified term, usually one to three years, or dependent on the size and scope of the project. In most cases, MFSNT's customers supply most of the materials required for a particular project, generally consisting of cable, equipment and hardware and MFSNT supplies the expertise, personnel, tools and equipment necessary to perform its services.


TRAFFIC MANAGEMENT AND GENERAL UTILITY SERVICES. For traffic management and general utility services (i.e., government funded business), MFSNT generally obtains fixed price contracts for projects, either as a prime contractor or as a subcontractor, on a competitive bid basis. Typically, for prime contracts, a DOT or other governmental body provides to qualified contractors a set of specifications for the project. MFSNT then estimates the total project cost based on input from engineering, production and materials procurement personnel. A bid is then submitted by MFSNT along with a bid bond. For most government funded projects, the scope of work extends across many industry segments. In such cases, MFSNT subcontracts its expertise to a prime contractor. MFSNT must submit performance bonds on substantially all contracts obtained. MFSNT believes its relations with its bonding company are good and that its bonding capacity is adequate. However, the financial viability of MFSNT is dependent upon maintaining adequate bonding capacity and any loss of such would have a material adverse effect on MFSNT.

Contract duration is dependent upon the size and scope of the project. Contracts generally set forth date-specific milestones and provide for severe liquidated damages for failure to meet the milestones by the specified dates.

The failure to complete the contract backlog on time could have a material adverse impact upon the financial condition of MFSNT. MFSNT is typically paid based on completed units. Retainage is normally held on contracts (usually 5 percent to 10 percent of the contract amount), until approximately 90 days after the services are rendered and accepted by the customer. The majority of the contracts are bonded/guaranteed as to payment by the DOT upon performance by MFSNT.


SALES AND MARKETING


MFSNT markets its systems integration services through its in-house sales group, marketing directly to existing and potential customers, including municipalities and other government authorities, telecommunications companies and utility companies. Its salespeople work with those responsible for project development and funding to facilitate network design and funding procurement.

Typically, the sales process for systems integration projects entails: (i) developing a list of qualified bidders and the establishment of a bid schedule;
(ii) distributing and responding to RFPs; and (iii) awarding contracts to an approved service provider. Important elements in determining the qualifications of a bidder are its reputation, its previous projects and its ability to secure bonding for the project. The selling cycle, which is usually 12 to 24 months in duration, is protracted due to the scope and complexity of the services provided.


COMPETITION:


NETWORK SYSTEMS GROUP. The Network Systems Group competes for business in two segments: (i) the traditional RFP/bid based segment for the installation and integration of infrastructure projects and (ii) a less traditional "project development" segment. MFSNT's largest competitors in the traditional RFP/bid based segment are telecommunications service providers. The Network Systems Group has identified and pursued the "project developments" segment as a "niche" market for its services, providing network alternatives to large public agencies, utilities and telecommunications service providers through the use of public-private memberships and other financing models unique to the industry These customers often must choose between building their own networks or using an existing te1ecommunications service provider's network. Once a customer has decided to build its own network, MFSNT assists the customer in preparing a viable and customized project business plan that addresses the customer's specific telecommunications needs, including budgetary and other concerns. MFSNT also has focused on "project development" opportunities presenting ownership or participation opportunities that can generate recurring revenues. Management believes that no other company presently provides these kind of complete turn-key project development services for these customers. There can, however, be no assurance that other systems integration companies will not develop the expertise, experience and resources to provide services that achieve greater market acceptance or that are superior in both price and quality to MFSNT's services, or that MFSNT will be able to maintain its competitive position.

TRANSPORTATION SYSTEMS GROUP. The Transportation Systems Group believes its major competitors in the North American market are Lockheed Information Management Co., a division of Lockheed Martin and Synatonic Technology, Inc., doing business as Transcore ("Transcore"), a division of SAIC Corporation.


EMPLOYEES


As of June 30, 1998, MFSNT had approximately 1200 employees. None of MFSNT's employees is represented by a labor union and management considers relations with key and other employees to be good.


PROPERTIES


The Network Systems Group corporate offices are located Omaha, Nebraska, where it occupies 33,571 square feet under a lease that expires September 30, 2004. The Transportation Systems Group corporate offices are located in Mt. Laurel, New Jersey, where it occupies 40,111 square feet under a lease that expires February 28, 2003. There are also leases of 6,400 square feet of space in Fairbanks, Alaska for a network operations center and MFSNT leases several field offices and numerous smaller offices. There are also leases on a short-term or cancelable basis for temporary equipment yards or storage locations in various areas as necessary to enable efficient performance of service contracts.

RESEARCH AND DEVELOPMENT; PROPRIETARY TECHNOLOGY AND RIGHTS


MFSNT has various proprietary software including applications at the lane, plaza, host, and customer service center levels within a sophisticated electronic toll collection system architecture. MFSNT has also developed a proprietary video and data multiplexing system used for surveillance, monitoring, and system audit purposes. The benefits of this proprietary software include reduced operating costs, non-stop tolling, reduced traffic congestion, efficient traffic management, and increased revenue accountability.


LANE SYSTEM APPLICATIONS. The lane system application is designed to be modular in nature to allow and accommodate tolling operations in various configurations in accordance with a customer's specific needs and operational requirements. The lane controller application is the head of the lane system. It runs on a standard PC and under a real-time operating environment. The lane controller controls the various in-lane equipment items and gathers data from the in-lane sensors to provide transaction records for each vehicle that travels through a toll lane. The lane controller coordinates and controls revenue collection events and transactions. The lane controller also interacts with and can recognize individual vehicles as well as cars that evade toll collection. The transaction data created at the lane level is sent to the plaza computer system for further processing. The lane controller also has the unique capability of operating in a completely autonomous mode if communications to the plaza system are disrupted.


PLAZA SYSTEM APPLICATIONS. The plaza system is the central repository of the transaction data received from each toll lane. The data is stored in a relational database and is then used for reporting and tracking purposes. Traffic reports, revenue reports and collector performance reports are among several reports that can be generated from the plaza system. A real-time plaza supervisor system allows client personnel to monitor traffic and collection events (as well as equipment and security status) as each event actually occurs. The data received at the lane plaza system level is forwarded to the host system for further processing and review

HOST SYSTEM APPLICATIONS. The primary role of the host application is to provide the client with the capability to generate system-wide reports for traffic and revenue, as well as provide audit and reconciliation capabilities. The host system also acts as the primary interface to the customer service center ("CSC") system and is the "conduit" for electronic toll transactions and patron account information. The host application also controls the download of information to the plaza and lane systems, such as toll schedules, employee identification information, patron account status, time synchronization and other information required for daily operation of the system.


CSC SYSTEM APPLICATIONS AND SERVICES. MFSNT provides numerous CSC systems and services, including hardware and software system applications and CSC staffing, operations and management. The CSC application is a highly reliable and robust, user friendly, efficient, and fully auditable software application. Able's system incorporates automated internal controls for audit and reconciliation purposes and also employs a flexible design to accommodate potential changes to customer policies, procedures, and/or operations.

VIDEO TRANSACTION DATA MULTIPLEXER ("VTDM") PRODUCT. The VTDM system is a patented product that compiles video and data based records for every vehicle that travels through a monitored lane. The VTDM provides auditors, toll supervisors and other customer service personnel with the unique capability to record, review, and analyze lane event data in an efficient and cost-effective manner. This system can also be used for problem resolution relating to system and/or toll collector performance. The VTDM system provides information (lane event data) in the form of video and transaction event text (text-over-video display). Cameras and video cassette recorders are used to visually record lane activity on a 24-hour basis.


MARKET PRICE OF COMMON STOCK AND DIVIDEND POLICY


Prior to the MFSNT Acquisition, MFSNT was a division of a public company, WorldCom, Inc. Therefore, there was no market price for the common stock of MFSNT. Subsequent to the MFSNT Acquisition, MFSNT was a wholly-owned subsidiary of the Company.

SELECTED FINANCIAL DATA

The following is a summary of MFSNT's financial statements and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial statements of MFSNT include the accounts of i) Network Technologies Division of MFS Network Technologies, Inc.;
ii) MFS Transportation Systems, Inc.; iii) MFS Transtech, Inc.; and iv) MFS Network Technologies of the District of Columbia, Inc. (collectively referred to as the "Division"). The financial data for the six months ended July 2, 1998 and June 30, 1997 include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position and results of the Division for such periods. Due to seasonality and other market factors, the historical results for the six months ended July 2, 1998 are not necessarily indicative of results for a full year (amounts in thousands):

                           For the Six Months Ended            For the Years Ended December 31,
                          -------------------------------------------------------------------------
                          July 2, 1998  June 30,1997      1997      1996     1995     1994     1993
                          -------------------------------------------------------------------------
Revenue:
 Affiliated entity         $ 36,703       $ 34,078      $100,902  $ 56,238  $112,693  $ 86,791  $ 45,652
 Third party                 64,386        108,011       268,432   165,867    61,146    32,500    70,290
                           --------       --------      --------  --------  --------  --------  --------
                            101,089        142,089       369,334   222,105   173,839   119,291   115,942

Cost of revenues            111,206        136,294       353,563   206,225   155,826   103,171    96,778
                           --------       --------      --------  --------  --------  --------  --------
Gross margin (loss)         (10,117)         5,795        15,771    15,880    18,013    16,120    19,164
Operating expenses           11,414         14,830        24,066    23,754    22,806    18,607    17,245
                           --------       --------      --------  --------  --------  --------  --------
Operating income (loss)     (21,531)        (9,035)       (8,295)   (7,874)   (4,793)   (2,487)    1,919
Other income (expense)           16            (11)          (22)     (102)      231       138       148
                           --------       --------      --------  --------  --------  --------  --------
Net income (loss)          $(21,515)      $ (9,046)     $ (8,317) $ (7,976) $ (4,562) $ (2,349) $  2,067
                           ========       ========      ========  ========  ========  ========  ========

BALANCE SHEET DATA (AT END OF PERID):
 Cash and cash equivalents $      6       $    179      $      -  $    300  $      -  $     22  $  2,634
 Total assets               160,140        155,128       214,507   135,078    97,604    68,515    52,843
 Advances from parent       119,389         95,143       142,968    76,648    58,310    26,415     8,816
 Contributions and
  accumulated deficit       (31,624)        (9,043)      (10,110)   (1,792)    6,116    10,746    13,275

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, selected elements of the Division's statements of operations as a percentage of its revenues:

                           For the Six Months Ended    For the Years Ended December 31,
                          --------------------------------------------------------------
                          July 2, 1998  June 30,1997      1997      1996     1995
                          --------------------------------------------------------------
    Revenue:
      Affiliated entity       36.3%        24.0%          27.3%     25.3%    64.8%
      Third party             63.7         76.0           72.7      74.7     35.2
                          ---------------------------------------------------------------
        Total revenue        100.0        100.0          100.0     100.0    100.0

    Cost of revenues         110.0         95.9           95.7      92.9     89.6
    Operating expenses        l1.3         10.4            6.5      10.7     13.1
    Other (income) expense       -            -              -         -        -
                          ---------------------------------------------------------------
    Net loss                 (21.3)%       (6.3)%         (2.2)%    (3.6)%   (2.7)%
                          ===============================================================

REVENUES - AFFILIATED ENTITIES

Revenues from affiliated entities were $36.7 million and $34.1 million for the six months ended July 2, 1998 and June 30, 1997, respectively, an increase of $2.6 million or 7.6 percent. Revenues from affiliated entitles were $100.9 million and $56.2 million for the years ended December 31, 1997 and 1996, respectively, an increase of $44.7 million or 80.0 percent. Revenues from affiliated entities were $56.2 million and $112.7 million for the years ended December 31, 1996 and 1995, respectively, a decrease of $56.5 million or 50.l percent.



Revenues from affiliated companies relate primarily to the network infrastructure project needs of the Division's parent. Substantially all of MFSNT's revenue from affiliated entities is from cost reimbursable contracts that include an 8.7 percent general and administrative fee.


REVENUES - THIRD PARTY


Revenues from third parties were $64.4 million and $108.0 million for the six months ended July 2, 1998 and June 30, 1997, respectively, a decrease of $40.4 million or 37.4 percent. The decrease related primarily to decreases in revenue in the Division's network systems group of $53.1 million partially offset by revenue increases of $12.7 in the Division's transportation systems group. The decrease in revenues from the Division's network systems group resulted primarily from the Company's infrastructure projects with the New York State Thruway Authority ("NYSTA") and Nortel which generated revenues of $26.0 million and $78.2 million during the six months ended July 2, 1998 and June 30, 1997, respectively. Substantially all of the increase in the revenues from the Division's transportation systems group resulted from the New Jersey Consortium project which was obtained in early 1998.


Revenues from third parties were $268.4 million and $165.9 million for the years ended December 31, 1997 and 1996 respectively, an increase of $102.5 million or
61.8 percent. This increase is primarily due to the NYSTA project that began in late 1996.

Revenues from third parties were $165.9 million and $61.1 million for the years ended December 31, 1996 and 1995, respectively, an increase of $104.8 million or
171.5 percent. The increase consisted of $95.1 million and $9.7 million increases from the Divisions network systems and transportation systems groups, respectively. The increase in the network systems group was due primarily to infrastructure projects with Nortel and Kanas Telcom that began in 1996 and generated combined revenues of $89.6 million. The increase in the transportation systems group was due primarily to toll collection and traffic management projects with the Atlantic City Expressway and the Arizona Department of Transportation which combined to increase revenue $9.5 million between 1996 and 1995.

COST OF REVENUES

Costs of revenues were $111.2 million and $136.3 million for the six months ended July 2, 1998 and June 30, 1977, respectively, a decrease of $25.1 million or 18.4 percent.

Costs of revenues were $353.6 million and $206.2 million for the years ended December 31, 1997 and 1996, respectively, an increase of $147.4 million or 71.5 percent.


Costs of revenues were $2O6.2 million and $155.8 million of the years ended December 31, 1996 and 1995, respectively, an increase of $50.4 million or 32.3 percent.


Changes in costs of revenues for all periods discussed generally correlate to changes in revenues. Cost of revenues include all direct material and labor costs, as well as those indirect costs relating to the contract such as indirect labor, supplies and equipment costs. Changes in job performance, condition and the estimated profitability may result in changes in the estimates for project costs and profits. Revised estimates are recognized in the period in which the changes are determined. When the current estimates of total contract revenue and contract cost indicates a loss, a provision for the entire loss on the contract is made. At June 30, 1998 and December 31, 1997, reserves for losses on uncompleted contracts totaled $11.7 million and $5.4 million, respectively.

Construction margins (costs of revenues as a percentage of total revenues) for the network services and transportation services groups were as follows:

                             For the Six Months Ended    For the Years Ended December 31,
                            --------------------------------------------------------------
                            July 2, 1998  June 30,1997      1997      1996     1995
                            --------------------------------------------------------------

Network Services Group           6.7%         7.1%           8.2%      9.5%    14.2%
Transportation Services Group  (83.0)       (79.1)         (85.0)    (10.2)   (37.1)
Combined                       (10.0)         4.1            4.3       7.1     10.4


OPERATING EXPENSES

Operating expenses were $11.4 million and $14.8 million for the six months ended July 2, 1998 and June 30, 1997, respectively, a decrease of $3.4 million or 29.8 percent.



Operating expenses were $24.1 million and $23.8 million for the years ended December 3l, 1997 and 1996, respectively, an increase of $0.3 million or 1.3 percent.

Operating expenses were $23.8 million and $22.8 million of the years ended December 31, 1996 and l995, respectively, an increase of $1.0 million or 4.4 percent.



Changes in operating expenses for all periods discussed generally correlate to changes in revenue.

NET LOSS

Net loss was $21.5 million and $9.0 million for the six months ended July 2, 1998 and June 30, 1997, a decrease of $12.5 million or 138.9 percent.

Net loss was $10.0 million and $8.0 million for for the years ended December 31, 1997 and 1996, respectively, a decrease of $2.0 million or 25.0 percent.

Net loss was $8.0 million and $4.6 million for the years ended December 3l, 1996 and 1995, respectively, a decrease of $3.4 million or 73.9 percent.

LIQUIDITY AND CAPITAL RESOURCES


CASH AND CASH EQUIVALENTS - Cash and cash equivalents were $0.O, $0.0 and $0.3 million at July 2, 1998, December 31, 1997 and December 31, 1996, respectively. The treasury and cash management functions of the Company are performed by the Company. All net cash inflows are applied against advances. It is the intent of the Company's parent to support the Division until such time that the Division can generate sufficient cash flows to fund its operations.


CASH FROM OPERATIONS - Cash from operations were $24.0 million and $(16.2) million during the six months ended July 2, 1998 and June 30, l997, respectively, an increase of $40.2 million or 248.1 percent. The change resulted primarily from the liquidation during the six months ended July 2, 1998 of current assets related to the NYSTA contract.

Cash from operations were $(62.4) million and $(19.7) million for the years ended December 31, 1997 and 1996, respectively, a decrease of $42.7 million or
216.8 percent. The change related primarily from the accumulation during the year ended December 31, 1997 of costs related to the NYSTA contract.

Cash from operations were $(19.7) million and $(29.8) million for the years ended December 31, 1996 and 1995, respectively.

CASH FROM INVESTING ACTIVITIES - Cash from investing activities were $(0.5) million and $(2.4) million for the six months ended July 2, 1998 and June 30, l997, respectively, an increase of $1.9 million or 79.2 percent.

Cash from investing activities were $(4.2) million and $(2.1) million for the years ended December 31, 1997 and 1996, respectively, a decrease of $2.1 million or 100.0 percent.


Cash from investing activities were $(2.1) million and $(2.2) million for the years ended December 31, 1996 and l995, respectively, an increase of $0.1 million or 4.5 percent. Investing activities generally relate to purchases of network and equipment to support the infrastructure necessary to support the network services and transportation services groups.


CASH FROM FINANCING ACTIVITIES - Cash from financing activities were $(23.6) million and $18.5 million for the six months ended July 27 1998 and June 30, 1997, respectively, a decrease of $42.1 million or 227.6 percent.

Cash from financing activities were $66.3 million and $22.1 million for the years ended December 31, 1997 and 1996, respectively, an increase of $44.2 million or 200.0 percent.

Cash from financing activities were $22.1 million and $31.9 million for the years ended December 31, 1996 and 1995, respectively, a decrease of $9.8 million or 30.7 percent.

Financing activities for all periods discussed relate to advances from parent. As discussed above, all net cash inflows are applied against advances from parent. Likewise, it is the intent of the Company's parent to support the Division until such time that the Division can generate sufficient cash flows to fund its operations.

                                   APPENDIX C

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder and Board of Directors of MFS Network Technologies, Inc.:

We have audited the accompanying balance sheets of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 and 1996, and the related statements of operations and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Network Technologies Division of MFS Network Technologies, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                               ARTHUR ANDERSEN LLP

Omaha, Nebraska,
  June 16, 1998


                        NETWORK TECHNOLOGIES DIVISION OF
                         MFS NETWORK TECHNOLOGIES, INC.

            BALANCE SHEETS--JULY 2, 1998, DECEMBER 31, 1997 AND 1996

                                                              JULY 2,           DECEMBER 31,        DECEMBER 31,
                                                               1998                 1997                1996
                                                            ------------        ------------        ------------
                                                             (UNAUDITED)
                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                 $      5,902       $       -           $    300,000
   Accounts receivable-
     Affiliated entities                                       19,829,355         40,649,818          10,698,656
     Third party                                               38,948,038         20,194,721          23,159,965
   Costs and earnings in excess of billings on
     uncompleted contracts-
       Affiliated entities                                     11,893,461         19,068,875           9,535,530
       Third party                                             82,736,486        124,435,440          85,008,166
   Other current assets                                           523,736          2,898,233             395,394
                                                             ------------       ------------        ------------
          Total current assets                                153,936,978        207,247,087         129,097,711

PROPERTY AND EQUIPMENT, net                                     5,727,302          6,133,214           4,654,412

RESTRICTED ASSETS                                                 347,481            746,245             984,869

OTHER NONCURRENT ASSETS, net                                      128,850            380,257             341,244
                                                             ------------       ------------        ------------
          Total assets                                       $160,140,611       $214,506,803        $135,078,236
                                                             ============       ============        ============

LIABILITIES, CONTRIBUTIONS AND ACCUMULATED DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                          $ 13,732,569       $ 25,259,641        $ 15,304,269
   Accrued costs and billings in excess of revenue
     on uncompleted contracts-
       Affiliated entities                                      8,041,172         12,360,457           4,426,092
       Third party                                             48,537,638         42,545,113          39,825,275
   Accrued compensation                                         1,464,551            836,131             598,405
   Other current liabilities                                      600,118            647,146              68,530
                                                             ------------       ------------        ------------
          Total current liabilities                            72,376,048         81,648,488          60,222,571

ADVANCES FROM MFS NETWORK TECHNOLOGIES, INC.                  119,388,930        142,967,895          76,648,131

COMMITMENTS AND CONTINGENCIES (Note 7)

CONTRIBUTIONS AND ACCUMULATED DEFICIT:
   Contributions from MFS Network
     Technologies, Inc.                                        11,755,694         11,755,694          11,755,694
   Accumulated deficit                                        (43,380,061)       (21,865,274)        (13,548,160)
                                                             ------------       ------------        ------------
          Total contributions and accumulated
            deficit                                           (31,624,367)       (10,109,580)         (1,792,466)
                                                             ------------       ------------        ------------
          Total liabilities, contributions and
            accumulated deficit                              $160,140,611       $214,506,803        $135,078,236
                                                             ============       ============        ============

      The accompanying notes are an integral part of these balance sheets.


                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995

                                                                                 DECEMBER 31,
                                 JULY 2,        JUNE 30,        --------------------------------------------
                                  1998           1997               1997            1996            1995
                              ------------    ------------      ------------    ------------    ------------
                               (UNAUDITED)     (UNAUDITED)
REVENUE:
   Affiliated entities        $ 36,703,005    $ 34,077,636      $100,901,819    $ 56,237,902    $112,692,674
   Third party                  64,386,308     108,011,172       268,432,450     165,867,327      61,145,581
                              ------------    ------------      ------------    ------------    ------------
          Total revenue        101,089,313     142,088,808       369,334,269     222,105,229     173,838,255

COST OF REVENUES               111,206,030     136,294,198       353,562,515     206,225,389     155,826,296
                              ------------    ------------      ------------    ------------    ------------
                               (10,116,717)      5,794,610        15,771,754      15,879,840      18,011,959

OPERATING EXPENSES              11,413,772      14,830,436        24,066,129      23,754,195      22,806,053
                              ------------    ------------      ------------    ------------    ------------
OPERATING LOSS                 (21,530,489)     (9,035,826)       (8,294,375)     (7,874,355)     (4,794,094)

OTHER INCOME (EXPENSE), net         15,701         (10,706)          (22,739)       (101,630)        231,355
                              ------------    ------------      ------------    ------------    ------------
NET LOSS                      $(21,514,788)   $ (9,046,532)     $ (8,317,114)   $ (7,975,985)   $ (4,562,739)
                              ============    ============      ============    ============    ============

        The accompanying notes are an integral part of these statements.


                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE PERIODS ENDED JULY 2, 1998, JUNE 30, 1997,
                        DECEMBER 31, 1997, 1996 AND 1995

                                                                                                   DECEMBER 31,
                                                  JULY 2,          JUNE 30,      ---------------------------------------------
                                                   1998              1997            1997             1996            1995
                                               -----------        -----------    ------------     ------------    ------------
                                               (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                    $(21,514,788)      $ (9,046,532)  $ (8,317,114)    $ (7,975,985)   $ (4,562,739)
   Adjustments to reconcile net loss
     to net cash provided by (used in)
     operating activities-
       Depreciation and amortization              1,358,000          1,342,345      2,684,691        1,869,993       1,628,908
       Changes in assets and liabilities-
         Accounts receivable and other
           assets                                 4,693,050         (2,546,525)   (29,488,757)      (4,522,767)    (10,046,771)
         Accounts payable and other
           liabilities                          (11,527,072)           798,920     10,771,714        4,939,109       5,246,045
         Costs and earnings in excess
           of billings on uncompleted
           contracts                             48,874,368        (16,712,465)   (48,960,619)     (35,611,529)    (18,594,198)
         Accrued costs and billings
           in excess of revenue on
           uncompleted contracts                  1,673,240          9,702,293     10,654,203       21,885,223      (3,201,681)
         Restricted assets                          398,764            238,624        238,624         (280,191)       (207,332)
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from operating
            activities                           23,955,562        (16,223,340)   (62,417,258)     (19,696,147)    (29,737,768)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of network and equipment              (952,088)        (2,492,812)    (4,163,493)      (2,068,478)     (2,192,752)
   Additions to deferred costs and other            581,392            100,162        (39,013)         (11,764)         13,236
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from investing
            activities                             (370,696)        (2,392,650)    (4,202,506)      (2,080,242)     (2,179,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances (repayments) from MFS Network
    Technologies, Inc.                          (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
          Net cash from financing
            activities                          (23,578,964)        18,494,835     66,319,764       22,076,389      31,894,895
                                               ------------       ------------   ------------     ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                         5,902           (121,155)      (300,000)         300,000         (22,389)

CASH AND CASH EQUIVALENTS, beginning
  of period                                              --            300,000        300,000             -             22,389
                                               ------------       ------------   ------------     ------------    ------------
CASH AND CASH EQUIVALENTS, end of period       $      5,902       $    178,845   $       -        $    300,000    $    -
                                               ============       ============   ============     ============    ============

        The accompanying notes are an integral part of these statements.

                        NETWORK TECHNOLOGIES DIVISION OF

                         MFS NETWORK TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

              JULY 2, 1998 (UNAUDITED), JUNE 30, 1997 (UNAUDITED),
                        DECEMBER 31, 1997, 1996 AND 1995

1. ORGANIZATION:

The financial statements include the accounts of the following entities:

       Network Technologies Division of MFS Network Technologies, Inc. (NT) MFS Transportation Systems, Inc. (TSI)
       MFS TransTech, Inc. (TT)
       MFS Network Technologies of the District of Columbia, Inc. (DC)

Collectively, these entities are known as the Division. NT, TSI and DC are wholly owned by MFS Network Technologies, Inc. (MFSNT). TSI owns 85 percent of TT. The basis of the 15% minority interest has been reduced to zero due to TT's significant losses for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995. As of January 1, 1995, MFSNT was a wholly owned subsidiary of MFS Communications Company, Inc. (MFSCC). During 1995, MFSCC completed a restructuring in which it contributed its subsidiaries to MFSNT. This transaction has been accounted for at historical cost in a manner similar to the pooling of interest method. During 1996, MFSCC became a wholly owned subsidiary of WorldCom, Inc. (WorldCom). All significant accounts and transactions by and between the entities included in the Division have been eliminated.

The Division operates as a systems integrator and project developer for large-scale, facilities-based communications networks and Intelligent Transportation Systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR CONSTRUCTION CONTRACTS

The Division uses the percentage of completion method of accounting to account for revenues and costs, measured by the percentage of budget completed to date to the total budget. Provision is made for the entire amount of future estimated determinable losses on contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is possible that cost and profit estimates will be revised in the near term.

In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

Substantially all of the Division's revenue from affiliates is from cost reimbursable contracts. Revenues from those contracts are recognized on the basis of costs incurred during the period, plus the overhead fee earned.

The Division has entered into two related agreements with a significant customer. One contract relates to construction services and the other contract relates to materials purchasing whereby the Division purchases certain materials for the customer and passes those through at cost. The materials contract was entered into in conjunction with the construction contract, therefore, the costs associated with materials are shown as contract costs and revenue is recognized to the extent of those costs. The revenues and related costs were $36.1 million, $40.0 million, $57.3 million, $0 for the periods ended June 30, 1997, December 31, 1997, 1996 and 1995, respectively. These amounts are included in the accompanying financial statements as construction revenues and cost of revenues.

Credit risk is minimal with public (government) owners since the Division ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Division is entitled to receive the contract price on completed work and reimbursement of costs, plus a reasonable profit, on uncompleted work. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Division high priority in the event of lien foreclosures following financial difficulties of private owners.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation on leasehold improvements is provided by the straight-line method over estimated useful lives ranging from 10 to 31.5 years, and depreciation on all other fixed assets is provided on accelerated methods over the estimated useful lives of the respective assets ranging from 3 to 8 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized.

INCOME TAXES

The Division is included in the combined income tax returns of WorldCom for the years ended December 31, 1997 and 1996, and in the combined income tax return of MFSCC for the year ended December 31, 1995. There is no tax sharing agreement between the Division and WorldCom or MFSCC, respectively; therefore, the Division calculates its tax provision on a separate-entity basis. The accompanying financial statements do not reflect a tax benefit since it is more likely than not that the deferred tax asset will not be realized.

RESTRICTED ASSETS

Restricted assets consist of government securities held for owners in lieu of retainage. These government securities are carried at cost which approximates fair market value.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Division considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

3. ACCOUNTS RECEIVABLE:

Accounts receivable includes retainage which has been billed but is not due until after the services are rendered and accepted by the customer. Retainage totaled $4.5 million, $5.0 million and $2.8 million at July 2, 1998, December 31, 1997 and 1996, respectively.

4. PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following:

                                                   JULY 2, 1998     1997          1996
                                                   ------------  -----------   -----------
       Furniture, fixtures and office equipment    $ 6,817,519   $ 6,059,631   $ 4,336,901
       Vehicles                                      4,556,658     4,436,769     2,821,138
       Leasehold improvements                        1,066,251     1,042,972     1,056,620
       Testing and construction equipment              365,062       754,992       829,013
       Other                                           517,768       723,068       423,261
                                                   -----------   -----------   -----------
                                                    13,823,258    13,017,432     9,466,933

       Less- Accumulated depreciation               (8,095,956)   (6,884,218)   (4,812,521)
                                                   -----------   -----------   -----------
                                                   $ 5,727,302   $ 6,133,214   $ 4,654,412
                                                   ===========   ===========   ===========

5. LEASES:

The Division is leasing premises under various noncancellable operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. Certain leases provide for adjustments in lease cost based upon adjustments in the Consumer Price Index and increases in the landlord's management costs. The lease agreements have various expiration dates and renewal options through 2003.

Future minimum payments by year and in the aggregate, under the noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at July 2, 1998 and December 31, 1997:

                          JULY 2, 1998     DECEMBER 31, 1997
                          ------------     -----------------
       1998                $  798,822         $1,714,000
       1999                 1,259,651          1,176,000
       2000                   503,836            504,000
       2001                   436,000            436,000
       2002                   436,000            436,000
       Thereafter             109,000            109,000

Rent expense related to noncancellable operating leases for the periods ended July 2, 1998, June 30, 1997, December 31, 1997, 1996 and 1995, respectively, was approximately $860,800, $896,700, $1,800,000, $1,429,700 and $862,000.

6. RELATED-PARTY TRANSACTIONS:

Employees of the Division are eligible to participate in the WorldCom employee benefit plans.

WorldCom manages and performs the treasury functions for the Division.

WorldCom's intention is to support the Division until such time that the Division can generate sufficient cash flows to fund its operations.

7. COMMITMENT AND CONTINGENCIES:

The Division is subject to a number of lawsuits and claims for various amounts which arise out of the normal course of its business. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Division's financial position or results of operations.

The Division has an agreement with the minority stockholders of TT, under which the Division obtains permanent exclusive and permanent nonexclusive licenses for certain toll system patents for an aggregate license fee of $6,000,000 to be paid in installments through February 1999. At July 2, 1998 and December 31, 1997, the remaining installment payments totalled $333,000 and $1,083,000, respectively. The Division paid approximately $750,000, $1,417,000, $1,000,000 and $1,000,000 under this agreement during the periods ended July 2, 1998, December 31, 1997, 1996 and 1995, respectively.

8. SIGNIFICANT CUSTOMERS:

A significant portion of the Company's business, excluding affiliated entities, was derived from three major customers in 1997, two major customers in 1996 and two major customers in 1995. Revenues from these customers totaled approximately $224.6 million, $89.6 million and $39.4 million, or 61%, 40% and 23% of revenues in years ended December 31, 1997, 1996 and 1995, respectively.

9. SUBSEQUENT EVENTS:

Subsequent to December 31, 1997, the Division incurred approximately $25 million of losses on four contracts that were in process as of year-end. These losses were not anticipated at December 31, 1997, and relate to matters and events occurring subsequent thereto. As a result, the losses are not reflected in the accompanying 1997 financial statements.

In July 1998, Able Telcom Holdings Corp. (Able) executed an agreement with WorldCom to acquire the Division for the net book value of the Division at March 31, 1998, as defined in the agreement, plus $10 million.

                            ABLE TELCOM HOLDING CORP.

          PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENT OF OPERATIONS

                      For the Year Ended October 31, 1998

                                                      October 31,
                                                         1998
                                                         Able                                      Pro Forma
                                                      Historical        MFSNT         Patton      Adjustments         Total
                                                      ----------      ---------      --------     -----------       ---------
Revenues .........................................     $ 217,481      $ 165,226      $  9,339           --         $ 392,046
Cost of revenues .................................       179,505        176,941         8,825           --           365,271
General and administrative .......................        18,692         11,066           991           --            30,669
Depreciation and amortization ....................         7,600          2,026           501          550(1)         10,677
Charges and transaction/translation losses
   related to Latin America Operations............           275             --            --                            275
                                                       ---------      ---------      --------      -------         ---------
     Total Costs and Expenses ....................       206,072        190,033        10,237          550           406,892
                                                       ---------      ---------      --------      -------         ---------
Income (loss) from operations ....................        11,409        (24,807)         (898)        (550)          (14,846)
Other (income) expense, net:
     Interest expense ............................         5,534             --           517        2,300(2)          8,351
     Interest and dividend income ................          (342)            --          (125)          --              (467)
     Other (income) expense ......................          (320)            --          (205)          --              (525)
                                                       ---------      ---------      --------      -------         ---------
     Total other (income) expense, net ...........         4,872             --           187        2,300             7,359
                                                       ---------      ---------      --------      -------         ---------
Income (loss) before income taxes ................         6,537        (24,807)       (1,085)      (2,850)(3)       (22,205)
Provision (benefit) before income taxes ..........         3,405             --          (141)      (3,264)               --
                                                       ---------      ---------      --------      -------         ---------
Income (loss) before minority interest ...........         3,132        (24,807)         (944)         414           (22,205)
Minority interest ................................           618             --            --           --               618
                                                       ---------      ---------      --------      -------         ---------
Net income (loss) ................................         2,514        (24,807)         (944)         414           (22,823)
Preferred stock dividends ........................          (341)            --            --         (533)(4)          (874)
Beneficial conversion privilege of preferred stock         8,013             --            --           --             8,013
                                                       ---------      ---------      --------      -------         ---------
Net income (loss) applicable to common stock .....     $  (5,840)     $ (24,807)     $   (944)     $  (119)        $ (31,710)
                                                       =========      =========      ========      =======         =========
Earnings per common share--basic and diluted .....     $   (0.59)                                                  $   (3.20)
                                                       =========                                                   =========
Basic and diluted weighted average shares ........     9,907,060                                                   9,907,060
                                                       =========                                                   =========

NOTES:

(1) Incremental depreciation and amortization attributable to recording acquired property and equipment at fair value and goodwill, respectively.

(2) Interest expense on the Note to WorldCom for the acquisition of MFSNT based on a rate of 11.5% per annum.

(3) Income tax benefit associated with the Pro Forma losses of MFSNT and Patton.


(4) Dividends on Series B Preferred Stock.

                            ABLE TELCOM HOLDING CORP.

          PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED OCTOBER 31, 1997

                                                      10/31/97
                                                        ABLE                                       PRO FORMA
                                                      HISTORICAL        MFSNT         PATTON      ADJUSTMENTS         TOTAL
                                                      ----------      ---------      --------     -----------       ---------
Revenues .........................................     $  86,334      $ 369,334      $ 30,456           --         $ 486,124
Costs of revenues ................................        68,181        353,563        26,375           --           448,119
General and administrative .......................         8,781         21,381         2,415           --            32,577
Depreciation and amortization ....................         4,532          2,685         1,246          825(1)          9,288
                                                       ---------      ---------      --------      -------         ---------
     Total Costs and Expenses ....................        81,494        377,629        30,036          825           489,984
                                                       ---------      ---------      --------      -------         ---------
Income (loss) from operations ....................         4,840         (8,295)          420         (825)           (3,860)
Other (income) expense, net:
     Interest expense ............................         1,565             --           775        3,450(2)          5,790
     Interest and dividend income ................          (449)            --            --           --              (449)
     Other (income) expense ......................          (153)            23          (172)          --              (302)
                                                       ---------      ---------      --------      -------         ---------
     Total other (income) expense, net ...........           963             23           603        3,450             5,039
                                                       ---------      ---------      --------      -------         ---------
Income (loss) before income taxes ................         3,877         (8,318)         (183)      (4,275)           (8,899)
Provision (benefit) for income taxes .............           727             --           135         (862)(3)            --
                                                       ---------      ---------      --------      -------         ---------
Income (loss) before minority interest ...........         3,150         (8,318)         (318)      (3,413)           (8,899)
Minority interest ................................           292             --             6           --               298
                                                       ---------      ---------      --------      -------         ---------
Net income (loss) ................................         2,858         (8,318)         (324)      (3,413)           (9,197)
Preferred stock dividends ........................          (260)            --            --           --              (260)
Beneficial conversion privilege of preferred stock        (1,266)            --            --           --            (1,266)
                                                       ---------      ---------      --------      -------         ---------
Net income (loss) applicable to common stock .....     $   1,332      $  (8,318)     $   (324)     $(3,413)        $ (10,723)
                                                       =========      =========      ========      =======         =========
Earnings per common share--basic and diluted .....     $    0.16                                                   $   (1.26)
                                                       =========                                                   =========
Basic and diluted weighted average shares ........         8,505                                                       8,505
                                                       =========                                                   =========

NOTES:

(1) Incremental depreciation and amortization attributable to recording acquired property and equipment at fair value and goodwill, respectively.

(2) Interest expense on the Note to WorldCom for the acquisition of MFSNT based on a rate of 11.5% per annum.

(3) Income tax benefit associated with the Pro Forma losses of MFSNT and Patton.

                   ABLE TELCOM HOLDING CORP. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On July 2, 1998, the Company acquired the network construction and transportation systems business of MFS Network Technologies, Inc. ("MFSNT") from WorldCom, Inc. ("WorldCom") pursuant to a merger agreement dated April 26, 1998 ("Plan of Merger"). On September 9, 1998, the Company and WorldCom finalized the terms of the Plan of Merger through the execution of an amended agreement. The acquisition of MFSNT was accounted for using the purchase method of accounting at a total price of approximately $67.5 million, as described below.

In conjunction with the acquisition of MFSNT, the Company granted an option to WorldCom (the "WorldCom Option") to purchase up to 2,000,000 shares of the Company's common stock, at an exercise price of $7.00 per share, but subject to a 1,817,941 share maximum limitation, and the rights to receive upon satisfaction of certain conditions phantom stock awards (the "Phantom Stock Awards") equivalent to 600,000 shares of common stock, payable in cash, stock, or a combination of both at the Company's option. The WorldCom Phantom Stock Awards are exercisable only on the following three days: July 2, 1999, July 2, 2000, or July 2, 2001. WorldCom will be entitled to receive any appreciation of the Common Stock over a base price of $5 3/32 per share, but in no event shall the maximum payment exceed $25.00 per share. The fair value of the WorldCom Option and Phantom Stock Awards were estimated at the date of grant at $3.5 million and $0.6 million, respectively, and are included as a component of the total consideration paid for the acquisition of MFSNT.

Subsequent to October 31, 1998, the Company and WorldCom agreed to convert the WorldCom Option to stock appreciation rights with similar terms and provisions, except that the stock appreciation rights provide for the payments of cash to WorldCom based upon the appreciation of the Company's common stock over a base price of $7.00 per share. The stock appreciation rights will revert back to the Option if certain shareholder approvals are received.

The purchase price of MFSNT was determined as follows (in millions):

         Contract price, as amended                                   $58.8
         Transaction related costs                                      4.6
         WorldCom Option                                                3.5
         WorldCom Phantom Stock Awards                                   .6
                                                                      -----
                Total Purchase Price                                  $67.5
                                                                      =====

The Company allocated the purchase price to the assets acquired and the liabilities assumed based on the fair value of those assets and liabilities as follows (in millions):

         Cash and accounts receivable                                 $47.0
         Costs and profits in excess of billings on
           uncompleted contracts                                       93.7
         Assets held for sale                                          38.8
         Prepaid expenses                                               1.0
         Property                                                       5.7
         Goodwill(1)                                                   16.5
         Accounts payable                                             (13.7)
         Billings in excess of costs and profits
           on uncompleted contracts                                   (56.6)
         Reserve for losses on uncompleted contracts                  (40.5)
         Accrued restructuring costs(2)                                (2.0)
         Property taxes payable                                       (15.0)
         Other accrued liabilities(3)                                  (7.4)
                                                                      -----
                  Total allocated purchase price                      $67.5
                                                                      =====

----------------
(1) Goodwill is being amortized on a straight-line basis over 20 years.
(2) Accrued restructuring costs related primarily to severance and benefit costs associated with the involuntary termination of employees pursuant to an approved restructuring plan.
(3) Includes allowances for costs related to litigation and claims of $5.0 million which, according to the Plan of Merger, is payable to WorldCom in the event specified litigation costs and claims are not paid by the Company.

                   ABLE TELCOM HOLDING CORP. AND SUBSIDIARIES

                                  (UNAUDITED)

         In conjunction with the acquisition of MFSNT, the Company entered into a five-year agreement with WorldCom to provide telecommunications infrastructure services to WorldCom (the "WorldCom Master Services Agreement") for a minimum of $40.0 million per year, provided that the aggregate sum payable to MFSNT shall be not less than $325.0 million, including a fee of 12 percent of reimbursable costs under the agreement ("Aggregate Sum"). If MFSNT declines any of the first $130.0 million of contract work in any year of the agreement, the value of the declined work reduces the Aggregate Sum. MFSNT has agreed that WorldCom Network will have met all of its obligations to MFSNT to the extent that payments to MFSNT reach an aggregate of $500.0 million at any time during the five-year term. During the fiscal year ended October 31, 1998, the Company recognized revenues of approximately $30.3 million from the WorldCom Master Services Agreement.

PATTON MANAGEMENT CORPORATION

         On April 1, 1998, the Company purchased all of the outstanding common stock of Patton Management Corporation ("Patton") for a total purchase price of approximately $4.0 million. The acquisition was accounted for using the purchase method of accounting. Goodwill of approximately $2.8 million was recorded and is being amortized on a straight-line basis over 20 years.

                            ABLE TELCOM HOLDING CORP.

                          PROXY AND VOTING INSTRUCTION

               1999 ANNUAL MEETING OF SHAREHOLDERS - JUNE 30, 1999

           This Proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints ______________ and ______________, or any of them, as a Proxy or with full power of substitution, to represent the undersigned at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Able Telcom Holding Corp. (the "Company") to be held at ________________________ __________________________________________ on ____________ at _____ a.m. _______
_____________, and at all adjournments or postponements thereof, and to vote all the shares of Common Stock, $.001 par value per share, held of record by the undersigned at the close of business on October 28, 1999, with all the power that the undersigned would possess if personally present, as designated on the reverse side. Your vote is important to us. Feel free to direct your comments to the Corporate Secretary at 1-561-688-0400. Shares will be voted as specified.


The undersigned also hereby revokes previous Proxies and acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement.

The Board recommends a vote FOR Items 1-7. IF YOU DO NOT SPECIFY HOW YOU INTEND TO VOTE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

1.   Election of the Directors

     Nominees for Class A Directors


     ALEC MCLARTY              BILLY V. RAY, JR.        G. CHRIS KOSMOS, JR.
     C. FRANK SWARTZ           HANS TANZLER, III        JONATHAN A. BRATT


__   FOR ALL THE NOMINEES  __  WITHHOLD AUTHORITY TO    __  FOR ALL THE NOMINEES
     LISTED ABOVE              VOTE FOR THE NOMINEES        LISTED ABOVE, EXCEPT
                               LISTED ABOVE                 AS FOLLOWS

     List Exceptions:

     ___________________________________________________________________________

2.   Amending the Articles of Incorporation

         A. to increase the number of authorized shares of Common Stock from 25 million to 100 million.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

         B. to increase the number of authorized shares of Preferred Stock from one million to five million.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

3.   Amending the Company's 1995 Stock Option Plan, as amended, to


         (A) increase the number of shares authorized for issuance from 1,300,000 to 5,500,000;


         ___  FOR        ___  AGAINST      ___  ABSTAIN

         (B) modify certain terms of the grants of options to Non-Affiliate Directors which includes:

              (i) increasing the number of options granted to Non-Affiliate Directors from 5,000 (initially), to 10,000 (annually),

              (ii) granting additional options, on an annual basis to Non-Affiliate Directors who serve as Chairman of the Board of the Company, and as Chairman, and/or as member of a Board committee, and

              (iii) extending the exercise period of the date of grants to Non-Affiliate Directors to the earlier of (A) the earlier of the date which is six years from the date of its grant or September 19, 2005, or (B) the date which is two years after the date that such Non-Affiliate Director is no longer serving in such capacity.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

4. Ratifying and approving the issuance of stock options granted to certain Officers and Directors of the Company.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

5. Approving the possible issuance of more than 1,875,960 shares of Common Stock upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc., which share amount of 1,875,960 represents at least 20% of the Company's outstanding common stock determined immediately prior to the MFSNT Agreement dated April 26, 1998.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

6. Approving the possible issuance of more than 1,875,960 shares of Common Stock upon the conversion of the Series B Convertible Preferred Stock and exercise of certain Warrants issued in connection with the Series B Offering, which share amount of 1,875,960 represents at least 20% of the Company's outstanding common stock determined immediately prior to the MFSNT Agreement dated April 26, 1998.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

7. Ratifying the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended October 31, 1999.

         ___  FOR        ___  AGAINST      ___  ABSTAIN

NOTE: Please sign this Proxy Card as your name appears hereon, including the title "Executor," "Trustee," etc. if such is indicated. If a joint account, each joint owner should each sign. If stock is held by a corporation, this Proxy Card should be executed by a proper officer thereof.

PLEASE DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                            Dated: ______________________, 1999

                                            ____________________________________
                                            Shareholder

                                            ____________________________________
                                            Co-owner, if applicable